EXHIBIT 10.1

___________________________________________

SECURITIES AND ASSET PURCHASE AGREEMENT

by and among

ANHEUSER-BUSCH COMPANIES, LLC,

CRAFT USA HOLDINGS, LLC,

CRAFT BREW ALLIANCE, INC.,

ANHEUSER-BUSCH, LLC,

TILRAY BEVERAGES, LLC,

TILRAY BRANDS, INC.

and

ANHEUSER-BUSCH, LLC, IN ITS CAPACITY AS THE SELLERS’ REPRESENTATIVE

Dated as of August 7, 2023

___________________________________________

TABLE OF CONTENTS

ARTICLE IV REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE PURCHASED ASSETS, THE ACQUIRED BUSINESSES, AND THE INTELLECTUAL PROPERTY ASSETS 29

Section 8.7       Supplement to Disclosure Schedules. 54

Section 8.8       Employment Related Matters............. 54

Section 8.9       Director and Officer Indemnification. 56

Section 12.17  Press Releases and Communications. 78

SECURITIES AND ASSET PURCHASE AGREEMENT

This SECURITIES AND ASSET PURCHASE AGREEMENT (the “Agreement”) is made and entered into as of August 7, 2023, by and among Anheuser-Busch Companies, LLC, a Delaware limited liability company (“ABC”), Craft USA Holdings, LLC, a Delaware limited liability company (“Craft USA” together with ABC, the “Equity Sellers”), Craft Brew Alliance, Inc., a Washington corporation (“CBA”), Anheuser-Busch, LLC, a Missouri limited liability company (“AB, LLC” and together with CBA, the “Asset Seller” and the “Intellectual Property Sellers”), AB, LLC as the Sellers’ representative (the “Sellers’ Representative”), TILRAY BEVERAGES, LLC, a Delaware limited liability company (the “Buyer”), and Tilray Brands, Inc., a Delaware corporation (“Parent”). Each of the Equity Sellers and the Asset Seller may be referred to herein as a “Seller” and collectively as the “Sellers.” Each of the parties named above may be referred to herein as a “Party” and collectively as the “Parties.” Capitalized terms used, but not otherwise defined, herein shall have the meanings set forth in Exhibit A attached hereto.

RECITALS

WHEREAS, ABC owns, directly or indirectly, all of the issued and outstanding Equity Interests of Hi-Ball, Inc. (the “Hi-Ball Equity”);

WHEREAS, Craft USA, a wholly owned subsidiary of Anheuser-Busch Commercial Strategy, LLC, which is in turn a wholly owned subsidiary of AB, LLC, owns, directly or indirectly, all of the issued and outstanding Equity Interests of Breckenridge Holdings Company, Breckenridge Wynkoop 2, LLC, BBI Acquisition

Company, and Breckenridge Brewery, LLC (collectively, the “Breckenridge Equity”);

WHEREAS, Craft USA owns all of the issued and outstanding Equity Interests of Blue Point Brewing Company, Inc. (the “Blue Point Equity”);

WHEREAS, Craft USA owns all of the issued and outstanding Equity Interests of 10 Barrel Brewing, LLC (the “10 Barrel Oregon Equity”) and the 10 Barrel Brewing Idaho, LLC (the “10 Barrel Idaho Equity”, and together with the 10 Barrel Oregon Equity, the “10 Barrel Equity”);

WHEREAS, the Hi-Ball Equity, the Breckenridge Equity, the Blue Point Equity, and 10 Barrel Equity are collectively referred to as the “Purchased Interests”;

WHEREAS, CBA, a wholly owned subsidiary of ABC, owns the Facility Owned Real Property, leases the Facility Leased Real Property, and owns and the Inventory associated with the Acquired Businesses;

WHEREAS, CBA and AB, LLC (collectively, the “Intellectual Property Sellers”) own the Intellectual Property to the extent not owned by each of the Acquired Companies and the Intellectual Property Assets; provided for the sake of clarity, (i) CBA owns the Redhook, Widmer, and Square mile brand families, (ii) AB, LLC owns Shock Top trademarks and (iii) the Acquired Companies each own their respective trademarks;

WHEREAS, the Equity Sellers desire to sell the Purchased Interests, CBA desires to sell the Purchased Assets, and the Intellectual Property Sellers desire to sell the Intellectual Property owned by each of the Acquired Companies and the Intellectual Property Assets, each to Buyer; and Buyer desires (i) to purchase from the Equity Sellers the Purchased Interests, (ii) to purchase from CBA the Purchased Assets and to assume certain liabilities of CBA related to the Purchased Assets, and (iii) to purchase the Intellectual Property Assets from AB, LLC, in each case, on the terms and conditions set forth herein;

WHEREAS, Parent indirectly owns all of the issued and outstanding Equity Interests of the Buyer;

WHEREAS, Parent, the Buyer and its Affiliates have conditioned their willingness to enter into the transactions contemplated hereby upon their receipt of the representations, warranties and covenants of the Sellers contained in Article III, Article IV, and Article V and in the covenants contained in the Other Agreements, and such representations, warranties and covenants of the Sellers are a material inducement to Parent, the Buyer and its Affiliates to enter into the transactions contemplated hereby; and

WHEREAS, the Sellers desire to appoint the Sellers’ Representative to represent their interests and act on their behalf in connection with all matters relating to this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

li.	I PURCHASE AND SALE
i.	1.1 Purchase and Sale of the Purchased Interests

. Upon the terms and subject to the conditions of this Agreement, at the Closing, the Buyer shall purchase, acquire, and accept the Purchased Interests from the Equity Sellers, and the Equity Sellers shall sell, convey, assign, and transfer the Purchased Interests to the Buyer (other than, in each case, Purchased Interests owned by other Acquired Companies which shall continue to be owned by the respective Acquired Company), free and clear of all Liens, together with all rights now and hereafter attaching thereto.

i.	1.2 Purchase and Sale of the Purchased Assets

.

a.

Purchased Assets. Upon the terms and subject to the conditions of this Agreement, at the Closing, the Buyer shall purchase, acquire and accept from the Asset Seller, and the Asset Seller shall sell, convey, assign and transfer to the Buyer, all of the Asset Seller’s right, title and interest in and to the following specific assets, properties and rights owned or leased by the Asset Seller for the sole and exclusive use in the conduct of the Acquired Businesses located at the Facility (except to the extent other locations are expressly set forth in this Section 1.2(a)), other than the Excluded Assets (collectively, the “Purchased Assets”), free and clear of all Liens, together with all rights now and hereafter attaching thereto:

i.	all Inventory located at the Facility, excluding all finished goods for the Excluded Brands;

ii.	all finished goods for the Acquired Company Brands and/or CBA Brands located at either ABC, LLC’s macro breweries or, to the extent not sold to wholesalers, distribution centers;

iii.	all finished goods for Shock Top located at ABC, LLC’s macro breweries or, to the extent not sold to wholesalers, distribution centers;

iv.

all supplies (for the sake of clarification, not including Anheuser-Busch-branded kegs, cooperage and pallets, but which shall include approximately 94,000 CBA embossed kegs used in connection with the business of CBA (provided that Buyer shall not use such CBA embossed kegs without first removing or reasonably obfuscating the CBA name and trademarks)), production supplies, spare parts, other miscellaneous supplies and tangible property located at the Facility (provided such kegs may be located both on and off the premises of the Facility);

v.

additional kegs shall be delivered at Closing (the “Specified Keg Inventory”) in an amount equal to 70,500 kegs and valued at $1,500,000 (or $21.28 ($21.2766) per keg) (the “Target Specified Keg Inventory Value”);

vi.

all leasehold improvements and all machinery, equipment (including all brewing and/or distilling equipment and all vehicles), fixtures, trade fixtures, IT equipment, IT devices (which for the sake of clarity excludes computers, laptops, iPads, and similar computing devices), tools and furniture located at the Facility, including the Software embedded in any of the foregoing;

vii.	the Contracts listed on Schedule 1.2(a)(vii) and, for the sake of clarity, the Shock Top Agreement;

viii.	all prepayments and prepaid expenses associated solely and exclusively with the Facility or the Purchased Assets, including any utility, security, and other deposits;

ix.	all Permits solely to the extent that transfer is permitted by Law;

x.

all of the Facility Owned Real Property, including all plants, buildings, fixtures, and other improvements located on such real property and all easements, licenses, rights of way, permits and appurtenances to all Facility Owned Real Property (including all appurtenant rights in and to public streets, whether or not vacated);

xi.	all employment records to the extent legally permissible to transfer;

xii.	all advertising, marketing, and promotional materials and all other printed or written materials specific to the Acquired Company Brands, the CBA Brands and/or Shock Top;

xiii.	all claims, refunds, credits, causes of action, rights of recovery and rights of set-off of any kind specific to the Purchased Assets; and

xiv.

(A) all lists, records and other written information pertaining to accounts and referral sources specific to the Purchased Assets, the Acquired Company Brands and/or the CBA Brands; (B) all lists, records and other information pertaining to the vendors, suppliers, licensors, and customers exclusive to the Purchased Assets, the Acquired Company Brands and/or the CBA Brands; (C) and all ledgers, files and business and accounting records of every kind (including all financial, business and marketing plans) specific to the Purchased Assets the, Acquired Company Brands and/or the CBA Brands, whether evidenced in writing, electronic data, or otherwise stored at the Facility; provided for the sake of clarity, financial information is limited to the financial information provided in Section 3.7 and Section 4.1 to this Agreement as well as financial information provided in the Data Room (for which is provided on an AS-IS Basis without any representation or warranty of any kind); provided further, to the extent any of the foregoing items contain information pertaining to an Excluded Brand, such items shall be redacted prior to its production.

b.

Excluded Assets. The following properties, assets, rights, and interests of the Asset Seller (collectively, the “Excluded Assets”) are expressly excluded from the purchase and sale contemplated hereby and as such are not included in the Purchased Assets:

i.	all accounts receivable of Asset Seller; and for the avoidance of doubt, any Equity Seller;

ii.	all rights and interests in and to the Asset Seller’s bank accounts and, for the avoidance of doubt, any Equity Sellers (and any Affiliate of the Sellers);

iii.	all real property owned by the Asset Seller other than the Facility Owned Real Property;

iv.	all rights and interests of the Asset Seller (or any Affiliate of the Asset Seller) under all Plans;

v.

the Asset Seller’s Organizational Documents and all qualifications to conduct business as a foreign entity, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books and other documents relating to the organization, maintenance and existence of the Asset Seller as an entity, and any shareholders agreement or similar agreement with respect to the voting or transfer of any Equity Interests of the Asset Seller;

vi.	all claims, causes of action, rights of recovery and rights of setoff with respect to the Excluded Assets and the Excluded Liabilities;

vii.	the Asset Seller’s rights under or pursuant to this Agreement and the Other Agreements;

viii.	any Equity Interests of the Asset Seller or any other Person (other than the Acquired Companies);

ix.	any rights to a refund (or credit in lieu thereof) of Seller Taxes;

x.	all software and computers other than Software as listed and defined in Section 1.2(a)(vi);

xi.

a limited and non-exclusive, non-transferable and non-sublicensable license right for ABC (or its Affiliates) to use any Company Intellectual Property as necessary solely and exclusively to perform its (or its Affiliates) obligations under and in accordance with the terms and conditions of the AB Contract Brewing Agreement until such time that the AB Contract Brewing Agreement is no longer effective (the “IP License”). Upon the expiration or earlier termination of the AB Contract Brewing Agreement, the IP License shall automatically terminate without any further action by any Person.

xii.	all assets of the Asset Seller (or any Affiliate of the Asset Seller) that are not set forth in Section 1.2(a), including without limitation, Excluded Brands.

i.	1.3 Assumption of Assumed Liabilities

.

a.

Assumed Liabilities. With respect to the sale of the Purchased Assets and upon the terms and subject to the conditions of this Agreement, as additional consideration for the Purchased Assets, at the Closing, the Buyer shall assume only the following Liabilities (collectively, the “Assumed Liabilities”):

i.

the Asset Seller’s obligations under Contracts related to the Acquired Businesses or Shock Top listed on Schedule 1.2(a)(vii) to the extent (and only to the extent) such Contracts are assigned to the Buyer in accordance herewith, and excluding any Liability relating to or arising from any breach on or prior to the Closing Date, or any event, circumstance or condition first occurring or existing on or prior to the Closing Date that with notice, lapse of time or both would constitute or result in a breach or default, by the Asset Seller of any of its obligations thereunder or any acceleration, termination or other modification thereunder;

ii.	all Buyer Taxes; and

iii.	Gift Card Liability.

For the avoidance of doubt, notwithstanding anything to the contrary in this Agreement or any Other Agreement and regardless of whether such Liability is disclosed in the Schedules or otherwise, the Assumed Liabilities shall not include any Liability described in Section 1.3(b) or any other Liability other than the Assumed Liabilities.

b.

Excluded Liabilities. Notwithstanding anything to the contrary in this Agreement or any Other Agreement and regardless of whether such Liability is disclosed in the Schedules or otherwise, the Buyer shall not assume or in any way become liable for any Liabilities (other than the Assumed Liabilities) of the Asset Seller or relating to or arising out of the Acquired Businesses or the Purchased Assets, and regardless of when or by whom asserted (collectively, the “Excluded Liabilities”), including but not limited to:

i.	all Liabilities to fund checks written, or ACH or similar transactions authorized, by the Asset Seller that are outstanding on or before the Closing Date;

ii.	all Seller Taxes;

iii.	all Indebtedness;

iv.	all Seller Transaction Expenses;

v.	all Liabilities under or with respect to any Plan;

vi.

all Liabilities (including all Liabilities relating to workers compensation, severance or termination pay) relating to the Asset Seller’s employment or termination of current and former Representatives of Asset Seller (including the Business Employees);

vii.

all Liabilities based upon, relating to, in connection with, or arising or resulting from any breach prior to Closing, or any event, circumstance or condition first occurring or existing prior to Closing that with notice, lapse of time or both would constitute or result in a breach or default, by the Asset Seller of any of its obligations under any Contract;

viii.	all Liabilities with respect to any of the Excluded Assets (including under any Contracts related thereto);

ix.

all Liabilities relating to or arising from any fraudulent conveyance or similar claims made by any third party or any claims made by the Asset Seller or any Affiliate of the Asset Seller relating to or arising from any payment made by the Buyer or any of its Affiliates to the Asset Seller or the Sellers’ Representative or at the direction of the Sellers’ Representative in accordance with the terms hereof;

x.	all Liabilities of the Buyer or any of its Affiliates arising under any bulk transfer Law which is related to, the result of or arises out of the transactions contemplated hereby;

xi.	all other Liabilities related to or arising out of the operation of the Acquired Businesses or the ownership of the Purchased Assets prior to Closing, which is not an expressed Assumed Liability;

xii.	all accounts payable (including of the Acquired Companies);

xiii.	all Seller Employee Bonuses; and

xiv.	the Asset Seller’s Liabilities under this Agreement and/or the Other Agreements.

Notwithstanding anything herein to the contrary, this Section 1.3 shall not operate to exclude or be deemed to extinguish or exclude any liability of any Acquired Company, or to establish the liability of any Equity Seller for any such liability of an Acquired Company except to the extent explicitly referenced.

i.	1.4 Intellectual Property Sale

. Upon the terms and subject to the conditions of this Agreement, at the Closing, the Buyer shall purchase, acquire and accept from the Intellectual Property Sellers, and the Intellectual Property Sellers shall sell, convey, assign and transfer to the Buyer, all of the Intellectual Property Sellers’ right, title and interest in, to and under all of the Intellectual Property and all of the Intellectual Property Assets, in each case owned by each of the Acquired Companies or by the Intellectual Property Sellers for the sole benefit of the Acquired Businesses (including Shock Top and the Intellectual Property set forth on Schedule 1.4), free and clear of all Liens, together with all rights now and hereafter attaching thereto.

i.	1.5 Purchase Price

. Subject to adjustment pursuant to Section 2.2, the aggregate purchase price for the Purchased Interests to be purchased pursuant to Section 1.1, the Purchased Assets to be purchased pursuant to Section 1.2(a), the Intellectual Property Assets pursuant to Section 1.4, and the rights and benefits conferred herein (the “Purchase Price”) shall be an aggregate amount equal to (i) Eighty-Five Million Dollars ($85,000,000), minus (ii) the Closing Date Indebtedness, plus (iii) the amount (if any) by which the Net Working Capital exceeds the Target Net Working Capital, minus (iv) the amount (if any) by which the Net Working Capital is less than the Target Net Working Capital, plus (v) the amount (if any) by which the actual value of the Specified Keg Inventory actually provided to Buyer at Closing ((valued at $21.2766) per keg) (the “Actual Specified Keg Inventory Value”) exceeds the Target Specified Keg Inventory Value, minus (vi) the amount (if any) by which the Actual Specified Keg Inventory Value actually provided to Buyer is less than the Target Specified Keg Inventory Value.

i.	1.6 Estimated Purchase Price

. At least three (3) Business Days before the Closing Date, the Sellers’ Representative shall prepare and deliver to the Buyer a written statement (the “Estimated Purchase Price Schedule”) setting forth the Sellers’ good faith estimate of the Purchase Price (the “Estimated Purchase Price”) (including an estimate of the Closing Date Indebtedness (which shall include all amounts set forth in the Payoff Letters), Net Working Capital and Actual Specified Keg Inventory Value, collectively, the “Price Components”), in each case, with reasonable supporting or underlying documentation used in the preparation thereof. The Sellers and the Acquired Companies shall make available such personnel as are reasonably necessary to assist the Buyer in its review of such estimates, and the Estimated Purchase Price Schedule shall be reasonably acceptable to the Buyer in form and substance. The calculation of the Net Working Capital and Actual Specified Keg Inventory Value in the Estimated Purchase Price Schedule required under this Section 1.6 and the Closing Statement required under Section 2.2(a) shall include only those current assets and current liabilities that were actually transferred to, or assumed by, the Buyer on the Closing Date. The Closing Statement will be prepared using the same methodology and in a manner consistently applied as was used to prepare the balance sheet, attached as Exhibit B, which was utilized in determining the Target Net Working Capital and Actual Specified Keg Inventory Value.

i.	1.7 Closing

. Subject to the satisfaction or waiver of the conditions to Closing set forth in Article IX (other than the conditions that must be satisfied (or waived by the party entitled to the benefit thereof) at the Closing but subject to their satisfaction or waiver at the Closing), the closing of the transactions contemplated by this Agreement (the “Closing”) shall be effected by exchanging true, complete and accurate copies of executed originals of Closing deliverables via electronic mail or overnight courier service no later than five (5) Business Days following the satisfaction (or waiver by the party entitled to the benefit thereof) of the conditions to Closing set forth in Article IX (other than the conditions that must be satisfied (or waived by the party entitled to the benefit thereof) at the Closing) or such other date as the parties may mutually agree (the date on which the Closing occurs, the “Closing Date”). Closing shall occur (a) on the last day of a calendar month in which the last of the conditions set forth in Article IX has been satisfied or waived (other than those conditions that by their nature can only be satisfied at the Closing), if the date on which the last of such conditions is satisfied or waived is (i) on or after the fifteenth (15th) day of a calendar month and (ii) at least three Business Days prior to the last day of such calendar month, (b) if sub-clause (a) does not apply, on the fifteenth (15th) day of a calendar month so long as the last of the conditions set forth in Article IX has been satisfied or waived (other than those conditions that by their nature can only be satisfied at the Closing) at least three Business Days prior to the fifteenth (15th) day of such calendar month; provided that if the date on which the last of the conditions set forth in Article IX has been satisfied or waived (other than those conditions that by their nature can only be satisfied at the Closing) is less than three Business Days prior to the fifteenth (15th) day of a calendar month, the Closing will take place on the last day of such calendar month or (c) at such other time and place as the Sellers’ Representative and the Buyer may agree in writing; provided, however, that if the last day of a calendar month is not a Business Day, the Closing will take place on the first Business Day of the next succeeding month.

li.	II CONSIDERATION AND MANNER OF PAYMENT
i.	2.1 Payments at Closing

. At the Closing, the Buyer shall:

a.

pay or cause to be paid to AB, LLC (on behalf of the Sellers), by wire transfer of immediately available funds to the account or accounts designated in writing by the Sellers’ Representative, an amount of cash equal to the Estimated Purchase Price (the “Closing Payment”); and

b.

pay or cause to be paid, on behalf and for the benefit of the Acquired Companies and the Sellers, all estimated Closing Date Indebtedness set forth on the Estimated Purchase Price Schedule; provided that any Indebtedness payable to any employee of any Acquired Company or any employee of the Asset Seller or any of its Subsidiaries engaged in the Acquired Businesses shall be paid to the Acquired Companies, which shall in turn cause such amounts to be paid, less applicable withholdings, to such individuals through payroll by no later than the second regular payroll date following the Closing Date.

i.	2.2 Adjustments to Purchase Price

.

a.

Closing Statement. As soon as practicable after the Closing Date, but no later than the ninetieth (90th) day following the Closing Date, the Buyer or its representatives shall prepare and deliver to the Sellers’ Representative a written statement (the “Closing Statement”) setting forth the Buyer’s calculation of the Price Components, the Purchase Price and the resulting Purchase Price Adjustment Amount, if any; provided, however, such ninety (90) day period shall be tolled during any time that the Sellers fail to comply with their reporting obligations set forth in the Transition Services Agreement. Upon receipt of the Closing Statement, the Sellers’ Representative and its accountants will be given reasonable access upon reasonable notice to the Acquired Companies’ relevant books, records, workpapers and personnel during business hours for the purpose of verifying the Price Components, provided that the Buyer shall not be required to provide such access or books, records or workpapers if doing so would cause a loss of attorney-client, work product or other similar right, protection or privilege of the Buyer or any Acquired Company or result in a violation of applicable Law.

b.

Protest Notice. Within sixty (60) days after the Buyer’s delivery of the Closing Statement to the Sellers’ Representative, the Sellers’ Representative may deliver written notice (the “Protest Notice”) to the Buyer of any objections, and the basis therefor, which the Sellers’ Representative may have to the Closing Statement. The Protest Notice shall specify in reasonable detail any contested amounts and the basis therefor and shall include a schedule setting forth the Sellers’ Representative’s determination of the Price Components, the Purchase Price and the resulting Purchase Price Adjustment Amount, if any. The Buyer shall be permitted to review the supporting schedules, analyses, working papers and other documentation with respect to such Protest Notice provided that no Party shall be required to provide such access or books, records or workpapers if doing so would cause a loss of attorney-client, work product or other similar right, protection or privilege of such Party or such Party’s Affiliate result in a violation of applicable Law. Except for such items that are specifically disputed in the Protest Notice, the amounts set forth on the Closing Statement shall be final. The failure of the Sellers’ Representative to deliver such Protest Notice within the prescribed time period will constitute the Sellers’ and the Sellers’ Representative’s irrevocable acceptance of the Closing Statement prepared and delivered by the Buyer. If the Sellers’ Representative delivers a Protest Notice within the prescribed time period, any such amounts not disputed therein shall be final, conclusive, and binding upon, and non-appealable by, the Sellers’ Representative or any of the Sellers.

c.

Resolution of Protest. The Buyer and the Sellers’ Representative will use reasonable efforts to resolve any disagreement with respect to the Closing Statement within thirty (30) days after delivery of the Protest Notice. If the Buyer and the Sellers’ Representative are unable to resolve any disagreement with respect to any items set forth on the Closing Statement within such thirty (30) day period, then either the Buyer or the Sellers’ Representative may refer the items in dispute to Grant Thornton, LLP (the “Independent Accountant”). In such case, the Buyer and the Sellers’ Representative will jointly retain the Independent Accountant and direct it to render a written report setting forth its determination of any and all items in dispute (as set forth in the Protest Notice), not later than thirty (30) days after acceptance of its retention. The Sellers’ Representative and the Buyer shall each submit to the Independent Accountant a binder setting forth their respective computations of the Price Components and the resulting Purchase Price Adjustment Amount, as the case may be, and specific information, evidence, and support for their respective positions as to all items in dispute. Neither the Sellers’ Representative nor the Buyer shall have or conduct any communication, either written or oral, with the Independent Accountant without the other Party either being present or receiving a concurrent copy of any written communication. The Sellers’ Representative and the Buyer, and their respective Representatives, shall cooperate fully with the Independent Accountant during its engagement and respond on a timely basis to all requests for information or access to documents or personnel made by the Independent Accountant, all with the intent to fairly and in good faith resolve all disputes relating to the Closing Statement or the Purchase Price Adjustment Amount as promptly as reasonably practicable, provided that no Party shall be required to provide such information or access if doing so would cause a loss of attorney-client, work product or other similar right, protection or privilege of such Party or its Affiliate or result in a violation of applicable Law. The Independent Accountant shall conduct its review, resolve all disputes and, to the extent necessary, compute the Price Components, the Purchase Price and the resulting Purchase Price Adjustment Amount, as the case may be, based solely on the binders submitted by the Sellers’ Representative and the Buyer (not by independent review). The findings and determinations of the Independent Accountant as set forth in its written report shall be deemed final, conclusive, and binding upon, and non-appealable by, the Parties. In resolving any disputed item, the Independent Accountant (A) may not assign a value to any particular item greater than the greatest value for such item claimed by either the Sellers’ Representative or the Buyer, or less than the lowest value for such item claimed by either the Sellers’ Representative or the Buyer, in each case as presented to the Independent Accountant, (B) shall be bound by the principles set forth in this Section 2.2 (including that all calculations shall be made in accordance with the Accounting Principles consistently applied) and the other definitions set forth in this Agreement, and (C) shall limit its review to matters specifically set forth in the Protest Notice. The fees and expenses of the Independent Accountant shall be borne by the Sellers (jointly and severally), on the one hand, and the Buyer, on the other hand, based upon the percentage that the amount not awarded to the Sellers bears to the amount actually contested by the Sellers’ Representative.

d.

Dispute Resolution. Notwithstanding anything to the contrary in this Agreement, any disputes regarding amounts shown in the Closing Statement shall be resolved solely and exclusively as set forth in this Section 2.2. The scope of the disputed items to be resolved by the Independent Accountant shall be limited to whether the Closing Statement was prepared in accordance with the terms of this Agreement. The findings and determinations of the Independent Accountant as set forth in its written report shall be deemed final, conclusive, and binding upon, and non-appealable by, the Parties and shall not be subject to collateral attack for any reason. The Parties shall be entitled to have a judgment entered on such written report in the same courts that are referenced in Section 12.14.

e.	Purchase Price Adjustment. Within ten (10) days of the final determination of the Price Components and the resulting Purchase Price Adjustment Amount, if any, pursuant to this Section 2.2:
i.

If the Purchase Price as finally determined pursuant to this Section 2.2 is less than the Estimated Purchase Price, then the Sellers shall be jointly and severally obligated to pay to the Buyer an amount equal to the Purchase Price Adjustment Amount; or

ii.

If the Purchase Price as finally determined pursuant to this Section 2.2 is greater than the Estimated Purchase Price, then the Buyer shall pay or cause the Acquired Companies to pay to AB, LLC (on behalf of the Sellers) the Purchase Price Adjustment Amount.

i.	2.3 Withholding

. The Buyer and any other withholding agent shall be entitled to deduct and withhold from any amounts paid in connection with the transactions contemplated by this Agreement any amounts required under any applicable Law to be deducted and withheld, provided that, prior to making any such withholding, the payor shall provide the payee with advance written notice of its intention to withhold and shall reasonably cooperate with the payee to seek to reduce or eliminate any such withholding. Any amounts so withhold shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

li.	III REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE ACQUIRED COMPANIES

As a material inducement to the Buyer to enter into this Agreement and consummate the transactions contemplated hereby, the Equity Sellers jointly and severally represent and warrant to the Buyer as of the date hereof and as of the Closing as follows:

i.	3.1 Organization and Qualification

. Each Acquired Company is duly formed, validly existing and in good standing under the Laws of the jurisdiction of its formation or incorporation, which jurisdiction is listed on Schedule 3.1. Each of the Acquired Companies has all requisite power and authority to conduct its business as it is now being conducted and to perform all of its obligations under each Contract by which it is bound. Each Acquired Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business as currently conducted makes such licensing or qualification necessary.

i.	3.2 Authorization; Enforceability

. The Equity Seller of each Acquired Company has the requisite absolute and unrestricted right, power and authority to execute and deliver this Agreement and the Other Agreements to which it is a party, to perform its obligations under this Agreement and the Other Agreements to which it is a party, and to consummate the transactions contemplated by this Agreement and the Other Agreements to which it is a party, and such actions have been duly authorized by all necessary corporate action of each Equity Seller. This Agreement has been duly executed and delivered by each Equity Seller and this Agreement and the Other Agreements constitute the legal, valid, and binding obligation of each Equity Seller, enforceable in accordance with their terms and conditions, except as such enforceability may be limited by the General Enforceability Exceptions.

i.	3.3 Organizational Documents

. The Equity Sellers have delivered to the Buyer copies of each Acquired Company’s Organizational Documents, and all such copies are complete and correct in all material respects as of the date hereof for the time period during which the Equity Sellers owned the Acquired Companies. Schedule 3.3 contains a complete and correct list of the current directors and officers of each Acquired Company. The minute books of each Acquired Company delivered to the Buyer contain true, complete, and correct records of all meetings held, and accurately reflect all other material corporate or limited liability company action of the equity holders and board of directors (or comparable governing body), and any committees thereof, of each Acquired Company for the time period during which the Equity Sellers owned the Acquired Companies. During the time period during which the Equity Sellers owned the Acquired Companies, no meeting of the equityholders or board of directors (or comparable governing body) of any Acquired Company have been held for which minutes have not been prepared or are not contained in such minute books. During the time period during which the Equity Sellers owned the Acquired Companies, the books of account and other records of the Acquired Companies delivered to the Buyer have been maintained in accordance with sound business practice, and applicable Law and accounting policies. No Acquired Company is in default under or in violation of any provision of its Organizational Documents.

i.	3.4 Capitalization

. Schedule 3.4 (a) contains an accurate and complete list of all Acquired Companies and (b) sets forth the entire authorized Equity Interests of each Acquired Company and a complete and correct list of the issued and outstanding Equity Interests of each Acquired Company, including the name of the record and beneficial owner thereof and the number of Equity Interests held thereby. All of the outstanding Equity Interests of each Acquired Company have been duly authorized and are validly issued, fully paid and non-assessable, free and clear of all Liens, and have been issued in compliance with applicable Law. As of the date hereof, the Purchased Interests constitute the only outstanding Equity Interests of the Acquired Companies. No Equity Interests of any of the Acquired Companies are subject to, or have been issued in violation of, preemptive or similar rights. All issuances, sales or repurchases by each of the Acquired Companies of its respective Equity Interests have been effected in compliance with all applicable federal, state and provincial securities laws. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting Equity Interests of any Acquired Company. Except as set forth on Schedule 3.4, no Acquired Company owns or otherwise holds, or owned or otherwise held, directly or indirectly, any stock, membership interest, partnership interest, joint venture interest or other equity interest in any Person. Each Acquired Company’s Subsidiaries is wholly-owned by such Acquired Company or another Subsidiary of an Acquired Company, and all of the Equity Interests of each of such Subsidiaries have been duly authorized and are validly issued, fully paid and non-assessable, and are owned free and clear of all Liens, and represent all of the issued and outstanding Equity Interests of such Subsidiary. No Acquired Company is subject to any obligation (contingent or otherwise) to redeem, repurchase or otherwise acquire or retire any of its Equity Interests or any warrants, options, or other rights to acquire its Equity Interests.

i.	3.5 Options

. Except as set forth on Schedule 3.5, there are no authorized or outstanding subscriptions, options, rights (conversion, preemptive or otherwise), warrants, calls, convertible securities or commitments or any other arrangements or agreements of any nature whatsoever to which any Acquired Company is a party requiring, directly or indirectly, the issuance, conversion, registration, voting, sale or transfer of any Equity Interests of any Acquired Company, or any synthetic equity, including phantom stock, profits participation or stock appreciation rights or any securities convertible, directly or indirectly, into Equity Interests of any Acquired Company, or evidencing the right to subscribe for any Equity Interests of any Acquired Company, or giving any Person (other than the Buyer) any rights with respect to any Equity Interests of any Acquired Company.

i.	3.6 No Violation

. Subject to the receipt of the Consents set forth with respect to the Acquired Companies on Schedule 3.6(a)(i) and to the filing of applicable notices and the expiration of any applicable waiting periods as set forth on Schedule 3.6(a)(ii), neither the execution and delivery of this Agreement or the Other Agreements to which any Equity Seller is a party, nor the performance by any Equity Seller of its obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby will (with or without the passage of time or the giving of notice): (a) violate, contravene, conflict with or constitute a default under the Organizational Documents of any Acquired Company, (b) violate, contravene, conflict with or result in a breach of, constitute a default under, give rise to any right of termination, modification, foreclosure, cancellation or acceleration under, or cause any loss of benefit under, any of the terms, conditions or provisions of any Material Contract, or result in, require or permit the creation or imposition of any Lien (except for Permitted Liens) of any nature upon or with regard to the Purchased Interests or any Acquired Company or any of their assets, (c) conflict with or contravene or violate in any respect any Law or Order applicable to any Acquired Company or by which any of their assets are bound, or any of the Permits held by any Acquired Company, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or modify any Permit of an Acquired Company, (d) alter or impair the ability of any of the Acquired Companies to conduct its respective business, or (e) give any Person the right to challenge any of the transactions contemplated hereby, or exercise any remedy or obtain any relief under any Law or any Order to which any Acquired Company may be bound, except in the cases of clauses (b), (c), and (d), where the violation, breach, conflict, default, acceleration, Lien, or failure to give notice or obtain Consent would not have a Material Adverse Effect.

i.	3.7 Financial Statements

.

a.

Attached as Exhibit C-1 are complete and correct copies of the following financial statements of the Acquired Companies, with the exception of Hi-Ball, Inc. (collectively, the “Acquired Companies’ Financial Statements”):

i.

the unaudited balance sheets of the Acquired Companies as of December 31, 2022 (the “Acquired Companies’ Balance Sheets”), and the unaudited statement of comprehensive income/(loss) for each of the years ended December 31, 2021 and 2022 for the Acquired Companies (“Acquired Companies’ Income Statements”, collectively, with the Acquired Companies’ Balance Sheets, the “Acquired Companies’ Unaudited Financial Statements”); and

ii.

the unaudited balance sheets of the Acquired Companies as of June 30, 2023 (the “Acquired Companies’ Latest Balance Sheet”) and the unaudited statement of comprehensive income/(loss) for the six (6) month period then ended for the Acquired Companies (“Acquired Companies’ Last Income Statement” and collectively, the Acquired Companies’ Last Income Statement and the Acquired Companies’ Latest Balance Sheet, the “Acquired Companies’ Unaudited Interim Financial Statements”).

b.

The Acquired Companies’ Financial Statements (i) have been prepared in accordance with the Accounting Principles, consistently applied throughout the periods covered thereby and (ii) present fairly in all material respects the assets, liabilities and financial condition and results of operations of the Acquired Companies as of such dates and the results of operations of Acquired Companies for such periods; provided, however, that for the avoidance of doubt, the Acquired Companies’ Financial Statements do not reflect the operation of such Acquired Companies on a standalone basis and have not been prepared in accordance with IFRS or GAAP, but instead reflect such Acquired Companies as operated by ABC and its Affiliates with certain costs, assets, and liabilities and certain intercompany transactions and goodwill not being recorded in the Acquired Companies’ Financial Statements but instead being recorded in the books and records primarily of ABC and its Affiliates.

c.

For the sake of clarity, the Acquired Companies’ Financial Statements were extracted from Seller’s financial reporting system (SAP) and have been compiled from source documentation subject to the controls and procedures of Seller’s financial reporting system for its craft businesses, including the books and records that were used as source documents for the Acquired Companies’ Financial Statements.

d.

The Inventory of the Acquired Companies consists of good and merchantable materials, of a quality and quantity useable and, with respect to finished goods, is saleable in the ordinary course of business, are fit for their intended purpose and are not, in any material respect, adulterated, misbranded, mispackaged or mislabeled within the meaning of, or in violation of, any applicable Laws, and are carried on the books and records of the Acquired Companies in accordance with the Accounting Principles, consistently applied, subject to the reserve for inventory writedown set forth on the Acquired Companies’ Latest Balance Sheet as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Acquired Companies. Each Acquired Company maintains sufficient Inventory in the ordinary course of business to conduct its respective business as currently conducted. All Inventory of the Acquired Companies has been valued at the lesser of cost or net realizable value and all material unmarketable, returned, rejected, damaged, slow moving or obsolete Inventory has been written off or written down to net realizable value in the books and records of the Acquired Companies and in the Acquired Companies’ Latest Balance Sheet consistent with any year-end adjustments. The quantities of each item of Inventory (whether raw materials, intermediaries, work-in-process or finished goods) are not excessive and are reasonable (and not insufficient) in the present circumstances of the Acquired Companies.

i.	3.8 Absence of Undisclosed Liabilities

. No Acquired Company has any Liability (and, to the Sellers’ Knowledge, there is no Basis for any present or future Proceeding against any Acquired Company giving rise to any Liability), except (a) Liabilities that are specifically accrued for or reserved against in the Acquired Companies’ Latest Balance Sheet, (b) Liabilities that have arisen since the date of the Acquired Companies’ Latest Balance Sheet in the ordinary course of business consistent with past practice (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of Contract, breach of warranty, tort, infringement or violation of Law), (c) other Liabilities that do not exceed $100,000, individually, or $250,000 in the aggregate.

i.	3.9 Absence of Certain Changes

. Since June 30, 2023, except for the marketing of the Acquired Companies for sale, each of the Acquired Companies has conducted its respective business in the ordinary course of business consistent with past practice. Since January 1, 2023 (the “Reference Date”), except as set forth on Schedule 3.9 and except for the marketing of the Acquired Companies for sale, the Acquired Companies have not, other than in the ordinary course of business:

(a)        entered into any Contract involving payment by it of more than $500,000;

(b)       imposed or become subject to any Liens upon any of its assets other than Permitted Liens;

(c)        made any capital investment in, any loan to, or any acquisition of the securities or assets of, any Person or business;

(d)       created, incurred, assumed, or guaranteed any Indebtedness (other than draws under a revolving line of credit);

(e)        cancelled, compromised, waived, or released any Proceeding, right or claim (or series of related Proceedings, rights, or claims) involving more than $100,000;

(f)        transferred, assigned, or granted any material license or sublicense of any rights under or with respect to any Intellectual Property;

(g)       made or authorized any material change in any Organizational Document of any of Acquired Company;

(h)       declared, set aside, or paid any dividend or made any distribution with respect to its Equity Interests (whether in cash or in kind), redeemed, purchased, or otherwise acquired any of its Equity Interests or made any payments to any holder its Equity Interests;

(i)        experienced any material damage, destruction, contamination, or loss (whether or not covered by insurance) to any of its material property that it has failed to repair or take steps to repair;

(j)        entered into any transaction with any of its directors, officers, and employees;

(k)       (i) granted or announced any new cash, equity-based incentive, bonus, severance or termination pay, or material increase in the compensation or benefits of any of its current directors, officers, or employees, (ii) adopted, announced, materially amended or modified, or terminated any Plan or any benefit or compensation plan, program or arrangement that would have been a Plan if in effect on the date hereof, and/or (iii) commenced participation in or ceased to participate in, or changed or had imposed on any Acquired Company or been notified of any actual or potential changed contribution rates or other terms and conditions with respect to, any “multiemployer plan” (as such terms are defined under ERISA);

(l)        entered into or terminated any change in control, severance, retention, or similar agreement, with the exception of any existing employment agreements or employment agreements that do not deviate in any material respect from such Acquired Company’s standard form that provides for at-will employment;

(m)      made any loans or advances of money; or

(n)       entered into any agreement, understanding or commitment by any Acquired Company to do any of the foregoing.

i.	3.10 Taxes

. Except as set forth on the applicable subsection of Schedule 3.10:

a.	each Acquired Company has filed all income and other material Tax Returns which are required to be filed by it, and all such Tax Returns are true, complete, and accurate in all material respects;

b.

each Acquired Company has timely paid all income and other material Taxes due (whether or not shown on any Tax Return), and each Acquired Company has timely withheld or collected and paid over to the appropriate Taxing Authority all material Taxes which it is required to withhold or collect from amounts distributed, paid, received, or owing to any equityholder, employee or other Person;

c.

no deficiency for any amount of Tax has been asserted or assessed by a Taxing Authority against or with respect to any Acquired Company and to the Knowledge of the Sellers, no such assessment or asserted Tax Liability will be made;

d.

other than Seller Group Taxes and Tax Returns with respect thereto: (i) no Acquired Company is currently the beneficiary of any extension of time within which to file any Tax Return, and (ii) no Acquired Company has waived any statute of limitations in respect of Taxes or consented to extend the time in which any Tax may be assessed or collected by any Taxing Authority, which waiver or consent is still in effect, in each case;

e.

there are no Tax audits, examination or other Proceeding or any notices of inquiry with respect to any of the foregoing pending against or with respect to any Acquired Company (other than Tax audits, examinations or other Proceedings or notices of inquiry of or with respect to Seller Group Taxes);

f.

no Acquired Company has any current or potential contractual obligation to indemnify any other Person with respect to Taxes, and none is a party to or bound by any Tax allocation or Tax sharing agreement with any Person, and no Acquired Company (i) has been a member of an affiliated group (other than a group the common parent of which is InBev International Inc.) or (ii) has any liability for the Taxes of any Person under Treasury Regulation Section 1.1502-6 (or any corresponding or similar provision of state, local or non-U.S. law), as a transferee or successor, by contract (other than any contract entered into in the ordinary course of business the primary purpose of which does not relate to Taxes), or otherwise under applicable Law (in each case, other than Seller Group Taxes);

g.

no Acquired Company will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date; (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. law); (iii) installment sale or open transaction disposition made prior to the Closing Date; (iv) prepaid amount received on or prior to the Closing Date; or (v) use of an improper method of accounting for a taxable period on or prior to the Closing Date;

h.

no Acquired Company has entered into any listed transaction for purposes of U.S. Treasury Regulation Section 1.6011-4(b)(2), or any transaction requiring disclosure under a corresponding or similar provision of state, local or foreign Law;

i.

each Acquired Company is, and has been since January 1, 2018 (or, if later, its formation), properly treated as a disregarded entity for U.S. federal and applicable state and local income Tax purposes;

j.	there are no Liens for Taxes (other than Permitted Liens) upon the assets of any Acquired Company, except as set forth in Schedule 3.10(j);

k.

each Acquired Company is tax resident in the United States and has not engaged in a trade or business, had a permanent establishment (within the meaning of an applicable Tax treaty or convention between its country of formation and any other country), or otherwise been subject to taxation in any country other than the United States

l.

the transactions contemplated by this Agreement (alone or in combination with any other event) will not result in any compensation or benefits paid or payable by the Buyer or any of its Affiliates or any Acquired Company, or Affiliate of any Acquired Company being classified as an excess parachute payment under Section 280G of the Code;

m.

none of the Acquired Companies has adopted as a method of accounting or otherwise accounting for any advance payment or prepaid amount under (A) the deferral method of accounting described in Rev. Proc. 2004-34, 2004-22 IRB 1991 and Section 451(c) of the Code (or any similar method under state, local or non-U.S. Tax law), or (B) the method described in Treasury Regulation Section 1.451-5(b)(1)(iii);

n.

no Acquired Company has elected, through action or inaction, to benefit from any payroll tax relief, including tax credits and tax deferrals, under the Families First Coronavirus Response Act or the CARES Act (including pursuant to Sections 2301 and 2302 of the CARES Act), IRS Notice 2020-65 (regarding the deferral of the employee’s share of Social Security taxes) or any similar legislation that addresses the financial impact of COVID-19 on employers;

o.

none of the Acquired Companies is or has ever been a “United States real property holding corporation” within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii);

p.

none of the Acquired Companies has distributed stock of another Person, or had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code (or any similar provision of state, local or non-U.S. Law); and

q.

no unresolved written claim has been made by any Taxing Authority in a jurisdiction where an Acquired Company does not file a particular type of Tax Returns or paid a particular type of Tax that such Acquired Company is or may be required to file such Tax Return or pay such type of Tax in that jurisdiction.

i.	3.11 Material Contracts

. Except as listed or described on Schedule 3.11(i) with respect to the Acquired Companies (by reference to the applicable subsection hereof) and specifically excluding Contracts with, on the one hand, any Acquired Company and, on the other hand, Seller and Seller Affiliates (other than those contracts Seller or Seller Affiliate contract the Seller and Buyer mutually agree upon), no Acquired Company is a party to or bound by any Contract of a type described below (such Contracts that are required to be listed on Schedule 3.11(i) are herein referred to as “Material Contracts”):

a.

any consulting agreement or employment agreement that provides for annual compensation exceeding $75,000 per year and which cannot be terminated by the applicable Acquired Company without penalty on notice of thirty (30) days or less, any collective bargaining arrangement with any labor union, any Contract or arrangement providing for an Acquired Company to indemnify any Person, and any such agreements currently in negotiation or proposed;

b.	any Contract for capital expenditures or the acquisition of fixed assets in excess of $100,000;

c.

each Contract that requires an Acquired Company to pay, or entitles an Acquired Company to receive, or could result in obligations of an Acquired Company in the amount of, in the aggregate, $50,000 or more in any 12-month period;

d.

any Contract restricting in any material manner any Acquired Company’s right to (i) engage in any business activity, (ii) engage in any line of business, (iii) operate in any geographic region, (iv) compete with any other Person, (v) sell to or purchase from any other Person, (vi) solicit any Person to enter into a business or employment relationship or enter into such a relationship with any Person or (vii) otherwise operate its business;

e.

any Contract restricting the right of any Person to compete with any Acquired Company or the ability of any Person to enter into a business or employment relationship with any of the Acquired Companies’ customers, suppliers or employees;

f.

any Contract relating to the acquisition or disposition (by merger, purchase or sale of assets or stock or otherwise), directly or indirectly, of any business, real property or other assets, or Equity Interests of any other Person;

g.	any Contract with respect to Indebtedness, guaranteeing another Person’s borrowing of money or other obligation, or otherwise assuming indebtedness;

h.

any Contract under which the execution and delivery of this Agreement or the Other Agreements by the Sellers causes a default, gives rise to any right of termination, cancellation, or acceleration, or requires any Consent;

a.	any Contract granting any Person a material Lien on all or any part of the material assets of any Acquired Company, other than Liens that will be released at or prior to the Closing;

b.	any joint venture, partnership, and other Contract (however named) involving a sharing of profits, losses, costs, or Liabilities by any Acquired Company with any other Person;

c.

any Contract providing for payments to or by any Person based on sales, purchases, or profits, including distribution, marketing, reseller, and sales representative agreements, other than direct payments for goods by distributors, wholesalers, retailers, or consumers of an Acquired Company’s products;

d.	Reserved;

e.	any Contract whereby any Acquired Company leases, subleases, licenses, or otherwise holds any rights to use or occupy any interest in real property (the “Real Property Leases”);

f.

any Contract with any Governmental Authority (and to the extent any such Contract involves a small business “set aside”, the same shall be noted on Schedule 3.11(i)(n)), provided, however, that this Subsection (n) shall not include any Permits or Contracts relating to Real Property;

g.	each Contract that contains any fixed or indexed pricing, “most-favored nation” pricing or similar pricing terms or provisions regarding minimum volumes, volume discounts, or rebates;

h.

any Contract pursuant to which an Acquired Company leases, is licensed or otherwise authorized to use or otherwise commercialize or exploit any Intellectual Property of any other Person or which otherwise affects the ability of an Acquired Company to use, commercialize or otherwise exploit any Company Intellectual Property (including a covenant not to sue) material to its business as currently conducted (excluding generally commercially available, off the shelf software programs licensed to such Acquired Company pursuant to a shrink-wrap or “click to accept” agreements with a replacement cost and/or annual license fee of less than $50,000);

i.	any Contract pursuant to which an Acquired Company leases, licenses or otherwise authorizes another Person to use, distribute, sell, resell, or incorporate any Company Intellectual Property;

j.	each Contract that grants any Person other than an Acquired Company or an Asset Seller any rights of first refusal, rights of first negotiation or similar rights; and

k.

each Contract not made in the ordinary course of business consistent with past practice, not consistent with fair market terms, conditions, and prices or with applicable laws and regulations or otherwise not made on arm’s length terms and conditions that is material to the operation of the business.

The Sellers have delivered to the Buyer a true, complete, and correct copy of each written Material Contract, together with all amendments, exhibits, attachments, waivers or other changes thereto, and, to the extent any of such Material Contracts are oral, Schedule 3.11(i) contains a description of the material terms thereof. Further, (a) each Material Contract is in full force and effect, is valid, binding and enforceable in accordance with its terms, and is not subject to any claims, charges, set-offs or defenses, (b) no Acquired Company is in breach or default under any of the Material Contracts, nor has any event occurred which with the giving of notice or the passage of time (or both) would constitute a breach or default by any Acquired Company thereunder, (c) no Acquired Company has waived any material rights under any of the Material Contracts or modified any terms thereof, and (d) no other party to any Material Contract is in breach or default in any respect thereunder, nor has any event occurred, which with the giving of notice or the passage of time (or both) would constitute a default by such other party thereunder. No Acquired Company has received any written notice or communication regarding any violation or breach of, or default under any Material Contract. No Acquired Company has been notified in writing by any counterparty to any such Contract that such counterparty is terminating, modifying, repudiating, or rescinding, or intends to terminate, modify, repudiate, or rescind any Material Contract. No Acquired Company has taken any action or failed to take any action which could result in the disallowance of amounts previously paid to any Acquired Company having to repay any amounts previously received from any current or former customer.

i.	3.12 Real Property

.

a.

Schedule 3.12(a)(i) sets forth a complete list, including an address, of all real property owned in fee by any Acquired Company (the “Owned Real Property”). Except as set forth on Schedule 3.12(a)(ii), with respect to such Owned Real Property: (i) the Acquired Company has good and marketable fee simple title, free and clear of all Liens except Permitted Liens; and (ii) no Acquired Company has leased, licensed or otherwise granted to any Person the right to use or occupy the Owned Real Property or any portion thereof.

b.

Schedule 3.12(b) sets forth a complete list, including an address of each leasehold or subleasehold estate or other right to use or occupy any interest in real property held by any Acquired Company (the “Leased Real Property” and, together with the Owned Real Property, the “Real Property”) and the Real Property Leases (including all amendments, guaranties and other material agreements with respect thereto) relating to each such Leased Real Property. A true, correct and complete copy of each of the Real Property Leases has been made available to Buyer.

c.

The Real Property comprises all of the real property that is used exclusively in the businesses of the Acquired Companies. Except as set forth on Schedule 3.12(c)(i), no Acquired Company has received any written notice of condemnation, expropriation, or other governmental taking of any part or interest in the Real Property. Except as set forth on Schedule 3.12(c)(ii), no Acquired Company has granted to any third party any right of first offer, right of first refusal, option to purchase, lease or otherwise occupy the Real Property or other provision granting any Person the right to acquire any Acquired Company’s lessee interest in any Real Property. Except as set forth on Schedule 3.12(c)(iii), no Acquired Company has received written notice of any and, to the Sellers’ Knowledge, there is no pending insolvency or bankruptcy proceeding involving any landlord or lessor under any Real Property Lease. The Acquired Companies have all certificates of occupancy, licenses, and Permits as are necessary for the lawful operation of the Real Property in the manner as currently operated.

i.	3.13 Intellectual Property

. Schedule 3.13(i) sets forth a true, complete and correct list of (i) all registered Intellectual Property owned by any one of the Acquired Companies (the “Acquired Company Intellectual Property”) and (ii) all contracts and agreements by which any one of the Acquired Companies has acquired rights in Intellectual Property owned by any third party, other than licenses for off-the-shelf Software acquired for less than $50,000 (each, an “Intellectual Property License”). The Acquired Companies have no patents or pending patent applications. For each item of Acquired Company Intellectual Property, the Sellers have provided to the Buyer complete copies of all Intellectual Property Licenses, including all written modifications and amendments. Each Intellectual Property License is binding on the Acquired Company named as a party thereto in accordance with its terms and is in full force and effect. To the Sellers’ Knowledge, no Acquired Company nor any other party to an Intellectual Property License is in breach of or default under (or is alleged to be in breach or default under) or has provided or received any written notice of breach or default of or any intention to terminate any Intellectual Property License. To the Sellers’ Knowledge, no event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default under any Intellectual Property License or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit thereunder. Except as set forth on Schedule 3.13(ii) (by reference to the applicable subsection hereof):

a.	The Acquired Companies own all right, title and interest in the Acquired Company Intellectual Property, free and clear of all Liens.

b.

(i) The Acquired Company Intellectual Property (including, without limitation, the Shock Top trademark and all domain names) as currently used does not infringe upon, dilute or misappropriate any Intellectual Property rights of any Person; (ii) no claims or allegations of infringement, misappropriation or unauthorized use involving any Acquired Company Intellectual Property are pending or threatened against a third party; (iii) there are no pending or threatened claims or allegations of infringement, misappropriation or unauthorized use of any third party Intellectual Property or technology against any Acquired Company, and to each Acquired Companies’ Knowledge is there no basis for any such claim or allegation; and (iv) to the Sellers’ Knowledge, no circumstances exist that would form the basis for any claim of infringement, dilution, unauthorized use, or violation of any Acquired Company Intellectual Property, or challenge the ownership, use, validity or enforceability of any Acquired Company Intellectual Property.

c.

(i) To the Sellers’ Knowledge, the conduct of the business of each Acquired Company does not infringe upon, dilute or misappropriate any Intellectual Property rights of any Person; and (ii) no claims or allegations of infringement, misappropriation or unauthorized use involving any Acquired Company Intellectual Property are pending or threatened against a third party.

d.

All Internet domain names, registered trademarks and registered copyrights and applications to register trademarks and copyrights of the Acquired Companies set forth on Schedule 3.13(i) are in full force and effect, all renewal and other maintenance filings and fees with respect thereto have been made and paid, all other maintenance actions have been taken, and all such intellectual property rights are valid and enforceable;

e.

The Acquired Companies own all right, title and interest in, or have a valid and enforceable written license to use in the business of each Acquired Company and each Acquired Business, all Intellectual Property necessary to conduct such business as conducted immediately before the date of this Agreement, free and clear of all Liens.

f.

Each Acquired Company has taken all appropriate security measures (i) to safeguard and maintain the secrecy and confidentiality of the Acquired Company Intellectual Property that comprises trade secrets or other confidential information, and (ii) to protect the secrecy of the confidential and proprietary information and materials used in the business of each Acquired Company, and there has not been any release, publication, disclosure or other dissemination of such confidential and proprietary information and materials except as permitted under confidentiality and non-disclosure agreements between an Acquired Company and its respective Representatives or third parties;

g.	Except as set forth in Schedule 3.13(g), no Acquired Company is obligated under any Contract or otherwise to pay royalty, honorarium or license fees for the use of any Intellectual Property.

h.

All Acquired Company Intellectual Property was created by (i) Representatives of the Acquired Companies acting at the direction of the applicable Acquired Company within the scope of their employment, or (ii) by Representatives of the applicable Acquired Company who have assigned all their rights in and to such Acquired Company Intellectual Property to such Acquired Company pursuant to written agreements.

a.	Reserved.

i.	3.14 Litigation

. Except as set forth on Schedule 3.14(a), there are no Proceedings pending or, to the Sellers’ Knowledge, threatened against any Acquired Company. No Acquired Company is subject to any Order (nor have any of them been subject to an Order in the past five (5) years). Except as set forth on Schedule 3.14(b), there are no Proceedings pending or threatened by any Acquired Company. Schedule 3.14(c) sets forth a complete and correct list and description of all Proceedings made, filed or otherwise initiated in connection with any Acquired Company that has been resolved in the past three (3) years, and the resolution thereof.

i.	3.15 Compliance with Applicable Laws

. Except as set forth on Schedule 3.15, each Acquired Company complies in all material respects, and has at all times complied in all material respects with all Laws in connection with the conduct, ownership, use, occupancy or operation of its respective business. No Acquired Company has received, during the past three (3) years, any written notice or other communication from any Governmental Authority or other Person asserting a failure, or possible failure, to comply with any such Laws. To the Sellers’ Knowledge, no Acquired Company is under investigation with respect to violations of any such Laws.

i.	3.16 Licenses and Permits

. Each Acquired Company holds, and has at all times held, all Permits necessary for the conduct, ownership, use, occupancy or operation of their businesses, including any and all Permits issued by the Alcohol Beverage Authorities or otherwise related to Alcohol Laws (the “Alcohol Permits”). Except as set forth on Schedule 3.16(i), each Acquired Company complies, and has at all times complied, in all material respects with all such Permits, and no Acquired Company has received during the past five (5) years any written notice or other communication from any Governmental Authority, including any Alcohol Beverage Authority, or any other Person that any Acquired Company is not in compliance in any material respect with any such Permit (including any Alcohol Permit) or of any actual or possible revocation, withdrawal, suspension, cancellation, termination or material modification of any such Permit. All such Permits (including any Alcohol Permit) are identified on Schedule 3.16(ii), including the Person or Persons in whose name such Permit is issued, the date of issuance of such Permit, the date of expiration and/or renewal of such Permit, and the jurisdiction in which such license was issued. True, complete, and accurate copies of all such Permits have been provided or made available to the Buyer. All such Permits are valid and in full force and effect on terms identical in all material respects to those under which, immediately before the Closing (and as of the date of this Agreement), the Acquired Companies hold such Permits and, subject to Permit requirements, there will be no interruption in the operations of any Acquired Company.

i.	3.17 Compliance with Environmental, Health and Safety Requirements

. All Section 3.17 representations and warranties are limited to the Equity Sellers’ Knowledge with respect to all matters herein prior to November 30, 2020, with respect to the Acquired Companies.

a.	Each Acquired Company has complied in all material respects, and is in material compliance with, all Environmental, Health and Safety Requirements.

b.

Without limiting the generality of the foregoing, each Acquired Company has obtained and complied in all material respects with, and is in compliance in all material respects with, all Permits and other authorizations that are required pursuant to Environmental, Health and Safety Requirements for the occupation of their facilities and the operation of their respective business. A list of all such Permits and other authorizations is set forth on Schedule 3.17(b).

c.

No Acquired Company has received any written notice or report regarding any actual or alleged violation of Environmental, Health and Safety Requirements from a Governmental Authority, including any investigatory, remedial or corrective obligations, relating to any of them or their facilities arising under Environmental, Health and Safety Requirements.

d.	Reserved.

e.

No Acquired Company has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, manufactured, distributed, or released any substance, including any hazardous substance, or owned or operated any Real Property or other facility (and no such Real Property or facility is contaminated by any such substance) so as to give rise to any current or future Liabilities, including any Liability for fines, penalties, response costs, corrective action costs, personal injury, property damage, natural resources damage or attorney’s fees, pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), the Solid Waste Disposal Act, as amended (“SWDA”) or any other Environmental, Health and Safety Requirements.

f.

Neither this Agreement nor the consummation of the transactions that are contemplated by this Agreement will result in any obligations for site investigation or cleanup, or notification to or consent of any Governmental Authority, judicial authority or third party, pursuant to any of the so-called “transaction triggered” or “responsible property transfer” Environmental, Health and Safety Requirements.

g.

No Acquired Company has designed, manufactured, sold, marketed, installed, or distributed products or other items containing asbestos and none of such entities is or will become subject to any asbestos liabilities.

h.

No Acquired Company has assumed, or otherwise become subject to, any Liability, including any obligation for corrective or remedial action, of any other Person relating to Environmental, Health and Safety Requirements.

i.	3.18 Labor Matters

.

a.

Except as set forth in Schedule 3.14(a), no external charge or complaint of employment discrimination, harassment, or other similar charge or complaint has been made against any Acquired Company during the last five (5) years, or is pending or, to the Knowledge of the Sellers, threatened, nor does any Seller have Knowledge of any Basis for any such allegation, charge, or complaint. Each of the Acquired Companies has promptly made a material investigation of all such charges or complaints made by or about any employee or independent contractor of such Acquired Company. With respect to each such allegation with potential merit, each Acquired Company has taken prompt corrective action that is reasonably calculated to prevent further discrimination or harassment.

b.

Except as set forth in Schedule 3.18(b), no Acquired Company is a party to or bound by any labor agreement, collective bargaining agreement, work rules or practices, or any other labor-related agreement or arrangement with any labor union, trade union or labor organization (collectively, a “Collective Bargaining Agreement”). Except as set forth in Schedule 3.18(b), no employees of any Acquired Company facility are represented by any labor union, trade union or labor organization with respect to their employment with the Acquired Companies. To the Sellers’ Knowledge, no organizational effort is presently being made or threatened by or on behalf of any labor union with respect to Representatives of any Acquired Company. Except to the extent arising from the existence of this Agreement or the Other Agreements, no Acquired Company is engaged in any unfair labor practice and there is (i) no unfair labor practice charge or complaint pending against any Acquired Company or, to the Knowledge of the Sellers, threatened against any Acquired Company before the National Labor Relations Board, and no grievance or Proceeding arising out of or under any Collective Bargaining Agreement is so pending against any Acquired Company, or, to the Knowledge of the Sellers, so threatened, (ii) no strike, labor dispute, slow down or work stoppage pending against any Acquired Company or, to the Knowledge of the Sellers threatened against any Acquired Company, and (iii) no labor union, trade union, labor organization or group of employees of any Acquired Company facility has made a pending demand (in writing) for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority.

c.

Except as set forth in Schedule 3.18(c), each Acquired Company has complied in all material respects with all applicable Laws relating to and/or governing the employment of labor, labor relations, or the terms and conditions of employment, including any provisions thereof relating to equal employment opportunity, wages, hours, meal and rest breaks, overtime regulation, employee health and safety, immigration and employment eligibility verification, employee privacy, defamation, drug testing, termination of employment, termination pay, vacation pay, workers’ compensation, plant closings, background checks and other consumer reports regarding employees and applicants, employment practices, negligent hiring or retention, fringe benefits, collective bargaining, unemployment insurance, the collection and payment of withholding and/or social security taxes and any similar tax, and employee benefits (collectively, “Employment Matters”), and no Acquired Company is liable for any arrearage, or any taxes, costs or penalties for failure to comply with any of the foregoing. Without limiting the generality of the foregoing, no Acquired Company has incurred a violation of COBRA or other applicable state insurance continuation law. No material COBRA or other state insurance continuation law violation exists or will exist with respect to any employees of any Acquired Company facility prior to and including the Closing Date, nor will any such violation occur as a result of the transactions contemplated hereby. As of the Closing Date, no Acquired Company has effectuated (i) a “plant closing” (as defined in the Worker Adjustment and Retraining Notification Act or any similar state law (collectively referred to as “WARN Act”)) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of any Acquired Company, or (ii) a “mass layoff” (as defined in the WARN Act) affecting any site of employment or facility of any Acquired Company, and no Acquired Company has been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local law. Except as set forth in Schedule 3.18(c), no employee of any Acquired Company has suffered an “employment loss” (as defined in the WARN Act) within the past six (6) months.

d.

Except as set forth in Schedule 3.14(a) or Schedule 3.14(c) there are no, and in the past five (5) years there have been no, pending, or to the Knowledge of the Sellers, threatened lawsuits, arbitrations, administrative charges, controversies, grievances or claims by any employee, independent contractor, former employee, or former independent contractor of any Acquired Company before the National Labor Relations Board, the Equal Employment Opportunity Commission or any other Governmental Authority or arbitration board or panel relating to any Employment Matters.

i.	3.19 Employees

.

a.

Schedule 3.19(a)(i) sets forth the following: a true, complete and accurate list of the name of each Seller employee located at an Acquired Company facility, his or her dates of hire, position and title (if any), annual base salary, hourly wage, and other compensation (identifying bonuses, commissions, incentive compensation and equity-based compensation, if any, separately), and, in the case of an employee, whether such employee is hourly or salaried, whether such employee is exempt or non-exempt, the number of such employee’s accrued sick days and vacation days, whether such employee is absent from active employment and, if so, the date such employee became inactive, the reason for such inactive status, and, if applicable, the anticipated date of return to active employment. Schedule 3.19(a)(ii) sets forth a true, complete and accurate listing of the name of each individual engaged by the Sellers and located at the Acquired Company as an independent contractor, together with such individual’s compensation arrangement and whether such individual has entered into a written agreement regarding his or her contractor engagement. Except as set forth on Schedule 3.19(a)(iii), no Seller employee located at an Acquired Company has any unsatisfied Liability to any previously terminated employee. Sellers have disclosed to the Buyer all written employee handbooks and policies in effect as of the Reference Date for employees located at the Acquired Company facilities. No employee on Schedule 3.19(a)(i) or Schedule 3.19(a)(ii) has received any bonus or increase in compensation since the date of the Acquired Companies’ Latest Balance Sheet, nor, unless set forth on Schedule 3.19(a)(iii), since such date has there been any promise orally or in writing to any such employee of any bonus or increase in compensation.

b.

No employee has informed any Acquired Company, in writing, of any material plans to terminate his or her employment or relationship with any Acquired Company generally or as a result of the transactions contemplated hereby or otherwise.

c.

There are no material claims or assertions for indemnification or advancement of expenses by any employee, whether or not covered by insurance, pending against, or to the Sellers’ Knowledge, threatened against, any Acquired Company.

d.

Except as set forth on Schedule 3.19(d), all employees located at that Acquired Companies’ facilities are “employees at will” or otherwise employed or engaged such that the applicable Seller may lawfully terminate their employment or engagement at any time, with or without cause. A true and correct copy of any form of non-competition, non-solicitation, proprietary rights, or confidentiality agreement currently in force with any of the employees of the Acquired Companies’ facilities, and any variances therefrom, has been delivered to the Buyer.

e.

To Seller’s Knowledge, since the date which is one (1) year prior to the date hereof, each Person whom any Seller has retained to provided services at an Acquired Company facility has retained as an independent contractor qualifies or qualified as an independent contractor and not as an employee of such Acquired Company under the Code and all applicable Laws. Provided Buyer complies with is obligations hereunder, neither the execution of this Agreement nor the consummation of the transactions contemplated hereby shall cause any Seller to be in breach of any Contract with any employee or cause any Acquired Company to be liable to pay any severance or other amount to any employee located at an Acquired Company facility. No Seller has made any commitment to any of its employees located at the Acquired Companies facilities in respect of any possible employment or increases in compensation by the Buyer following the Closing.

f.

To the Knowledge of the Sellers, since the date which is one (1) year prior to the date hereof, with respect to each Seller employee located at an Acquired Company, Seller: (i) has properly classified and treated all of its employees as “employees” and independent contractors as “independent contractors”, (ii) has properly classified and treated all of its employees as “exempt” or “nonexempt” from overtime requirements under applicable Law, (iii) has maintained legally adequate records regarding the service of all of its employees, including, where required by applicable Law, records of hours worked, (iv) is not delinquent in any material payments to, or on behalf of, any current or former employees or independent contractors for any services or amounts required to be reimbursed or otherwise paid, (v) has withheld, remitted, and reported all material amounts required by law or by agreement to be withheld, remitted, and reported with respect to wages, salaries and other payments to any current or former independent contractors or employees, and (vi) is not liable for any material payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Authority with respect to unemployment compensation benefits, social security or other benefits or obligations for any current or former independent contractors or employees (other than routine payments to be made in the ordinary course of business and consistent with past practice).

g.	Removed.

h.

Except as set forth on Schedule 3.19(h), to the Knowledge of the Sellers, each employee located at the Acquired Companies facilities is either: (i) a citizen of the jurisdiction in which he or she works, (ii) a national of the jurisdiction in which he or she works, (iii) a lawful permanent resident of the jurisdiction in which he or she works, or (iv) has requisite authority to work in the jurisdiction in which he or she works, either specifically at the Acquired Company or for any applicable employer. Sellers have completed a Form I-9 (Employment Eligibility Verification) for each employee located at the Acquired Companies facilities, and each such Form I-9 has since been updated as required by applicable law and, to the Knowledge of the Sellers, is correct and complete. For each employee located at an Acquired Companies employed in the United States, an authorized official of the applicable Sellers has reviewed the original documentation relating to the identity and employment authorization of such employee in compliance with applicable law and such documentation appeared, to such official, to be genuine on its face and to relate to the employee presenting such documentation.

i.	3.20 Reserved

.

i.	3.21 Assets

. The Acquired Companies own, and as of the Closing will continue to own, good and marketable title to, or a valid right to use, all of the tangible and intangible assets and property used or held in connection with their businesses, free and clear of any and all Lien, subject to Permitted Liens.

i.	3.22 Brokers

. None of the Sellers, the Acquired Companies or any of their respective Affiliates has retained any broker or finder, agreed to pay or made any statement or representation to any Person that would entitle such Person to, any broker’s, finder’s or similar fees or commissions in connection with the transactions contemplated by this Agreement or any Other Agreement.

i.	3.23 Powers of Attorney

. Except as set forth on Schedule 3.23, there are no material outstanding powers of attorney executed on behalf of any Acquired Company that will not be terminated at the Closing.

i.	3.24 Acquired Company Products and Acquired Company Brands

. A complete and accurate list of all Acquired Company brand names being transferred are set forth with respect to the applicable Acquired Company brand family on Schedule 3.24 (the “Acquired Company Brands”). All products and services that currently are manufactured, distilled, brewed, produced, marketed, offered, sold, licensed, provided or distributed in respect of the Acquired Company Brands are, referred to herein, collectively, as the “Acquired Company Products”. Notwithstanding anything to the contrary, neither the Acquired Company Products nor Acquired Company Brands include any brands, products and services that are manufactured, distilled, brewed, produced, marketed, offered, sold, licensed, provided or distributed by or on behalf of any Excluded Brand.

i.	3.25 Employee Benefit Plans

.

a.

No Acquired Company sponsors or maintains or has any Liability with respect to a Plan. Each Plan sponsored or maintained by any Person other than an Acquired Company is referred to herein as a “Seller Plan” and is listed on Schedule 3.25(a).

b.

With respect to each Seller Plan,: (i) each is and has been operated and maintained in compliance, in all material respects, with its terms and with ERISA, the Code and other applicable Laws and instruments; and (ii) all premiums, contributions, or other payments required to have been made by law or under the terms of any Plan or any contract or agreement relating thereto as of the Closing Date have been made.

c.

Each Plan that is an employee benefit pension plan, as defined in Section 3(2) of ERISA (“Pension Plan”), is subject to a favorable determination or opinion letter issued by the Internal Revenue Service that the plan sponsor and each participating employer is entitled to rely that such Pension Plan is in fact qualified under the Code, and no action or omission has occurred with respect to any such Pension Plan since the date of its most recent determination or opinion letter which would adversely affect its qualification.

d.

No Acquired Company has or could have any Liability (contingent or otherwise) under or with respect to: (i) a defined benefit pension plan subject to Section 412 of the Code and/or Title IV of ERISA; (ii) a multiemployer plan as described in Section 3(37) of ERISA, (iii) a multiple employer plan as described in Section 413(c) of the Code, or (iv) a “multiple employer welfare arrangement,” as defined in Section 3(40)(A) of ERISA.

e.

No Acquired Company has any Liability under Section 4980B of the Code with respect to any trade or business or Person that is or at any relevant time was treated as a single employer with any Acquired Company under Section 414 of the Code that is not an Acquired Company.

f.

No Acquired Company has been subject to Tax under Section 4980H of the Code, nor has any Acquired Company received any letter of proposed assessment, audit notice or other written communication from the Internal Revenue Service alleging or investigating any actual or potential instances of non-compliance with the Patient Protection and Affordable Care Act or Taxes being imposed thereunder.

g.

The execution and performance of this Agreement (alone or in combination with any other event) will not (i) directly or indirectly cause any Acquired Company, to transfer or set aside any assets to fund or otherwise provide for benefits for any individual or (ii) trigger, accelerate or enhance any compensation or benefits under any Plan.

i.	3.26 No Other Representations and Warranties

. Except for the representations and warranties contained in this Article III (including the related portions of the Disclosure Schedules), none of Sellers, the Acquired Companies or any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of Sellers or the Acquired Companies, including any representation or warranty as to the accuracy or completeness of any information regarding the Acquired Companies furnished or made available to Buyer and its Representatives.

li.	IV REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE PURCHASED ASSETS, THE ACQUIRED BUSINESSES, AND THE INTELLECTUAL PROPERTY ASSETS

As a material inducement to the Buyer to enter into this Agreement and consummate the transactions contemplated hereby, the Asset Seller, ABC and AB, LLC jointly and severally represent and warrant to the Buyer as of the date hereof and as of the Closing as follows:

i.	4.1 Financial Statements

.

a.	Attached as Exhibit C-2 are complete and correct copies of the following financial statements of the Acquired Businesses (collectively, the “Acquired Businesses’ Financial Statements”):
i.

the unaudited statements of comprehensive income/(loss) for the Acquired Businesses specific to Redhook, Widmer Brothers, Square Mile Cider, the Facility, and Shock Top for the periods ending December 31, 2021, and December 31, 2022 (collectively, the “Acquired Businesses’ Income Statements”); and

ii.

the unaudited balance sheets of the Acquired Businesses specific to Redhook, Widmer Brothers, Square Mile Cider, and the Facility as of the period ending June 30, 2023, (the “Acquired Businesses’ Latest Balance Sheet”) and the unaudited statement of comprehensive income/(loss) for the six (6) month period then ended for the Acquired Businesses specific to Redhook, Widmer Brothers, Square Mile Cider, and the Facility, and Shock Top (collectively with the Acquired Businesses’ Latest Balance Sheet, the “Acquired Businesses’ Unaudited Interim Financial Statements”).

b.

The Acquired Businesses’ Financial Statements (i) have been prepared in accordance with the Accounting Principles, consistently applied throughout the periods covered thereby and (ii) present fairly in all materials respects the assets, liabilities and financial condition and results of operations of the Acquired Companies as of such dates and the results of operations of Acquired Companies for such periods; provided, however, that for the avoidance of doubt, the Acquired Businesses’ Financial Statements do not reflect the operation of such Acquired Business on a standalone basis and have not been prepared in accordance with IFRS or GAAP, but instead reflect such Acquired Business as operated by ABC and its Affiliates with certain costs, assets, and liabilities and certain intercompany transactions and goodwill not being recorded in the Acquired Businesses’ Financial Statements but instead being recorded in the books and records primarily of ABC and its Affiliates.

c.

For the sake of clarity, the Acquired Businesses’ Financial Statements were extracted from Seller’s financial reporting system (SAP) and have been compiled from source documentation subject to the controls and procedures of Seller’s financial reporting system for its craft businesses, including the books and records that were used as source documents for the Acquired Businesses’ Financial Statements.

d.

The Inventory of the Acquired Business consists of good and merchantable materials, of a quality and quantity useable and, with respect to finished goods, is saleable in the ordinary course of business, are fit for their intended purpose and are not, in any material respect, adulterated, misbranded, mispackaged or mislabeled within the meaning of, or in violation of, any applicable Laws, and are carried on the books and records of the Acquired Businesses in accordance with the Accounting Principles, consistently applied, subject to the reserve for inventory writedown set forth on the Acquired Businesses’ Latest Balance Sheet as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Acquired Business. The Inventory included in the Purchased Assets is sufficient to conduct the Acquired Business as currently conducted. All Inventory included in the Purchased Assets has been valued at the lesser of cost or net realizable value and all material unmarketable, returned, rejected, damaged, slow moving or obsolete Inventory has been written off or written down to net realizable value in the books and records of the Acquired Companies and in the Acquired Businesses’ Latest Balance Sheet consistent with any year-end adjustments. The quantities of each item of Inventory included in the Purchased Assets (whether raw materials, intermediaries, work-in-process or finished goods) are not excessive and are reasonable (and not insufficient) in the present circumstances of the Acquired Business.

i.	4.2 Material Contracts

. Each Contract listed on Schedule 1.2(a)(vii) is in full force and effect, is valid, binding and enforceable in accordance with its terms, and is not subject to any claims, charges, set-offs or defenses. (a) no Asset Seller nor any of their Affiliates is in breach or default under any such Contract, nor has any event occurred which with the giving of notice or the passage of time (or both) would constitute a breach or default by Asset Seller thereunder, (b) no Asset Seller nor any of their Affiliates has waived any rights under any such Contract or modified any terms thereof, and (c) no other party to any such Contract is in breach or default in any respect thereunder, nor has any event occurred, which with the giving of notice or the passage of time (or both) would constitute a default by such other party thereunder. No Asset Seller has received any written notice or communication regarding any violation or breach of, or default under any such Contract. No Asset Seller has been notified in writing by any counterparty to any such Contract that such counterparty is terminating, modifying, repudiating, or rescinding, or intends to terminate, modify, repudiate, or rescind any such Contract. For purposes of this Section 4.2, Contracts excludes Contracts between Asset Seller, on the one hand, and all Seller Affiliates, on the other hand, unless specifically identified in Schedule 1.2(a)(vii).

i.	4.3 No Violation

. Subject to the receipt of the Consents set forth on Schedule 4.3(a)(i) and to the filing of applicable notices and the expiration of any applicable waiting periods as set forth on Schedule 4.3(a)(ii), neither the execution and delivery of this Agreement or the Other Agreements to which any Asset Seller is a party, nor the performance by any Asset Seller of its obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby will (with or without the passage of time or the giving of notice): (a) violate, contravene, conflict with or result in a breach of, constitute a default under, give rise to any right of termination, modification, foreclosure, cancellation or acceleration under, or cause any loss of benefit under, any of the terms, conditions or provisions of any Contract that is a Purchased Asset, or result in, require or permit the creation or imposition of any Lien (except for Permitted Liens) of any nature upon or with regard to the Purchased Assets, (b) conflict with or contravene or violate in any respect any Law or Order applicable to the Acquired Businesses or by which any of the Purchased Assets are bound or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or modify any Permit related to the Acquired Businesses or the Purchased Assets, or (c) give any Person the right to challenge any of the transactions contemplated hereby, or exercise any remedy or obtain any relief under any Law or any Order to which any Purchased Asset or Acquired Businesses may be bound.

i.	4.4 Absence of Certain Changes

. Since June 30, 2023, except for the marketing of the Acquired Businesses for sale, each of the Acquired Businesses has been conducted in the ordinary course of business consistent with past practice. Except as set forth on Schedule 3.9, since the Reference Date, except for the marketing of the Acquired Businesses for sale, the Acquired Businesses have not, other than in the ordinary course of business:

(a)        entered into any Contract involving payment by it of more than $500,000;

(b)       imposed or become subject to any Liens upon any of its assets other than Permitted Liens;

(c)        made any capital investment in, any loan to, or any acquisition of the securities or assets of, any Person or business;

(d)       created, incurred, assumed, or guaranteed any Indebtedness (other than draws under a revolving line of credit);

(e)        cancelled, compromised, waived, or released any Proceeding, right or claim (or series of related Proceedings, rights, or claims) involving more than $100,000;

(f)        transferred, assigned, or granted any material license or sublicense of any rights under or with respect to any Intellectual Property;

(g)       Reserved;

(h)       declared, set aside, or paid any dividend or made any distribution with respect to its Equity Interests (whether in cash or in kind), redeemed, purchased, or otherwise acquired any of its Equity Interests or made any payments to any holder its Equity Interests;

(i)        experienced any material damage, destruction, contamination, or loss (whether or not covered by insurance) to any of its material property that it has failed to repair or take steps to repair;

(j)        entered into any transaction with any of its directors, officers, and employees;

(k)       (i) granted or announced any new cash, equity-based incentive, bonus, severance or termination pay, or material increase in the compensation or benefits of any of its current directors, officers, or employees, (ii) adopted, announced, materially amended or modified, or terminated any Plan or any benefit or compensation plan, program or arrangement that would have been a Plan if in effect on the date hereof, and/or (iii) commenced participation in or ceased to participate in, or changed or had imposed on any Acquired Business or any Seller with respect to any Acquired Business or been notified of any actual or potential changed contribution rates or other terms and conditions with respect to, any “multiemployer plan” (as such terms are defined under ERISA);

(l)        entered into or terminated any change in control, severance, retention, or similar agreement, with the exception of any existing employment agreements or employment agreements that do not deviate in any material respect from such Acquired Business’ standard form that provides for at-will employment;

(m)      made any loans or advances of money; or

(n)       entered into any agreement, understanding or commitment by any Acquired Business or any Asset Seller in respect to any Acquired Business to do any of the foregoing.

i.	4.5 Taxes

. Except as set forth on the applicable subsection of Schedule 4.5:

a.

all material Tax Returns with respect to the Purchased Assets and Acquired Businesses that were required to be filed have been filed, all such Tax Returns are true, complete and accurate in all material respects, and all material Taxes due with respect to the Purchased Assets and Acquired Businesses (whether or not shown on any Tax Return) have been paid;

b.	there are no Liens for Taxes (other than Permitted Liens) upon the Purchased Assets of the Asset Seller;

c.

the Asset Seller has with respect to the Purchased Assets and Acquired Businesses, has timely withheld or collected and paid over to the appropriate Taxing Authority all material Taxes which it is required to withhold or collect from amounts distributed, paid, received, or owing to any equityholder, employee or other Person;

d.

none of the Purchased Assets is an equity interest in any Person for U.S. federal (or applicable state or local) income Tax purposes and none of the Assumed Liabilities is an obligation to make an excess parachute payment within the meaning of Section 280G of the Code;

e.

there are no Tax audits, examinations or other Proceedings or any notices of inquiry with respect to any of the foregoing pending against the Asset Seller with respect to the Purchased Assets or Acquired Businesses, or any Acquired Business; and

f.

the Asset Seller is a tax resident in the United States, and, with respect to the Purchased Assets and the Acquired Businesses, has not engaged in a trade or business, had a permanent establishment (within the meaning of an applicable Tax treaty or convention between its country of formation and any other country), or otherwise been subject to taxation in any country other than the United States.

i.	4.6 Real Property.
a.

Schedule 4.6(a) sets forth a complete list, including an address, of all real property owned in fee by CBA with respect to the Facility (the “Facility Owned Real Property”). With respect to Facility Owned Real Property: (i) CBA has good and marketable fee simple title, free and clear of all Liens except Permitted Liens; and (ii) CBA has not leased, licensed or otherwise granted to any Person the right to use or occupy the Facility Owned Real Property or any portion thereof.

b.

Schedule 4.6(b) sets forth a complete list, including an address of each leasehold or subleasehold estate or other right to use or occupy any interest in real property held by CBA with respect to the Facility (the “Facility Leased Real Property” and, together with the Facility Owned Real Property, the “Facility Real Property”) and each Contract whereby any CBA leases, subleases, licenses, or otherwise holds any rights to use or occupy any Facility Leased Real Property (the “Facility Real Property Leases”) (including all amendments, guaranties and other material agreements with respect thereto) relating to each such Facility Leased Real Property. A true, correct and complete copy of each of the Facility Real Property Leases has been made available to Buyer.

c.

Except as set forth on Schedule 4.6(c)(i), CBA has not received any written notice of condemnation with respect to any Facility Real Property. Except as set forth on Schedule 4.6(c)(ii), there is no pending or threatened condemnation, expropriation or other governmental taking of any part or interest in any Facility Owned Real Property or, to the Asset Seller’s Knowledge, any Facility Leased Real Property. Except as set forth on Schedule 4.6(c)(iii), CBA has not granted to any third party any right of first offer, right of first refusal, option to purchase, lease or otherwise occupy the Facility Real Property or other provision granting any Person the right to acquire CBA’s lessee interest in any Facility Leased Real Property. Except as set forth on Schedule 4.6(c)(iv), CBA has not received written notice of any and, to the Asset Seller’s Knowledge, there is no pending, insolvency or bankruptcy proceeding involving any landlord or lessor under any Facility Real Property Lease. Except as set forth on Schedule 4.6(c)(v), CBA has all certificates of occupancy, licenses, and Permits as are necessary for the lawful operation of the Facility Real Property in the manner as currently operated.

i.	4.7 Litigation

. Except as set forth on Schedule 4.7(a), there are no Proceedings pending or, to the Asset Seller’s Knowledge, threatened against any Acquired Business. Except as set forth on Schedule 4.7(b), the Asset Seller is not subject to any Order (nor have any of them been subject to an Order in the past five (5) years) with respect to the Purchased Assets.

i.	4.8 Compliance with Applicable Laws

.

a.

Except as set forth on Schedule 4.8, the Asset Seller, with respect to the Acquired Business, complies, and has at all times complied in all material respects with all Laws in connection with the conduct, ownership, use, occupancy or operation of the Acquired Business and the Purchased Assets. The Asset Seller, with respect to the Acquired Business, has not received, during the past three (3) years, any written notice from any Governmental Authority or other Person asserting a failure to comply with any such Laws. To the Sellers’ Knowledge, the Asset Seller, with respect to the Acquired Business, is not under investigation with respect to violations of any such Laws.

i.	4.9 Licenses and Permits

. The Asset Seller holds, and has at all times held all Permits necessary for the conduct, ownership, use, occupancy or operation of the Acquired Businesses and the Purchased Assets, including any and all Alcohol Permits. Except as set forth on Schedule 4.9(i), the Asset Seller with respect to the Acquired Businesses complies, and has at all times complied, in all material respects with all such Permits, and the Asset Seller has not received during the past five (5) years any written notice or other communication from any Governmental Authority, including any Alcohol Beverage Authority, or any other Person that, the Asset Seller, with respect to the Acquired Businesses or the Purchased Assets, is not in compliance in any material respect with any such Permit (including any Alcohol Permit) or of any actual or possible revocation, withdrawal, suspension, cancellation, termination or material modification of any such Permit. All such Permits (including any Alcohol Permit) are identified on Schedule 4.9(ii), including the Person or Persons in whose name such Permit is issued, the date of issuance of such Permit, the date of expiration and/or renewal of such Permit, and the jurisdiction in which such license was issued. True, complete, and accurate copies of all such Permits have been provided or made available to the Buyer. All such Permits are valid and in full force and effect on terms identical in all material respects to those under which, immediately before the Closing (and as of the date of this Agreement), the Asset Seller with respect to the Acquired Businesses hold such Permits and, subject to Permit requirements, there will be no interruption in the operations of any Acquired Business.

i.	4.10 Compliance with Environmental, Health and Safety Requirements

. All Section 4.10 representations and warranties are limited to the Equity Sellers’ Knowledge with respect to all matters herein prior to November 30, 2020, with respect to the Acquired Companies:

a.	The Asset Seller, with respect to the Facility, has complied in all material respects, and is in compliance in all material respects with, all Environmental, Health and Safety Requirements.

b.

Without limiting the generality of the foregoing, the Asset Seller with respect to the Facility and the Acquired Business have obtained and complied in all material respects with, and is in material compliance with, all Permits and other authorizations that are required pursuant to Environmental, Health and Safety Requirements for the occupation of their facilities and the operation of their respective business. A list of all such Permits and other authorizations is set forth on Schedule 4.10(b).

c.

Asset Seller has not received any written notice or report regarding any actual or alleged violation of Environmental, Health and Safety Requirements from a Governmental Authority, including any investigatory, remedial or corrective obligations, relating to any of them or the Facility or the Acquired Business arising under Environmental, Health and Safety Requirements.

d.	Reserved.

e.

Asset Seller, with respect to the Facility or the Acquired Business, has not treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, manufactured, distributed, or released any substance, including any hazardous substance, or owned or operated any Facility Real Property or other facility (and no such Facility Real Property or facility is contaminated by any such substance) so as to give rise to any current or future Liabilities, including any Liability for fines, penalties, response costs, corrective action costs, personal injury, property damage, natural resources damage or attorney’s fees, pursuant CERCLA, SWDA, or any other Environmental, Health and Safety Requirements.

f.

Neither this Agreement nor the consummation of the transactions that are contemplated by this Agreement will result in any obligations for site investigation or cleanup, or notification to or consent of any Governmental Authority, judicial authority or third party, pursuant to any of the so-called “transaction triggered” or “responsible property transfer” Environmental, Health and Safety Requirements.

g.

The Asset Seller with respect to the Facility and the Acquired Business has not designed, manufactured, sold, marketed, installed, or distributed products or other items containing asbestos and the Asset Seller with respect to the Facility and the Acquired Business is not nor will become subject to any asbestos liabilities.

h.

The Asset Seller with respect to the Facility and the Acquired Business has not assumed, or otherwise become subject to, any Liability, including any obligation for corrective or remedial action, of any other Person relating to Environmental, Health and Safety Requirements.

i.	4.11 Labor Matters

.

a.

Except as set forth on Schedule 4.7(a), no charge or complaint of employment discrimination, harassment, or other similar charge or complaint has been made against the Sellers with respect to Seller’s employees located at the Facility during the last five (5) years, or is pending or, to the Knowledge of the Sellers, threatened, nor does any Seller have Knowledge of any Basis for any such allegation, charge, or complaint. The Sellers, with respect to Seller’s employees located at the Facility, have promptly made a material investigation of all such charges or complaints made by or about any employee or independent contractor of any of the Sellers.

b.

Except as set forth in Schedule 4.11(b), the Sellers’ employees located at a Facility are not a party to or bound by any Collective Bargaining Agreement. Except as set forth in Schedule 4.11(b), no Seller employee located at the Facility is represented by any labor union, trade union or labor organization with respect to their employment with the Sellers. To the Sellers’ Knowledge, no organizational effort is presently being made or threatened by or on behalf of any labor union with respect to Representatives of the Sellers located at the Facility. The Sellers, with respect to Sellers’ employees located at the Facility, are not engaged in any unfair labor practice and there is (i) no unfair labor practice charge or complaint pending against the Sellers or, to the Knowledge of the Sellers, threatened against the Sellers before the National Labor Relations Board, and no grievance or Proceeding arising out of or under any Collective Bargaining Agreement is so pending against the Sellers, or, to the Knowledge of the Sellers, so threatened, (ii) no strike, labor dispute, slow down or work stoppage pending against the Sellers or, to the Knowledge of the Sellers threatened against the Sellers, and (iii) no labor union, trade union, labor organization or group of Sellers’ employees located at the Facility have made a pending demand (in writing) for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority.

c.

Except as set forth in Schedule 4.11(c), to the Knowledge of the Sellers, the Seller’s employees located at the Facility have complied in all material respects with all applicable Laws relating to and/or governing Employment Matters, and the Sellers, with respect to the Sellers’ employees located at the Facility are not liable for any arrearage, or any taxes, costs or penalties for failure to comply with any of the foregoing. Without limiting the generality of the foregoing, the Sellers, with respect to the Sellers’s employees located at the Facility, have not incurred a violation of COBRA or other applicable state insurance continuation law. As of the Closing Date, the Sellers have not effectuated (i) a “plant closing” (as defined in the WARN Act) affecting the Facility or operating units within the Facility, or (ii) a “mass layoff” (as defined in the WARN Act) affecting the Facility, and neither have the Sellers with respect to the Sellers’ employees located at the Facility been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local law. Except as set forth in Schedule 4.11(c), no employee of the Sellers located at the Facility have suffered an “employment loss” (as defined in the WARN Act) within the past six (6) months.

d.

Except as set forth in Schedule 4.7(a), there are no, and in the past five (5) years there have been no, pending, or to the Knowledge of the Sellers, threatened lawsuits, arbitrations, administrative charges, controversies, grievances or claims by any employee, independent contractor, former employee, or former independent contractor of the Sellers located at the Facility before the National Labor Relations Board, the Equal Employment Opportunity Commission or any other Governmental Authority or arbitration board or panel relating to any Employment Matters.

e.

For purposes of this Section 4.11, Sellers’ employees, hires, or Representatives, as applicable, located at the Facility or similar language, means the Sellers’ Representative’s principal location of employment or engagement is at the Facility.

i.	4.12 Employees

.

a.

Schedule 4.12(a)(i) sets forth the following: a true, complete and accurate list of the name of each Seller employees located at the Facility, his or her dates of hire, position and title (if any), annual base salary, hourly wage, and other compensation (identifying bonuses, commissions, incentive compensation and equity-based compensation, if any, separately), and, in the case of an employee, whether such employee is hourly or salaried, whether such employee is exempt or non-exempt, the number of such employee’s accrued sick days and vacation days, whether such employee is absent from active employment and, if so, the date such employee became inactive, the reason for such inactive status, and, if applicable, the anticipated date of return to active employment. Schedule 4.12(a)(ii) sets forth a true, complete, and accurate listing of the name of each individual engaged by a Seller located at the Facility as an independent contractor, together with such individual’s compensation arrangement and whether such individual has entered into a written agreement regarding his or her contractor engagement. Except as set forth on Schedule 4.12(a)(iii), the Seller’s employees located at the Facility have no unsatisfied Liability to any previously terminated Representative. The Sellers have disclosed all written, material employee handbooks and policies in effect as of the Reference Date to the Buyer. No Representative on Schedule 4.12(a)(i) or Schedule 4.12(a)(ii) has received any bonus or increase in compensation since the date of the Acquired Businesses’ Latest Balance Sheet, nor since such date has there been any promise orally or in writing to any such employee of any bonus or increase in compensation.

b.

No Representative has informed the Sellers, in writing, of any material plans to terminate their employment or relationship with the Sellers with respect to the Facility generally or as a result of the transactions contemplated hereby or otherwise.

c.

There are no material claims or assertions for indemnification or advancement of expenses by any Representative, whether or not covered by insurance, pending against, or to the Sellers’ Knowledge, threatened against, the Sellers with respect to the Facility.

d.

Except as set forth on Schedule 4.12(d), all Representatives of Sellers located at the Facility are “employees at will” or otherwise employed or engaged such that the Sellers may lawfully terminate their employment or engagement at any time, with or without cause. A true and correct copy of any form of non-competition, non-solicitation, proprietary rights, or confidentiality agreement currently in force with any of the Representatives of the Sellers located at the Facility, and any variances therefrom, has been delivered to the Buyer.

e.

To Seller’s Knowledge, since the date which is one (1) year prior to the date hereof, the Sellers’ hires located at the Facility that have been retained as an independent contractor qualifies or qualified as an independent contractor and not as an employee of the Sellers under the Code and all applicable Laws. Provided Buyer complies with is obligations hereunder, neither the execution of this Agreement nor the consummation of the transactions contemplated hereby shall cause the Sellers to be in breach of any Contract with any Representative located at the Facility or cause the Sellers to be liable to pay any severance or other amount to any Representative of the Sellers. The Sellers have not made any commitment to any of its Representatives located at the Facility with respect to any possible employment or increases in compensation by the Buyer following the Closing.

f.

To the Knowledge of the Sellers, since the date which is one (1) year prior to the date hereof, the Sellers, with respect to the employees located at the Facility: (i) have properly classified and treated all of its employees as “employees” and independent contractors as “independent contractors”, (ii) have properly classified and treated all of its employees as “exempt” or “nonexempt” from overtime requirements under applicable Law, (iii) have maintained legally adequate records regarding the service of all of its employees, including, where required by applicable Law, records of hours worked, (iv) are not delinquent in any material payments to, or on behalf of, any current or former employees or independent contractors for any services or amounts required to be reimbursed or otherwise paid, (v) have withheld, remitted, and reported all material amounts required by law or by agreement to be withheld, remitted, and reported with respect to wages, salaries and other payments to any current or former independent contractors or employees, and (vi) are not liable for any material payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Authority with respect to unemployment compensation benefits, social security or other benefits or obligations for any current or former independent contractors or employees (other than routine payments to be made in the ordinary course of business and consistent with past practice).

g.	Reserved.

h.

Except as set forth on Schedule 4.12(h), to the Knowledge of the Sellers, each of Sellers’ employees located at the Facility is either (i) a citizen of the jurisdiction in which he or she works, (ii) a national of the jurisdiction in which he or she works, (iii) a lawful permanent resident of the jurisdiction in which he or she works, or (iv) has requisite authority to work in the jurisdiction in which he or she works, either specifically for the Sellers or for any applicable employer. Each of Seller’s employees located at the Facility have completed a Form I-9 (Employment Eligibility Verification) for each employee hired, and each such Form I-9 has since been updated as required by applicable law and, to the Knowledge of the Sellers, is correct and complete. For each employee of the Sellers employed in the United States at the Facility, an authorized official of the Sellers has reviewed the original documentation relating to the identity and employment authorization of such employee in compliance with applicable law and such documentation appeared, to such official, to be genuine on its face and to relate to the employee presenting such documentation.

a.

For purposes of this Section 4.12, the use of the phase “Sellers’ employees, hires, or Representatives, as applicable, located at the Facility” or similar language, means the Sellers’ employees, hires, or Representatives, as applicable, principal location of employment or engagement is at the Facility. For the avoidance of doubt, (A) all Business Employees (other than those specifically associated with an Acquired Company), are located at the Facility and (B) all references to an Acquired Business employee shall refer only to employees whose principal location of employment or engagement is at the Facility.

i.	4.13 Assets

. The Asset Sellers collectively own, and upon the Closing will convey to the Buyer, good and marketable title to, or a valid right to use, all of the Purchased Assets, free and clear of any and all Liens, except for Permitted Liens.

i.	4.14 Intellectual Property

. Schedule 1.4(i) sets forth a true, complete, and correct list of the following to the extent each is included in the Intellectual Property Assets: (i) all registered trademarks and trademark applications, (ii) domain names and (iii) copyright registrations (collectively, the “Company Intellectual Property”). The Intellectual Property Assets do not include any patents or pending patent applications. For each item of Company Intellectual Property, Schedule 4.14(i) sets forth the registration and/or application number, if any, and the Governmental Authority or other entity with which any such application has been filed and/or which has issued such registration. Except as set forth on Schedule 4.14(ii) (by reference to the applicable subsection hereof):

a.	the Intellectual Property Sellers own all right, title, and interest in the Company Intellectual Property, free and clear of all Liens except for Permitted Liens.

b.

no claims or allegations of infringement, misappropriation or unauthorized use involving any Company Intellectual Property are pending or, to the Sellers’ Knowledge, threatened in writing against or by a third party, and no claims or allegations of infringement, misappropriation or unauthorized use involving any Company Intellectual Property are pending or threatened against a third party.

c.

all registered trademarks, domain names and registered copyrights and applications to register trademarks and copyrights set forth on Schedule 1.4(i) are in full force and effect, all renewal and other maintenance filings and fees with respect thereto have been made and paid, all other maintenance actions have been taken, and all such intellectual property rights are valid and enforceable.

d.	Reserved.

e.	no Intellectual Property Seller or Asset Seller is obligated under any Contract or otherwise to pay royalty, honorarium, or license fees for the use of any Company Intellectual Property.

i.	4.15 Brokers

. Neither the Asset Seller nor any of its Affiliates has retained any broker or finder, agreed to pay or made any statement or representation to any Person that would entitle such Person to, any broker’s, finder’s or similar fees or commissions from Buyer in connection with the transactions contemplated by this Agreement.

i.	4.16 Asset Seller Products and CBA Brands

. A complete and accurate list of all brand names being transferred by the Asset Seller or otherwise with respect to the Purchased Assets are set forth on Schedule 4.16 (the “CBA Brands”). All products and services that currently are manufactured, distilled, brewed, produced, marketed, offered, sold, licensed, provided or distributed by or on behalf of the Sellers in respect of the CBA Brands are referred to herein, collectively, as the “Asset Seller Products.” For the sake of clarity, neither the Asset Seller Products nor the CBA Brands include any products and services that are currently manufactured, distilled, brewed, produced, marketed, offered, sold, licensed, provided or distributed by or on behalf of any Excluded Brand.

i.	4.17 No Other Representations and Warranties

. Except for the representations and warranties contained in Article IV (including the related portions of the Disclosure Schedules), none of Sellers or any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of Sellers or any other Person, including any representation or warranty as to the accuracy or completeness of any information regarding the Acquired Businesses, the Purchased Assets, or the Company Intellectual Property furnished or made available to Buyer and its Representatives.

li.	V REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE SELLERS

As a material inducement to the Buyer to enter into this Agreement and consummate the transactions contemplated hereby, each Seller severally, and not jointly, represents and warrants to the Buyer as follows:

i.	5.1 Organization and Qualification

. Each Seller is duly formed, validly existing and in good standing under the Laws of the jurisdiction of its formation or incorporation. Each Seller has all requisite power and authority to conduct its business as it is now being conducted and as proposed to be conducted and to perform all of its obligations under each Contract by which it is bound. Each Seller is duly qualified to conduct its business as a foreign entity and is in good standing under the Laws of the jurisdictions where the nature of such Person’s business or the ownership or leasing of its assets requires such qualification.

i.	5.2 Authorization; Enforceability

. Each Seller has all requisite power and authority to execute and deliver this Agreement and the Other Agreements to which it is a party, to perform its obligations under this Agreement and the Other Agreements to which it is a party, and to consummate the transactions contemplated by this Agreement and the Other Agreements to which it is a party. This Agreement and each of the Other Agreements have been duly executed and delivered by such Seller, and constitute the legal, valid, and binding obligations of such Seller, enforceable against it in accordance with their respective terms and conditions, except as such enforceability may be limited by the General Enforceability Exceptions.

i.	5.3 Title to Interests

. Each Seller is directly or indirectly the holder of record and beneficial owner of the applicable Purchased Interests set forth on Schedule 5.3 and such Purchased Interests are free and clear of any and all restrictions on transfer, Taxes or Liens (other than restrictions under the Securities Act or applicable state securities Law). Such Seller has the sole voting power and the sole power of disposition and sole power to agree to all matters set forth in this Agreement with respect to the Purchased Interests held by such Seller, with no limitations, qualifications or restrictions on such rights and powers. There are no pending Proceedings against such Seller affecting the Purchased Interests held by such Seller or the right of any Seller to execute, deliver and perform its obligations under this Agreement or the Other Agreements to which such Seller is a party. Upon delivery of the certificate(s) representing the Purchased Interests held by the Sellers as of the Closing Date, duly endorsed in blank or accompanied by a duly executed stock power with respect to such Purchased Interests, good and marketable title to the Purchased Interests will be sold, assigned, conveyed, transferred, and delivered to the Buyer, free and clear of any and all restrictions on transfer, Taxes or Liens.

i.	5.4 No Consents

. Except as set forth on Schedule 5.4, no Consent of, permit or exemption from, or declaration, filing or registration with, any Person or Governmental Authority is required to be made or obtained by any Seller in connection with the execution, delivery, and performance of this Agreement.

i.	5.5 Litigation

. There are no Proceedings pending, or threatened, against any Seller, nor are any of the Sellers subject to any Order of any court, judicial authority or Governmental Authority that would seek to prevent any of the transactions contemplated by this Agreement and the Other Agreements.

i.	5.6 No Violation

. Subject to the receipt of the approvals and to the filing of notices as contemplated by Section 5.4, neither the execution and delivery of this Agreement or the Other Agreements to which any Seller is a party, nor the performance by any Seller of the transactions contemplated hereby or thereby, will (a) constitute a default under the Organizational Documents of any Seller (if such Seller is an entity), (b) result in a default, give rise to any right of termination, cancellation or acceleration, or require any Consent under any of the terms, conditions or provisions of any material mortgage, loan, license, agreement, lease or other instrument or obligation to which any Seller is a party, or (c) conflict with or violate any material Laws applicable to any Seller or by which any of their assets or properties are bound.

i.	5.7 Foreign Person

. None of the Sellers is a foreign person within the meaning of Section 1445 of the Code.

i.	5.8 Brokers

. None of the Sellers, the Acquired Companies or any of their respective Affiliates has retained any broker or finder, agreed to pay or made any statement or representation to any Person that would entitle such Person to, any broker’s, finder’s or similar fees or commissions from Buyer in connection with the transactions contemplated by this Agreement.

i.	5.9 No Other Representations and Warranties

. Except for the representations and warranties contained in this Article V (including the related portions of the Disclosure Schedules), none of Sellers or any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of Sellers or any other Person, including any representation or warranty as to the accuracy or completeness of any information regarding the Sellers furnished or made available to Buyer and its Representatives.

li.	VI REPRESENTATIONS AND WARRANTIES OF THE BUYER

As a material inducement to the Sellers to enter into this Agreement and consummate the transactions contemplated hereby, each of the Buyer and Parent represents and warrants to the Sellers as follows:

i.	6.1 Organization and Qualification

. The Buyer is a limited liability company duly formed, validly existing and in good standing under the Laws of the State of Delaware. The Buyer has all requisite limited liability or similar power and authority to own, lease and operate its respective properties and assets and to carry on its businesses as currently conducted. The Buyer is duly qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction where the ownership or operation of its properties and assets or the conduct of its businesses require such qualification, except, in each case, for failures to be so qualified or in good standing that would not (A) individually or in the aggregate, have a material adverse effect on the assets, liabilities, financial condition or results of operations of the business of the Buyer and its Subsidiaries, taken as a whole, or (B) prevent, materially delay or materially impair the ability of the Buyer to consummate the transactions contemplated by this Agreement. Parent is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware.

i.	6.2 Authorization; Enforceability

. Each of the Buyer and Parent has, and has caused each of their relevant Affiliates to have, the requisite corporate or similar power and authority to execute and deliver this Agreement and the Other Agreements to which it is a party, to perform its respective obligations under this Agreement and the Other Agreements to which it is a party, and to consummate the transactions contemplated by this Agreement and the Other Agreements to which it is a party. The execution and delivery by each of the Buyer and Parent of this Agreement and the Other Agreements to which it is a party, and by each of their relevant Affiliates of any Other Agreements to which such Affiliate is a party, has been duly and validly authorized and no additional corporate or shareholder authorization or consent is required in connection with such execution and delivery or the performance of its respective obligations hereunder or thereunder. This Agreement has been duly and validly executed and delivered by each of the Buyer and the Parent, the Other Agreements to which the Buyer, Parent or any of their Affiliates is a party will be duly executed and delivered by the Buyer, Parent or any of their Affiliates at the Closing, and, assuming the due authorization, execution and delivery by the other parties hereto and thereto, will constitute, upon such execution and delivery in each case thereof, legal, valid and binding obligations of the Buyer, Parent or any of their Affiliates, enforceable in accordance with their terms and conditions, except as such enforceability may be limited by the General Enforceability Exceptions.

i.	6.3 No Consents

. Except as set forth on Schedule 6.3, no material Consent of, permit or exemption from, or declaration, filing or registration with, any Governmental Authority is required to be made or obtained by the Buyer or Parent in connection with the execution, delivery, and performance of their respective obligations under this Agreement by the Buyer and Parent.

i.	6.4 Litigation

. There are no Proceedings pending, or to the Buyer’s knowledge, threatened, against the Buyer, nor is the Buyer subject to any Order of any court, judicial authority or Governmental Authority that would seek to prevent or delay or the transactions contemplated by this Agreement.

i.	6.5 No Violation

. Subject to the receipt of the approvals and to the filing of notices as set contemplated by Schedule 6.5, neither the execution and delivery of this Agreement or the Other Agreements to which they are a party by the Buyer and Parent, the performance by them of their respective obligations hereunder or thereunder nor the completion of the transactions contemplated hereby or thereby will (a) constitute a default under the Organizational Documents of the Buyer or Parent, (b) to the Buyer’s knowledge, result in a default, give rise to any right of termination, cancellation or acceleration, or require any Consent under any of the terms, conditions or provisions of any material mortgage, loan, license, agreement, lease or other instrument or obligation to which the Buyer or Parent is a party, or (c) conflict with or violate any Laws applicable to the Buyer or Parent or by which any of their respective assets or properties is bound.

i.	6.6 No Broker

. Neither the Buyer nor any of its Affiliates has retained any broker or finder, agreed to pay or made any statement or representation to any Person that would entitle such Person to, any broker’s, finder’s or similar fees or commissions from Buyer in connection with the transactions contemplated by this Agreement.

i.	6.7 Independent Investigation / AS IS

. BUYER ACKNOWLEDGES AND AGREES THAT IT IS PURCHASING AND SHALL TAKE POSSESSION OF THE ACQUIRED COMPANIES, ACQUIRED BUSINESS, THE PURCHASED ASSETS, AND THE INTELLECTUAL PROPERTY ASSETS ON AN “AS IS, WHERE IS” BASIS AND WITHOUT REPRESENTATION OR WARRANTY FROM, SELLERS EXCEPT AS EXPRESSLY PROVIDED FOR IN ARTICLE III, ARTICLE IV, AND ARTICLE V HEREOF OR IN ANY OTHER AGREEMENT. Buyer acknowledges that it has been given the opportunity to conduct and has conducted such investigations and inspections of the Acquired Companies, Acquired Business, the Purchased Assets, and the Intellectual Property Assets. Without limiting the foregoing, Buyer hereby acknowledges and agrees that, none of Sellers or the Acquired Companies has made any representation or warranty to Buyer except as expressly set forth in Article III, Article IV, and Article V of this Agreement (including the related portions of the Disclosure Schedules) or any Other Agreement.

i.	6.8 Solvency

. Immediately after giving effect to the transactions contemplated hereby, Buyer shall be solvent and shall: (a) be able to pay its debts as they become due; (b) own property that has a fair saleable value greater than the amounts required to pay its debt (including a reasonable estimate of the amount of all contingent liabilities); and (c) have adequate capital to carry on its business. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated hereby with the intent to hinder, delay or defraud either present or future creditors of Buyer or Sellers. In connection with the transactions contemplated hereby, Buyer has not incurred and does not plan to incur debts beyond its ability to pay.

i.	6.9 No Other Representations and Warranties

. Except for the representations and warranties contained in this Article VI (including the related portions of the Disclosure Schedules), neither the Buyer, Parent nor any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of the Buyer, Parent or any other Person, including any representation or warranty as to the accuracy or completeness of any information regarding the Buyer, Parent or any of their Affiliates furnished or made available to the Buyer and its Representatives.

li.	VII COVENANTS PRIOR TO CLOSING
i.	7.1 Affirmative Covenants

. From the date hereof and through the Closing, except as otherwise expressly provided herein, each Acquired Company and the Asset Seller with respect to each Acquired Business and each Seller with respect to the Business Employees shall, and the Sellers shall cause the Acquired Companies and the Acquired Businesses and each Seller with respect to the Business Employees to, carry on its and their respective business in the ordinary course of business and substantially in the same manner as previously conducted, unless the Buyer shall have otherwise given its prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned. Without limiting the generality of the foregoing, each Acquired Company and the Asset Seller with respect to each Acquired Business and each Seller with respect to the Business Employees shall, and the Sellers shall cause each of the Acquired Companies and each of the Acquired Businesses and each Seller with respect to the Business Employees to:

a.

conduct its and their respective business, including its cash management customs and practices (including the collection of receivables and payment of payables) and billing, marketing, sales, and discount practices, only in the usual and ordinary course of business in accordance with past custom and practice, which includes using, commercially reasonable efforts to keep its business organization, properties, assets, and business relationships intact;

b.

cooperate with Buyer in Buyer’s investigation of the Acquired Business and the Acquired Companies as Buyer may reasonably request and shall (a) provide Buyer and its authorized representatives (including, without limitation, a land surveyor) with reasonable access at reasonable times and upon reasonable notice (including, without limitation, sufficient access to the Owned Real Property and Facility Owned Real Property to allow a land surveyor to produce an ALTA survey sufficient for the issuance of the title policy in respect of Real Property and/or Facility Owned Real Property), to the offices, properties, advisors, agents, senior management and books and records of the Acquired Business and the Acquired Companies that Buyer may reasonably request and (b) furnish promptly such information concerning the business, properties, Contracts, Permits (including Alcohol Permits), assets and Liabilities of the Acquired Companies and/or Acquired Business as Parent, Buyer or their Representatives may reasonably request;

c.	maintain the existence of and protect all Acquired Company Intellectual Property and Intellectual Property Assets used by the Acquired Companies and/or the Acquired Businesses;

d.	use commercially reasonable efforts to cause the conditions to the Sellers’ obligation to close to be satisfied;

e.

use commercially reasonable efforts to do all things necessary and proper to consummate the transactions contemplated by this Agreement, as soon as practicable, including obtaining third party consents;

f.

(i) give promptly such notice to third parties as Parent may in its sole discretion deem necessary or desirable in connection with the transactions contemplated by this Agreement and the Other Agreements, (ii) use commercially reasonable effort to obtain the consents and/or waivers identified on Schedule 9.1(e), and (iii) use commercially reasonable efforts to obtain such other third-party consents, approvals and/or waivers as Parent may in its sole discretion deem necessary or desirable in connection with the transactions contemplated by this Agreement and the Other Agreements;

g.

promptly deliver to Parent written notices, upon becoming aware of: (i) any fact, change, condition, circumstance, event, occurrence or non-occurrence that has caused or is reasonably likely to cause any representation or warranty in this Agreement made by any Acquired Company or any Seller to be untrue or inaccurate in any material respect at any time after the date hereof and prior to the Closing, (ii) any material failure on the part of any Acquired Company, any Acquired Business or any Seller to comply with or satisfy any pre-Closing covenant, condition or agreement to be complied with or satisfied by it hereunder, or (iii) (A) any injunction, writ or order of any nature issued and directing that the transactions provided for herein not be consummated as herein provided or (B) any Proceeding pending or threatened before any Governmental Authority with respect to the transactions contemplated hereby; provided, that the delivery of any notice pursuant to this Section 7.1(g) shall not, unless otherwise set forth in this Agreement, limit or otherwise affect the remedies available hereunder to the party receiving such notice, or the representations or warranties of, or the conditions to the obligations of, the Parties;

h.

with respect to the Owned Real Property and Facility Owned Real Property, (i) Sellers will manage or cause such property to be managed in accordance with its past practices and in accordance with any leases and restrictive covenants and declarations which encumber such property, as applicable; (ii) Sellers will permit no change or modification in such leases or such restrictive covenants and declarations without the prior written approval of the Buyer, which consent shall not be unreasonably withheld, delayed or conditioned; (iii) Sellers will enter into no agreements with respect to the operation or maintenance of any portion of such property, without the prior written consent of the Buyer, which consent shall not be unreasonably withheld, delayed or conditioned; (iv) Sellers will maintain each Seller’s existing insurance coverage with respect to such property from the date hereof through the Closing; (v) Sellers will not further encumber (or permit such further encumbrance of) such property in any manner; (vi) Sellers will perform when due all of Seller’s obligations to be performed under the Real Property Leases or Facility Real Property Leases, the restrictive covenants and declarations and all other agreements affecting such property, as applicable; (vii) Sellers shall not accept rent from any tenant under any lease for more than one month in advance and will not enter into or accept any lease buyout involving the termination of a lease, as applicable; (viii), unless in the ordinary course of business and excluding Inventory for purposes of the obligations and restrictions of this subsection, Sellers shall not modify such property or remove or authorize the removal of any personal property thereon unless the same is replaced, prior to Closing, with similar items of at least equal suitability, quality and value; (ix) Sellers shall notify the Buyer promptly of any notice of default under any lease, code violations, litigation, arbitration or administrative hearing concerning or affect any part of such property; and (x) Sellers shall not enter into any contract or other written or verbal agreement for sale or option of such property or any portion thereof with any other party;

a.

use commercially reasonable efforts to obtain, prior to Closing, any estoppel certificates that the Buyer may request concerning title polices in respect of Real Property and/or Facility Owned Real Property in a form provided by the Buyer; and

b.

remove as an encumbrance against title to the Owned Real Property and Facility Owned Real Property on or prior to the Closing, any deeds of trust, mortgages, monetary liens, or monetary encumbrances, and any exceptions for claims of liens for labor or materials furnished or supplied to such property or any portion of such property at the request of (or with the permission or acquiescence of) the Sellers’ Representative.

i.	7.2 Negative Covenants

. From the date hereof and prior to the Closing, except as otherwise provided herein, no Acquired Company shall, and no Asset Seller or Equity Seller with respect to the Facility, the Transferred Employees, or the Purchased Assets shall, without Buyer’s consent, which consent will not be unreasonably withheld, delayed, or conditioned:

a.

take any action or omit to take any action that would require disclosure under Section 3.9 or Section 4.4 hereof (without giving effect to any “date hereof” qualification set forth therein) as of the Closing Date;

b.

except as required by the terms of any Plan existing on the date hereof that is listed on Schedule 3.25(a) or any applicable Law, (i) grant or announce any change in the compensation or benefits payable to any of its current or former, non-employee officers, employees, consultants, independent contractors or other individual service providers, (ii) enter into or amend any agreement or contract providing for, making or granting any bonus, long-term incentive compensation, deferred compensation, special pay, stay-on or retention, change in control, severance or termination payment or any wage, salary or compensation increase to any, non-employee officer, employee, consultant, independent contractor or other individual service provider, (iii) establish, adopt, amend or terminate any Plan or other benefit or compensation plan, program, policy, agreement or arrangement that would have been a Plan if in effect on the date hereof, other than amendments to Seller Plans in the ordinary course of business that are broadly applicable to employees of the Asset Sellers and their Affiliates generally and that do not materially increase costs to the Facility, the Acquired Companies, or the Asset Sellers (or any Affiliate of any Seller) with respect to the Acquired Business (iv) take any action to cause to accelerate the payment, funding, vesting, right to payment or vesting of any compensation or benefits including equity-based or equity-like awards, (v) terminate the employment, engagement or service of, or hire, any officer or any employee or independent contractor of the Facility or any of the Acquired Businesses with annual base compensation that exceeds $75,000, (vi) grant or announce any equity-based or equity-like incentive awards or long-term incentive compensation awards; or (vii) agree to contribute to any “multiemployer plan” (within the meaning of Section 3(37) of ERISA) that is subject to Title IV of ERISA;

c.	implement any employee layoffs that would reasonably be expected to implicate the WARN Act;

d.

except as required by law, establish, adopt, enter into, amend, or terminate any Collective Bargaining Agreement or any other agreement with any labor union or other labor organization that explicitly or affirmatively binds any successor or offer any proposals (whether written, oral, formal or informal) to any labor organization that represents employees of the Acquired Companies or Sellers’ employees located at the Facility concerning any economic matters, including with respect to wages, benefits, retirement, pensions, subcontracting or any other term or condition that would reasonably result in increased costs to the Acquired Companies, or increased costs for the employees located at the Facility;

e.	take any action or omit to take any action, the taking or omission of which, would reasonably be likely to, individually or in the aggregate, have a Material Adverse Effect;

f.

(i) enter into or amend any contract, agreement or arrangement (1) outside of the ordinary course of business or (2) restricting in any way the conduct of the business of any Acquired Company or the Acquired Businesses, (ii) directly or indirectly engage in any transaction, arrangement or contract with any officer, director or Affiliate of any of the Acquired Companies or any of the Acquired Businesses or any relative of such an officer, director or Affiliate that is outside the ordinary course of business or (iii) incur any Indebtedness outside of the ordinary course of business;

g.	settle or compromise any material Proceeding or threatened material Proceeding that is not an Excluded Liability;

h.	enter into, materially amend, or modify, or terminate any agreement the disclosure of which would be required by Section 3.11 of this Agreement were such agreement in effect as of the date hereof;

i.	fail to continue planned marketing in the ordinary course of business;

j.

introduce any material change with respect to the operation of any of the Acquired Companies or any of the Acquired Businesses, including (i) any adverse change in the types, nature, composition or quality of the products or services sold, leased or delivered by the Acquired Companies or the Acquired Businesses, (ii) any material change in product specifications or prices or terms of distribution of the products, (iii) any change in pricing, discount, allowance, warranty, refund or return policies or practices, (iv) modifying any pricing, discount, allowance, warranty, refund or return terms for any customer or vendor not in accordance with such policies and prior terms for such customer or vendor, (v) any material change to the manner in which the Acquired Companies or Acquired Businesses licenses or otherwise distributes its products or (vi) any change in standard billing or collection procedures or practices except, with respect to each of the foregoing clauses (i) through (vi), in the ordinary course of business;

k.

enter into any contract, agreement or arrangement that obligates any of the Acquired Companies or Acquired Businesses to refund the counter-party to any such contract, agreement, or arrangement any fees or other amounts payable pursuant to the terms of such contract, agreement, or arrangement, except in the ordinary course of business;

l.	enter into any contract, agreement or arrangement that obligates any of the Acquired Companies or Acquired Businesses to develop any Intellectual Property for any Person;

m.	Reserved;

n.

make, change or revoke any election with respect to Taxes, adopt or change any accounting method, amend any Tax Return, enter into any closing agreement related to Taxes, settle any Tax claim or assessment, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment, or surrender any right to claim a Tax refund;

o.	other than in the ordinary course of business, license any Acquired Company Intellectual Property or Intellectual Property Assets;

p.	sell, dispose of, or permit to lapse any Acquired Company Intellectual Property or Intellectual Property Assets;

q.	disclose any of the Acquired Companies’ or Acquired Businesses’ trade secrets to any third party, other than pursuant to confidentiality agreements; or

r.	agree to do anything prohibited by this Section 7.2.

i.	7.3 Access

. From the date hereof until the earlier to occur of the Closing Date or the termination of this Agreement pursuant to Article X, the Sellers shall, and shall cause the Acquired Companies and the Acquired Businesses to, cooperate with Parent; provided that such access shall be subject to the Acquired Companies’ and the Acquired Businesses’ reasonable security measures and insurance requirements and shall not unreasonably interfere with the operations of the Acquired Companies and the Acquired Businesses.

i.	7.4 Exclusivity

. Each Acquired Company and each Seller, on behalf of themselves and their respective Affiliates, agree that, during the pendency of this Agreement, neither they nor any of their respective officers, directors, employees, stockholders, partners, members, agents, financial advisors, consultants, attorneys, accountants, representatives or other advisors will, directly or indirectly (i) solicit, initiate, facilitate, or encourage (including by way of furnishing any information relating to the Acquired Companies or the Purchased Assets or the Acquired Businesses) the submission of any Acquisition Proposal with respect to the Acquired Companies, and/or Purchased Assets (other than, with respect to Inventory, in the ordinary course of business) or accept any such Acquisition Proposal; (ii) participate in any discussions, negotiations or other communications (as a sender thereof) regarding, or furnish to any Person any information with respect to, or take any other action to knowingly facilitate or encourage any inquiries or the making of any proposal that constitutes, or could reasonably be expected to lead to, any Acquisition Proposal, or otherwise knowingly cooperate in any way, knowingly assist or knowingly participate in, knowingly facilitate or knowingly encourage any effort or attempt by any other Person to seek to do any of the foregoing; or (iii) enter into any agreement with respect to any Acquisition Proposal. Immediately following the execution and delivery of this Agreement, each Seller shall, and each Seller and each Acquired Company shall cause its and its Subsidiaries’ respective officers, directors, employees, partners, members, agents, financial advisors, consultants, attorneys, accountants, representatives or other advisors to, cease and cause to be terminated all existing discussions, negotiations and other communications with any Persons conducted heretofore with respect to any Acquisition Proposal. The Acquired Companies and each Seller shall, as promptly as practicable (and in any event within two (2) days after such party obtains knowledge thereof), notify Parent if any other bona fide proposals or offers for any Acquired Company or any Purchased Assets or any Acquired Business are made, including the terms and conditions of such inquiry or proposal (unless such disclosure is prohibited by a confidentiality agreement executed prior to the date hereof). Neither any Acquired Company nor any Seller shall release any third party from, or waive any provision of, any confidentiality or standstill agreement to which it is a party pertaining to an Acquired Company or the Purchased Assets or the Acquired Businesses.

i.	7.5 Release

. Effective upon the Closing, each Seller, on behalf of itself and on behalf of each of its past, present and future equity holders, directors, officers, employees, members, managers, counsel, agents and representatives and each of its and their respective successors and assigns, each solely with respect to each such Person’s specific capacity as listed above, (all of the foregoing Persons referred to above in this Section 7.5 are collectively referred to herein as the “Releasing Parties”), hereby forever waives, releases and discharges (i) each Acquired Company and each Acquired Business, (ii) each of the other Buyer Indemnified Parties and each of their respective current and former Affiliates, (iii) each current and former direct or indirect shareholder, member, or other equity holder of any Person referenced in any of the immediately preceding clauses (i) and (ii), and each current and former Affiliate (including subsidiaries) of each such shareholder, member, and each such other equity holder, (iv) each current and former predecessor, successor, heir, executor, administrator, personal representative, agent, and assign of any Person referenced in any of the immediately preceding clauses (i) through (iii), and (v) each current and former attorney, agent, advisor, director, manager, officer, shareholder, member, general partner, limited partner, other equity holder, representative, control Person, or employee of any Person referenced in any of the immediately preceding clauses (i) through (iv) (and each other Person with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title) and each of their respective predecessors, successors, heirs, executors, administrators, personal representatives, agents, and assigns (all of the Persons referenced in the immediately preceding clauses (i) through (v) are collectively referred to herein as the “Releasees”) from any and all actions, causes of action, claims, demands, obligations, suits, counter-claims, defenses, rights (including rights of indemnification, contribution or similar rights, from whatever source, whether under Contract, Law or otherwise), omissions, damages, Losses, contingencies, judgments, fines, penalties, charges, costs (including attorneys’ fees and costs of defense and investigation), expenses, and Liabilities of any kind and nature whatsoever, whether known or unknown, foreseen or unforeseen, absolute or contingent, suspected or unsuspected, matured or unmatured, in Contract, tort, by statute, at Law, in equity, or otherwise, (collectively, “Claims”) which any of the Releasing Parties may now own, hold, have or claim to have against any of the Releasees for, upon, or by reason of any nature, cause, action or inaction or thing whatsoever which arises from the beginning of the world to the time of the execution and delivery of this Agreement by the Parties to the extent arising out of or related to any of the Acquired Companies and/or any of the Acquired Businesses (all of the Claims referred to above in this Section 7.5 are collectively referred to herein as the “Released Claims”). Each Seller, on behalf of itself and on behalf of all of its other Releasing Parties, covenants that neither such Seller nor any of its other Releasing Parties will (and that such Seller will cause all of its other Releasing Parties and all other Persons who may seek to claim as, by, through, or in relation to such Seller or any of its other Releasing Parties or any of the matters released by or on behalf of such Seller and its other Releasing Parties in this Agreement not to) sue, or bring, assert or otherwise pursue any allegation, claim, Proceeding or other action against, any of the Releasees on the basis of or in any way relating to any of the Released Claims (regardless of whether the release of any such Released Claim is enforceable under, or prohibited by, applicable Law or otherwise). Notwithstanding the foregoing, nothing contained in this Section 7.5 shall constitute a waiver or release of any rights or obligations of any Party that are expressly set forth in this Agreement or the Other Agreements.

i.	7.6 Governmental Approvals; Regulatory; Required Consents

.

a.

Each of the Parties will use its reasonable best efforts to take and to do, or use its reasonable best efforts to cause to be taken and to be done, all actions and things necessary, proper or advisable under any Law (including any Alcohol Law) to consummate and make effective the transactions contemplated by this Agreement in the manner reasonably determined by Buyer to reflect the desired licensing structure of Parent and its Affiliates, including (i) the preparation and filing of all forms, registrations and notices required to be filed to consummate the transactions contemplated by this Agreement, (ii) taking all actions necessary to keep (and cooperating with each other in keeping) the Alcohol Permits valid and effective and to obtain (and cooperating with each other in obtaining) any updates, transfers, renewals and/or acquisitions of Alcohol Permits, Consents, clearances or filings from or with any third party, including any Governmental Authority (including any Alcohol Beverage Authority) that may be necessary, proper or advisable, as determined in Buyer’s reasonable discretion, in connection with the transactions contemplated by this Agreement, and (iii) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement and to fully carry out the purposes of this Agreement.

b.

Without limiting the generality of Section 7.6(a), each Party shall (i) promptly, and in any event within ten (10) Business Days of the date of execution of this Agreement, make such filings as are required to obtain the Consents, Permits, permissions and the like set forth on Schedule 7.6(b) with respect to such Party and (ii) promptly make all such other such filings as are required to obtain any Consent, Permit, permission and the like issued, granted, given or otherwise made available by or under the authority of any Governmental Authority (including any Alcohol Beverage Authority), or pursuant to any Law (including any Alcohol Law), that Buyer reasonably determines are necessary for Buyer, Parent and/or their Affiliates to obtain prior to Closing in order to consummate the transactions contemplated by this Agreement (and, in any event, the applicable Party shall make such filing within five (5) days of Buyer’s determination that such Consent, Permit, permission or the like is necessary), provided that, prior to the Closing, Buyer shall have the right to revise Schedule 7.6(b) as Buyer reasonably determines to accommodate the desired licensing structure of Parent and its Affiliates, including with respect to transfers and assignments of Permits and the like to Affiliates of Parent. The Consents, Permits, permissions and the like contemplated by clauses (i) and (ii) of the first sentence of this Section 7.6(b) are collectively referred to herein as the “Required Consents”. Promptly after the applicable Party makes the filings for its Required Consents in accordance with the immediately previous sentence, but in no event later than five (5) Business Days thereafter, such Party shall provide the other Parties with a copy of each such filing.

c.

Prior to the Closing, Buyer, and Parent, on the one hand, and the Sellers, on the other hand, will keep each other apprised of the status of matters relating to the completion of the transactions contemplated by this Agreement and work cooperatively in connection with obtaining all Required Consents. Accordingly, prior to the Closing, each Party will promptly consult with the other applicable Parties and use reasonable best efforts to provide any necessary information with respect to (and, in the case of correspondence, provide the other applicable Parties (or their counsel) copies of) all filings to be made by the Parties and/or their respective Affiliates with any Governmental Authority or any other information supplied by such Party to, or material correspondence with, a Governmental Authority in connection with this Agreement or any filing or action contemplated hereby. Each Party will promptly inform the other applicable Parties of, and if in writing, furnish such Parties with copies of (or, in the case of material oral communications, advise the other applicable Parties orally of), any material communication from any Governmental Authority regarding any of the transactions contemplated by this Agreement or any filing or action contemplated hereby, and permit the other applicable Parties to review and discuss in advance, and consider in good faith the views of the other applicable Parties in connection with, any proposed written (or any material proposed oral) communication with any such Governmental Authority. If any Party or any Representative of such Party receives a request for additional information or documentary material from any Governmental Authority with respect to the transactions contemplated by this Agreement or any filing or action contemplated hereby, then such Party will use reasonable best efforts to make, or cause to be made, promptly and after consultation with the other applicable Parties, and consideration in good faith the views of the other applicable Parties, an appropriate response in compliance with such request. Each Party will furnish the other applicable Parties with copies of all material correspondence, filings and communications (and memoranda setting forth the substance thereof) between it and any such Governmental Authority with respect to this Agreement, and furnish the other applicable Parties with such reasonably necessary information and reasonable assistance as the other applicable Parties may reasonably request in connection with its preparation of filings or submissions of information to any such Governmental Authority. To the extent that transfers of any Permits issued by any Governmental Authority are required as a result of the execution of this Agreement or the consummation of the transactions contemplated by this Agreement, the Parties will use reasonable best efforts to effect such transfer.

i.	7.7 Buyer Efforts

. Buyer shall use commercially reasonable efforts to do all things necessary and proper to consummate the transactions contemplated by this Agreement, as soon as practicable.

i.	7.8 Monthly Financial Statements

. The Sellers shall promptly deliver to Parent copies of the Acquired Companies’ and Acquired Businesses’ monthly financial statements (as prepared in the ordinary course of business consistent with past practice for internal use) as they are finalized between the date hereof and the Closing Date on or prior to the tenth day following the last day of each such month (the “Monthly Financial Statements”). The Monthly Financial Statements shall be prepared in accordance with Accounting Principles and shall be consistent in all material respects with the books and records of the Acquired Companies and the Acquired Businesses, and shall fairly present, in all material respects, the Acquired Companies’ and the Acquired Business’ balance sheets and the related statements of operations and comprehensive income (loss), for the fiscal periods then ended.

li.	VIII OTHER AGREEMENTS
i.	8.1 Tax Matters

.

a.

Purchase Price Allocation. The Purchase Price, the Assumed Liabilities and any other items required to be treated as consideration for U.S. federal income Tax purposes will be allocated for all Tax purposes among the Purchased Assets, the Intellectual Property Assets to be purchased pursuant to Section 1.4 and the Purchased Interests to be purchased pursuant to Section 1.1 in accordance with section 1060 of the Code and the Treasury Regulations promulgated thereunder (and, where such Purchased Interests constitute an interest in an Acquired Company that is classified for U.S. federal income Tax Purposes as a disregarded entity or partnership, among the assets of such Acquired Company in accordance with Sections 1060 and 755 of the Code, as applicable, and the Treasury Regulations promulgated thereunder) (the “Allocation”). The Allocation shall provide, unless mutually agreed by the Buyer and the Sellers’ Representative, that each element of the Purchase Price shall be allocable to each such Purchased Asset, Intellectual Property Asset and Purchased Interest pro rata. Within thirty (30) days after the finalization of the Purchase Price pursuant to Section 2.2, the Buyer shall provide to the Sellers’ Representative a draft Allocation. If the Sellers’ Representative does not provide the Buyer written objections to the draft Allocation within fifteen (15) days of receipt, the draft Allocation shall be deemed to be agreed upon by the Parties. If the Sellers’ Representative proposes changes to the draft Allocation within such fifteen (15)-day period, the Sellers’ Representative and the Buyer shall negotiate in good faith to agree to any aspects of the Allocation in dispute; provided, however, that if the Sellers’ Representative and the Buyer are unable to resolve any dispute with respect to the Allocation within fifteen (15) days after the date the Buyer received notice of the Sellers’ Representative’s objection, such dispute shall be resolved by the Independent Accountant pursuant to the procedures set forth in Section 2.2 mutatis mutandis. The Buyer and the Sellers’ Representative shall not take any position (and cause their respective Affiliates to not take any position) on any Tax Return inconsistent with the terms of such Allocation, as finally determined.

b.

Straddle Period. In the case of any Straddle Period, the amount of any Taxes based on or measured by income, payroll or receipts of the Acquired Companies for the Pre-Closing Tax Period shall be determined based on an interim closing of the books as of the close of business on the Closing Date (and for such purpose, the taxable period of any “controlled foreign corporation” as defined in Section 957 of the Code or any partnership or other pass-through entity in which an Acquired Company holds a beneficial interest shall be deemed to terminate at such time), and the amount of other Taxes of each Acquired Company for a Straddle Period which relate to the Pre-Closing Tax Period shall be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period ending on the Closing Date and the denominator of which is the number of days in such Straddle Period. With respect to any Acquired Company that is taxable as a partnership for U.S. federal (and applicable state and local) income Tax purposes, such Acquired Company shall adopt the interim closing method and the calendar day convention under Section 706 of the Code and Treasury Regulations Section 1.706-4(c) with respect to any Straddle Period.

c.

Cooperation and Records Retention. The Sellers’ Representative and the Buyer shall (i) each provide the other, and the Buyer shall cause the Acquired Companies to provide the Sellers’ Representative, with such assistance as may be reasonably requested by any of them in connection with the preparation of any Tax Return or any audit or other examination by any Taxing Authority or judicial or administrative Proceedings relating to Liability for Taxes, (ii) each retain and provide the other, and the Buyer shall cause the Acquired Companies to retain and provide the Sellers’ Representative with, any records or other information that may be relevant to such Tax Return, audit or examination, Proceeding, or determination (in each case, in accordance with its ordinary retention policy for Tax-related documents and records), and (iii) each provide the other with any final determination of any such audit or examination, Proceeding, or determination that affects any amount required to be shown on any Tax Return of the other or any Acquired Company for any period, provided that nothing herein shall require (x) any Seller to disclose any Tax Return in respect of Seller Group Taxes or (y) either Sellers’ Representative or the Buyer to disclose any information if such disclosure would jeopardize any attorney-client or other legal privilege or contravene or violate any legal requirement or applicable Law, or would result in the disclosure of any trade secrets or other sensitive, competitive information. Such assistance or access shall be afforded by each Party upon receipt of reasonable advance notice and during normal business hours, provided that such assistance or access does not unreasonably interfere with the normal operations of such Party or its Affiliates (including any Acquired Company) and that the Party seeking such assistance or access shall be solely responsible for any costs or expenses incurred by it pursuant to this Section 8.1(c). Notwithstanding any other provision of this Agreement, unless otherwise agreed by Buyer, each Acquired Company that is taxable as a partnership shall make, and any person serving as the “partnership representative” (within the meaning of Section 6223 of the Code) or “designated individual” of such Acquired Company shall make, an election pursuant to Section 6226 of the Code (or any similar provision of state, local or non-U.S. Tax Law) with respect to any audit or other examination by any Taxing Authority or judicial or administrative Proceedings relating to Taxes for any Pre-Closing Tax Period and the parties hereto shall take any other actions (such as filings, disclosures or notifications) necessary to effectuate such election.

d.

Termination of Tax Arrangements. All Tax sharing, Tax allocation and similar agreements and arrangements to which any Acquired Company is a party and pursuant to which any Acquired Company or the Buyer may have any obligations or responsibilities with respect to Taxes shall be terminated prior to the Closing, and the Acquired Companies shall have no further obligations or responsibilities thereunder following the Closing.

e.

Transfer Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with the transactions contemplated by this Agreement (collectively, “Transfer Taxes”) shall be borne and timely paid by the Sellers. The Sellers’ Representative shall file, or cause to be filed, all necessary Tax Returns and other documentation in connection with such Transfer Taxes.

f.

Elections. For the avoidance of doubt, no election under Section 338 of the Code or Treasury Regulation Section 1.1502-36(d)(6) shall be made with respect to any purchase of Purchased Interests contemplated hereby.

i.	8.2 Removed

.

i.	8.3 Removed

.

i.	8.4 Termination of Certain Contracts

. The Sellers hereby agree that each contract, agreement, or arrangement (other than this Agreement) between any Acquired Company or Acquired Business, on the one hand, and the Sellers or any of their Affiliates on the other hand shall be terminated effective as of and conditioned on the Closing and the Sellers shall execute and deliver, or cause to be executed and delivered, any further documentation reasonably requested by the Buyer to give effect to or evidence the foregoing; provided the Shock Top Agreement shall be addressed in accordance with Section 8.13.

i.	8.5 Accounts Receivable

. All payments and reimbursements with respect to the sale of Acquired Company Products and Asset Seller Products (the “Company Products”) sold after the Closing made by any third party in the name of, or to, Seller, in connection with or arising out of any Acquired Company or the Acquired Businesses, shall be held by such Seller in trust for the benefit of the Buyer, and within three (3) Business Days after receipt by a Seller of any such payment or reimbursement, such Seller shall pay over to the Buyer the amount of such payment or reimbursement, together with all corresponding notes, documentation and information received in connection therewith. All payments and reimbursements with respect to the sale of Company Products sold on or before the Closing made by any third party in the name of, or to, a Seller in connection with or arising out of any Acquired Company or the Acquired Businesses, shall be held by Buyer in trust for the benefit of the Seller, and within three (3) Business Days after receipt by a Buyer of any such payment or reimbursement, such Buyer shall pay over to the Seller the amount of such payment or reimbursement, together with all corresponding notes, documentation and information received in connection therewith.

i.	8.6 Further Assurances; Transition Assistance

. Each Seller shall, at Buyer’s cost, execute and deliver such further instruments of conveyance and transfer and take such additional action as the Buyer may reasonably request to effect, consummate, confirm or evidence the transfer to the Buyer of the Purchased Assets and the assumption by the Buyer of the Assumed Liabilities and the conduct by the Buyer of the businesses of the Acquired Companies and the Acquired Businesses (including with respect to obtaining and maintaining all licenses, Permits, authorizations, accreditations and consents necessary or desirable in connection therewith), and the Sellers, at Buyer’s costs, shall execute such documents as may be necessary to assist the Buyer in preserving or perfecting its rights in the Purchased Assets and its ability to conduct the businesses of the Acquired Companies and the Acquired Businesses.

i.	8.7 Supplement to Disclosure Schedules

. From time to time prior to the Closing, Sellers shall have the right (but not the obligation) to supplement or amend the Disclosure Schedules hereto with respect to any matter set forth in Article III, Article IV, or Article V by written notice to the Buyer in accordance with the terms of this Agreement (each a “Schedule Supplement”); provided no disclosure in any such Schedule Supplement shall be deemed to have cured any inaccuracy in or breach of any Fundamental Representation and Warranty contained in this Agreement; provided further, Buyer shall have the right to terminate this Agreement to the extent the Schedule Supplement(s) to the Disclosure Schedules describes one or more Significant Issues as provided in Section 10.1(f). The Sellers’ Representative shall give prompt written notice to the Buyer of the occurrence of any Event that, individually or in combination with any other Events, has had or could reasonably be likely to result in a Significant Issue or a Material Adverse Effect. Such written notice by the Sellers’ Representative shall describe each Significant Issue and/or Material Adverse Effect in reasonable detail and shall include copies of all material written evidence thereof. From time to time prior to the Closing, the Buyer and the Sellers shall be obligated to act reasonably in order to mutually agree in writing to make a Schedule Supplement with respect to matters set forth in Article I with respect to the addition or removal, as applicable, of any Purchased Asset, Excluded Asset, Assumed Liability or Excluded Liability if the Buyer and Sellers’ Representative mutually determine that, absent such supplement or modification, any asset or liability would not otherwise be transferred to the Buyer or retained by the Asset Seller, as applicable, to match the parties mutual intent to consummate the transactions contemplated by this Agreement and such asset or liability should be transferred or retained, as the case may be, in each case without the payment of any additional consideration.

i.	8.8 Employment Related Matters

.

a.

Transferred Employees. Effective as of the Closing Date, the Buyer or an Affiliate of the Buyer shall offer employment to all employees employed in the Acquired Businesses and to all employees of the Acquired Company facilities who are employed by an Affiliate of Seller (other than an Acquired Company), in each case, as of the Closing Date and as set forth on Schedule 8.8(a) (the “Business Employees”) in the same position (provided, that job titles may be changed consistent with Buyer’s practices for its employees generally), at the same work location (other than for remote employees, who may be required to return to the office) and with the same base compensation and bonus opportunity as applied to them as of immediately prior to the Closing while employed by the Asset Seller or the applicable Seller Affiliate. Notwithstanding the foregoing and subject to applicable Law, the Buyer or an Affiliate of the Buyer reserves its right under the National Labor Relations Act with respect to employees of the Facility. Business Employees who accept the Buyer’s offer of employment and become employees of the Buyer shall be referred to herein as the “Transferred Employees.” The Sellers agree that the Buyer and its Affiliates shall have no Liability whatsoever with respect to any Business Employee who is offered employment but who does not become a Transferred Employee, and the Sellers shall retain, bear, and discharge all Liabilities with respect to all employees and former employees of any Seller who are not Business Employees or do not become Transferred Employees.

b.

Transferred Employees Credit and Coverage. The Buyer shall give the Transferred Employees service credit for all periods of employment with the Seller prior to the Closing Date for purposes of eligibility to participate, vesting and vacation and severance eligibility under any Buyer benefit plans adopted or maintained by Buyer on or after the Closing Date to the same extent recognized under the analogous Seller Plans. Buyer shall use commercially reasonable efforts to (i) waive any pre-existing condition exclusion, actively-at-work requirement or waiting period for the Transferred Employees under any benefit plan adopted or maintained by Buyer on or after the Closing Date, except to the extent such pre-existing condition, exclusion, requirement or waiting period would have applied to such individual under Seller’s benefit plans, and (ii) provide full credit for any co-payments, deductibles or similar payments made or incurred by the Transferred Employees prior to the Closing Date for Buyer’s benefit plan year in which the Closing Date occurs.

c.

Recognition of Collective Bargaining Representative. Upon the Closing Date, the Buyer agrees to recognize Teamsters Local 162 as the collective bargaining representative of the employees of the Facility and to engage in good-faith negotiations for a collective bargaining agreement.

d.

WARN Act. The Parties agree to cooperate in good faith, including by sharing information about terminations of employment in a timely manner, to determine whether any notification may be required under the WARN Act as a result of the transactions contemplated by this Agreement. Prior to the Closing Date, the Sellers shall be solely responsible for complying with the WARN Act and any and all other obligations under applicable Law requiring notice of plant closings, relocations, mass layoffs, reductions in force or similar actions (and for any failures to so comply), in any case, applicable to Business Employees as a result of any action by any Seller on or prior to the Closing Date. Any Business Employee who was an employee of the Asset Seller as of the Closing Date and who accepts the Buyer’s offer of employment and becomes an employees of the Buyer shall be considered an employee of the Buyer immediately after the Closing Date (and Buyer shall offer employment to all employees as outlined in Section 8.8(a) above at substantially similar terms and conditions of employment). Additionally, Buyer and any relevant Affiliate of the Buyer agrees to employ Business Employees for at least ninety (90) days after the Closing Date.

e.

Employee Benefit Plans. The Buyer shall not assume and shall have no Liability whatsoever, and the Sellers shall retain, bear, and discharge all Liabilities, under each Seller Plan. The Acquired Companies and the Acquired Businesses shall cease to be active participating employers in the Seller Plans as of the Closing Date except as set forth in the Transition Services Agreement.

f.

Payroll Obligations. On the first date following the Closing Date on which the Asset Seller and Equity Seller would otherwise pay payroll in the ordinary course (or sooner, if required by applicable Law), the Asset Seller and Equity Sellers shall pay to each Transferred Employee an amount equal to the value of any salary, wages, vacation, sick pay and other paid time off (as applicable) owed to or accrued by such Transferred Employee through and including the Closing Date (excluding bonuses, if any, payable by Sellers pursuant to this Section 8.8(f) (the “Seller Employee Bonuses”), which Seller Employee Bonuses are an Excluded Liability), net of any applicable withholding (and the Asset Seller and Equity Seller shall pay to the applicable Taxing Authority any employer and employee side payroll Taxes payable as a result thereof). In accordance with Sellers’ payroll practices, Sellers shall pay any 2022 retention incentive awards and pro-rata bonuses for 2023 to the Transferred Employees on or about March 2024.  In accordance with Sellers’ payroll practices, Sellers shall pay quarterly bonuses to the Transferred Employees for quarters ending prior to the Closing Date and pro-rated quarterly bonuses to the Transferred Employees for the quarter in progress as of the Closing Date. With respect to annual and quarterly bonuses payable by any Acquired Company (including pursuant to any executive employment agreement with an Acquired Company), Sellers shall be solely responsible for such bonuses for performance periods ending prior to the Closing Date and a pro-rated portion of such bonuses for performance periods in progress as of the Closing Date and shall pay such amounts in accordance with the terms of the applicable arrangements.

g.

Mutual Cooperation. Each of the Sellers shall promptly provide to the Buyer, at the Buyer’s request, any information or copies of personnel records (including addresses, dates of birth, dates of hire and dependent information) relating to the Business Employees or Transferred Employees or relating to the service of Business Employees or Transferred Employees with the Sellers prior to the Closing Date. Each of the Sellers and the Buyer shall each cooperate with the other and shall provide to the other such documentation, information, and assistance as is reasonably necessary to effect the provisions of this Section 8.8.

h.

No Third-Party Beneficiaries. Nothing in this Section 8.8 shall, or shall be construed to, create any third-party beneficiary rights in any employee or other individual, to require the Buyer or any of its Affiliates (including the Acquired Companies after the Closing) to provide any specific employee benefits or to prohibit the Buyer or any of its Affiliates (including the Acquired Companies after the Closing) from amending or terminating any employee benefit plans or to alter the at-will employment relationship of any individual with the Buyer or any of its Affiliates (including the Acquired Companies after the Closing).

i.	8.9 Director and Officer Indemnification

.

a.

For a period of six (6) years after the Closing, Buyer shall not, and shall not permit any Acquired Company to, amend, repeal or modify in any way which materially decreases or restricts any obligations of the Acquired Companies thereunder, except as required by applicable Law, any rights to indemnification, advancement of expenses and exculpation by the Acquired Companies now existing in favor of each natural person who is now, an officer or director of the Acquired Companies, as provided in the Organizational Documents of the Acquired Companies, in each case as in effect on the date of this Agreement, it being the intent that such indemnification, advancement of expenses and exculpation shall survive the Closing Date and shall continue in full force and effect in accordance with their respective terms during such six (6) year term.

b.

The obligations of Buyer and the Acquired Companies under this Section 8.9 shall not be terminated or modified in such a manner as to adversely affect any director or officer to whom this Section 8.9 applies without the consent of such affected director or officer (it being expressly agreed that the directors and officers to whom this Section 8.9 applies shall be third-party beneficiaries of this Section 8.9, each of whom may enforce the provisions of this Section 8.9).

c.

In the event Buyer, the Acquired Companies, or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in either such case, proper provision shall be made so that the successors and assigns of Buyer or the Acquired Companies, as the case may be, shall assume all of the obligations set forth in this Section 8.9.

i.	8.10 Wholesaler Termination Fee

. Buyer shall not terminate any Wholesaler Agreement for a period of two (2) years after the date hereof and thereafter, Buyer agrees and acknowledges that it may only do so in compliance with applicable law, and upon any such termination, Buyer shall pay each Wholesaler fair market value or otherwise for such distribution rights.

i.	8.11 Non-Assignable Contracts

. To the extent that the assignment hereunder or pursuant to the Other Agreements by any Seller to the Buyer of any Contract is not permitted or is not permitted without the consent of any other party to such Contract, this Agreement and the Other Agreements shall not be deemed to constitute an assignment of any such Contract if such consent is not given or if such assignment otherwise would constitute a breach of, or cause a loss of contractual benefits under, any such Contract, and the Buyer shall assume no Liabilities under any such Contract. Without in any way limiting the Sellers’ obligation to obtain all consents and waivers necessary for the assignment of the Contracts to the Buyer hereunder, if any such consent is not obtained or if such assignment is not permitted irrespective of consent, each Seller shall cooperate with the Buyer following the Closing in any reasonable arrangement designed to provide the Buyer with the rights and benefits (subject to the obligations) under any such Contract, including enforcement for the benefit of the Buyer of any and all rights of any Seller against any other party arising out of any such Contract by such other party and, if requested by the Buyer, acting as an agent on behalf of the Buyer or as the Buyer shall otherwise reasonably require. With respect to any such Contract, following the Closing each Seller shall continue use commercially reasonable efforts to obtain such consents or waivers. Upon the receipt of any such consent or waiver, the Sellers shall promptly assign such Contract to the Buyer for no additional consideration.

i.	8.12 Wrong Pockets

. After the Closing, (a) if the Parties determine in good faith that any asset that is not an Intellectual Property Asset or Purchased Asset or any Excluded Liability is transferred by any Seller or any of its Affiliates to the Buyer or any of its Affiliates, such asset or Excluded Liability shall be promptly transferred back to such Seller (or one of its Affiliates designated by the Sellers’ Representative) without the payment of any additional consideration and (b) if the Parties determine in good faith that any Intellectual Property Asset or Purchased Asset or Assumed Liability is held by any Seller or any of its Affiliates, such Intellectual Property Asset, Purchased Asset or Assumed Liability shall be promptly transferred to the Buyer (or one of its Affiliates designated by the Buyer) without the payment of any additional consideration.

i.	8.13 Labatt Agreement

. Seller shall, beginning immediately following the date hereof, negotiate in good faith with Labatt Breweries of Canada LP (“Labatt”) to attempt to amend that certain Production and Distribution Agreement dated April 1, 2011 between AB, LLC and Labatt (the “Labatt Agreement”) to remove Shock Top as an “AB Product” thereunder and to replicate a separate, stand-alone agreement with Buyer exclusive to Shock Top on terms and conditions that are the same or substantially similar with those terms and conditions set forth in the Labatt Agreement (the “Shock Top Agreement”) (which shall be a Purchased Asset hereunder). AB, LLC shall indemnify Buyer from any Liability arising or resulting from the Labatt Agreement.

li.	IX CLOSING CONDITIONS
i.	9.1 Conditions to Obligations of the Buyer

. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions as of the Closing, any of which may be waived in writing by the Buyer in its sole discretion:

a.

Representations and Warranties and Covenants. The representations and warranties of Acquired Companies and Sellers contained in Article III, Article IV, and Article V (in each case disregarding all qualifications or limitations as to “materiality”, “in all material respects” or “Material Adverse Effect” set forth therein), other than the Fundamental Representations and Warranties, shall, as updated by Schedule Supplements to the Disclosure Schedules in accordance with Section 8.7 for purposes of the representations and warranties at Closing, be true and correct as of the Closing with the same effect as though made at and as of the Closing (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all respects as of that specified date), except where the failure of such representations and warranties to be true and correct has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Each of the Fundamental Representations and Warranties shall, as updated by Schedule Supplements to the Disclosure Schedules in accordance with Section 8.7 for purposes of Fundamental Representations and Warranties at Closing, be true and correct as of the Closing with the same effect as though made at and as of the Closing (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all respects as of that specified date), unless, in each case, the failure of such representations and warranties to be so true and correct is attributable only to de minimis inaccuracies. Each of the Acquired Companies and each Seller shall have performed and complied with in all material respects all of its covenants and agreements required to be performed or complied with by it under this Agreement at or prior to the Closing.

b.	Absence of Material Adverse Effect. There shall not have occurred a Material Adverse Effect.

c.

Absence of Litigation. There shall not be (i) any injunction, writ or order of any nature issued and directing that the transactions provided for herein not be consummated as herein provided or (ii) any Proceeding, pending or threatened, before any Governmental Authority with respect to the transactions contemplated hereby.

d.

Regulatory Approvals, Licenses and Permits. The Buyer shall have received evidence reasonably satisfactory to it that all applicable regulatory approvals, licenses and Permits (including Alcohol Permits) have been received from each jurisdiction in which the Acquired Companies and Acquired Businesses presently have operations such that the Acquired Companies and Acquired Businesses (and Buyer and Parent as direct or indirect the owners thereof) shall be legally entitled to continue, including immediately following the Closing, to provide the same products and services that the Acquired Companies and Acquired Businesses provided before the consummation of the transactions contemplated hereby (and no Governmental Authority or other Person shall have threatened or otherwise indicated a contrary position).

e.

Third Party Consents and Approvals. The Sellers will have obtained (on terms reasonably satisfactory to the Buyer) and delivered to the Buyer all third-party consents and approvals that are necessary for the consummation of the transactions contemplated hereby and the operation of the businesses of the Acquired Companies and Acquired Business after Closing, or that are required in order to prevent a breach of or default under any agreement to which any Acquired Company is a party or by which any Acquired Business is bound, in each case as set forth on Schedule 9.1(e).

f.

Government Approvals. Seller shall have received the applicable Governmental Authority approvals necessary to consummate the transactions set forth in this Agreement, including, without limitation, to the extent applicable, consent of the U.S. Department of Justice under relevant consent decrees that bind Sellers.

g.

Transition Services Agreement. The Buyer and/or an Affiliate of the Buyer shall have finalized and executed a transition services agreement with ABC and its Affiliates (the “Transition Services Agreement”) providing for, among other things, the terms set forth on Exhibit D and which shall be in form and substance reasonably satisfactory to the Buyer.

h.

Master Distribution Agreement. The Buyer and/or an Affiliate of the Buyer shall have finalized and executed a master distribution agreement with ABC and its Affiliates (the “Master Distribution Agreement”) providing for, among other things, the terms set forth on Exhibit E and which shall be in form and substance reasonably satisfactory to the Buyer.

a.

Contract Brewing Agreement. The Buyer and/or an Affiliate of the Buyer shall have finalized and executed a contract brewing agreement with ABC and its Affiliates (the “AB Contract Brewing Agreement”) providing for, among other things, the terms set forth on Exhibit F-1 and which shall be in form and substance reasonably satisfactory to the Buyer. The Seller and/or an Affiliate of the Seller shall have finalized and executed a contract brewing agreement with Buyer and its Affiliates (the “Tilray Contract Brewing Agreement”) providing for, among other things, the terms set forth on Exhibit F-2 and which shall be in form and substance reasonably satisfactory to the Buyer.

b.

CBA Intellectual Property Agreement. The Buyer and/or an Affiliate of the Buyer shall have finalized and executed an intellectual property transfer agreement with the Intellectual Property Sellers (the “IP Transfer Agreement”) which shall be in form and substance reasonably satisfactory to the Buyer.

The Buyer may waive any condition specified in this Section 9.1 in writing at or prior to the Closing.

i.	9.2 Conditions to Obligations of the Sellers

. The obligation of the Sellers to consummate the transactions to be performed by each of them in connection with the Closing is subject to the satisfaction of the following conditions as of the Closing:

a.

Representations and Warranties and Covenants. The representations and warranties set forth in Article VI to the extent qualified by “material,” “materiality,” “Material Adverse Effect” or other terms of similar import or effect shall be true and correct in all respects, and all representations and warranties set forth in Article VI not so qualified shall be true and correct in all material respects, as of the Closing with the same effect as though made at and as of the Closing. The Buyer shall have performed and complied with in all material respects all of the covenants and agreements required to be performed or complied with by it under this Agreement prior to the Closing Date.

b.

Absence of Litigation. There shall not be (i) any injunction, writ or order of any nature issued and directing that the transactions provided for herein not be consummated as herein provided or (ii) any Proceeding, pending or threatened, before any Governmental Authority with respect to the transactions contemplated hereby.

c.

Government Approvals. Seller shall have received the applicable Governmental Authority approvals necessary to consummate the transactions set forth in this Agreement, including, without limitation, to the extent applicable, consent of the U.S. Department of Justice under relevant consent decrees that bind Sellers.

The Sellers’ Representative may waive any condition specified in this Section 9.2 in writing at or prior to the Closing.

i.	9.3 Closing Deliveries of the Sellers

. At the Closing, the Sellers shall deliver, or cause to be delivered, to the Buyer all of the following, each of which shall be in full force and effect:

a.

original certificates representing all of the outstanding Equity Interests of each Acquired Company to the extent they are certificated, stock powers or assignments evidencing the conveyance of the Purchased Interests duly executed in blank, and any other transfer instruments required to validly transfer title in and to the Purchased Interests from the Sellers to the Buyer (or to the Buyer’s designee or designees, if so elected by the Buyer) in form and substance reasonably satisfactory to the Buyer;

b.	the Assignment and Assumption Agreement duly executed by the Asset Seller;

c.	the IP Transfer Agreement duly executed by the Intellectual Property Sellers;

d.	the Bill of Sale duly executed by the Asset Seller;

e.	the Transition Services Agreement duly executed by the Sellers;

f.	the Master Distribution Agreement duly executed by the Sellers;

g.	the AB Contract Brewing Agreement for Buyer duly executed by the Sellers;

h.	the Tilray Contract Brewing Agreement for Seller duly executed by Seller;

i.

a certificate duly executed and delivered by the Secretary or comparable representative of each Seller and each Acquired Company, certifying (A) as to such Seller’s and such Acquired Company’s satisfaction of each of the conditions set forth in Section 9.1(a) through Section 9.1(c), inclusive, and (B) that attached thereto are (1) true, complete and accurate copies of the Organizational Documents of each Acquired Company (and the certificate of incorporation or comparable organizational document of each Acquired Company shall also be certified as of a recent date by the Secretary of State or comparable Governmental Authority of its jurisdiction of organization), and (2) a true, complete and accurate copy of resolutions duly adopted by the board of directors (or comparable governing body) of such Seller and, if applicable, each Seller’s requisite stockholders, which authorize and approve the execution, delivery and performance by such Seller of this Agreement and the Other Agreements to which such Seller is a party;

j.

a certificate of good standing (or equivalent) of each Acquired Company issued by the Secretary of State (or other appropriate office) of the state of each Acquired Company’s incorporation or organization, as applicable, and certificates of good standing (or equivalent) of each Acquired Company issued by the Secretary of State (or other appropriate office) of those other jurisdictions set forth on Schedule 3.1;

k.

all books and records pertaining to the business of the Acquired Companies, including all corporate and other records, books of account, contracts, agreements and such other documents or certificates as the Buyer may reasonably request including minute books and stockholder records (if any);

l.

resignations of the directors and officers (or equivalent) of each Acquired Company (except to the extent otherwise identified in writing by the Buyer prior to the Closing Date), effective at or prior to the Closing, including waivers by such directors and officers of the Acquired Companies of any claims against any Acquired Company and any salaries, pensions, bonuses, exit payments or similar contractual obligations of any Acquired Company;

m.	a counterpart of each Other Agreement to which a Seller or an Acquired Company is a party, duly executed by such Seller and such Acquired Company, as applicable;

n.	evidence, in form and substance reasonably satisfactory to the Buyer, of the termination of the contracts, agreements, and arrangements pursuant to Section 8.4;

o.	the real property deliveries set forth on Schedule 9.3(o), in form and substance reasonably acceptable to the Buyer;

p.

executed payoff letters for the Indebtedness of the Acquired Companies in form and substance reasonably acceptable to the Buyer, which include a per diem interest amount and an authorization to file all UCC termination statements and releases necessary to evidence satisfaction and termination of such Indebtedness and to enable the release of any Liens relating thereto upon payment of such Indebtedness, along with recordable instruments sufficient to release all such Liens of record against any Owned Real Property or any fixtures thereupon, wire transfer instructions and a duly executed IRS Form W-9 or W-8BEN, as applicable, for each holder of such Indebtedness (collectively, the “Payoff Letters”);

q.	a duly executed IRS Form W-9 of each Seller; and

r.	such other documents, instruments or certifications as the Buyer may reasonably request to effect the transactions contemplated hereby.

All documents and instruments delivered to the Buyer shall be in form and substance reasonably satisfactory to the Buyer.

i.	9.4 Closing Deliveries of the Buyer

. At the Closing, the Buyer shall deliver, or cause to be delivered, to the Acquired Companies and the Sellers (or the Sellers’ Representative on behalf of the Sellers) all of the following:

a.

Buyer shall have delivered to Sellers cash in an amount equal to the Purchase Price by wire transfer in immediately available funds, to an account or accounts designated at least five (5) Business Days prior to the Closing Date by Sellers in a written notice to Buyer;

b.	a certificate to the effect that each of the conditions specified in Section 9.2(a) and Section 9.2(b), inclusive, have been satisfied;

c.

certified copies of the resolutions of the Buyer’s board of directors (or comparable governing body) approving this Agreement and authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement;

d.	a certificate of good standing of the Buyer issued by the Secretary of State of the applicable jurisdiction of incorporation or formation;

e.	the Transition Services Agreement duly executed by the Buyer;

f.	the Master Distribution Agreement duly executed by the Buyer;

g.	the AB Contract Brewing Agreement for Buyer duly executed by the Buyer;

h.	the Tilray Contract Brewing Agreement for Seller duly executed by Buyer; and

i.	such other documents, instruments or certifications as the Sellers may reasonably request to effect the transactions contemplated hereby.

All documents and instruments delivered to the Sellers shall be in form and substance reasonably satisfactory to the Seller.

li.	X TERMINATION
i.	10.1 Termination

. This Agreement may be terminated at any time prior to the Closing only as follows:

a.	by mutual written consent of each of the Sellers’ Representative and the Buyer;

b.

by either the Buyer or the Sellers’ Representative, if the transactions contemplated hereby have not been consummated by December 31, 2023 (the “Termination Date”), provided that if a Party has failed to satisfy its Section 9.1 or Section 9.2 conditions respectively, but is making good faith efforts to satisfy such conditions, then, as determined on a monthly basis, the Termination Date shall be extended monthly, provided further that the Termination Date may not extend past March 31, 2024; provided, however, no Party shall be entitled to terminate this Agreement pursuant to this Section 10.1(b) if (i) that Party’s breach of this Agreement has prevented the consummation of the transactions contemplated hereby at or prior to the Termination Date or (ii) that Party has failed to satisfy any condition set forth in Section 9.1 or Section 9.2, as applicable, that such Party was required to satisfy prior to the Closing;

c.

by either the Buyer or the Sellers’ Representative, if a court of competent jurisdiction shall have issued a final and non-appealable order having the effect of permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby, or if any Governmental Authority shall have promulgated or effected any Law that makes the consummation of the transactions contemplated hereby illegal; provided, however, that a Party shall not be permitted to terminate this Agreement pursuant to this Section 10.1(c) if such Party did not use commercially reasonable efforts to have such order vacated prior to its becoming final and non-appealable or if its failure to fulfill any obligation under this Agreement shall have been a material cause of, or resulted in the occurrence of, such restraint;

d.

by the Sellers’ Representative, if the Buyer has breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform would result in a failure of a condition set forth in Section 9.2, except that if such breach is capable of being cured by the Termination Date, the Sellers’ Representative will not be entitled to terminate this Agreement pursuant to this Section 10.1(d) prior to the delivery by the Sellers’ Representative to the Buyer of written notice of such breach, delivered at least fifteen (15) days prior to such termination, stating the Sellers’ Representative’s intention to terminate this Agreement pursuant to this Section 10.1(d) and the basis for such termination, it being understood that the Sellers’ Representative will not be entitled to terminate this Agreement if such breach has been cured prior to termination (to the extent capable of being cured);

e.

by the Buyer, (i) subject to Schedule Supplements in respect of any Significant Issue disclosed by Sellers pursuant to Section 8.7, which shall be governed by Section 10.1(f), if any Acquired Company or any Seller has breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform would result in a failure of a condition set forth in Section 9.1 or (ii) if since the effectiveness of this Agreement, an Event has occurred or arisen that, individually or in combination with any other Events, has had or could reasonably be likely to result in a Material Adverse Effect, except, in each case of clause (i) and (ii) of this Section 10.1(e), that if such breach or Material Adverse Effect is capable of being cured by the Termination Date, the Buyer will not be entitled to terminate this Agreement pursuant to this Section 10.1(e) prior to the delivery by the Buyer to the Sellers’ Representative of written notice of such breach or Material Adverse Effect, delivered at least fifteen (15) days prior to such termination, stating the Buyer’s intention to terminate this Agreement pursuant to this Section 10.1(e) and the basis for such termination, it being understood that the Buyer will not be entitled to terminate this Agreement if such breach or Material Adverse Effect has been cured prior to termination (to the extent capable of being cured); provided that in the event of a dispute regarding whether a Material Adverse Effect has occurred and/or whether a Material Adverse Effect is curable, the Sellers shall have the burden of proving the absence of a Material Adverse Effect and/or such Material Adverse Effect is curable.

f.

by the Buyer, if any Seller has, pursuant to Section 8.7, disclosed a Significant Issue, except that if such breach(es) is (are) capable of being cured by the Termination Date, the Buyer will not be entitled to terminate this Agreement pursuant to this Section 10.1(f) prior to the delivery by the Buyer to the Sellers’ Representative of written notice stating the Buyer’s intention to terminate this Agreement pursuant to this Section 10.1(f), delivered at least thirty (30) days prior to such termination, it being understood that the Buyer will not be entitled to terminate this Agreement if each Significant Issue breach has been cured prior to termination (to the extent capable of being cured).

g.

each Party shall be deemed to have waived its rights to terminate this Agreement upon consummation of the transactions contemplated hereby. No such waiver shall constitute a waiver of any other rights arising from the non-fulfillment of any condition precedent set forth in Section 9.1 or Section 9.2 hereof or any misrepresentation or breach of any warranty, covenant or agreement contained herein unless such waiver is made in writing and then any such written waiver shall only constitute a waiver of the specific matters set forth therein;

h.

In the event (i) this Agreement is validly terminated by Sellers’ Representative pursuant to Section 10.1(d) and (ii) at the time of such termination pursuant to Section 10.1(d), Buyer is not entitled to terminate this Agreement pursuant to Section 10.1(e), Buyer shall pay to AB, LLC (on behalf of the Sellers) a fee of $4,000,000 (the “Buyer Termination Fee”) by wire transfer of immediately available funds no later than three (3) Business Days after such termination. Each of the parties agree that the Buyer Termination Fee is not a penalty but is liquidated damages in a reasonable amount that will compensate Sellers in circumstances in which the Buyer Termination Fee is payable, which amount would otherwise be impossible to calculate with precision. The Sellers’ Representative’s rights under Section 12.16 and Sellers’ Representative’s right to terminate this Agreement pursuant to Section 10.1(d) (and AB, LLC’s right receive payment of the Buyer Termination Fee (on behalf of the Sellers)) shall be the sole and exclusive remedies (whether at law, in equity, in contract, in tort, or otherwise) of each Seller, the Sellers’ Representative and each of their respective Affiliates and Non-Recourse Parties against Buyer and any of its Affiliates and any of its or their respective Non-Recourse Parties for any and all Losses that may be suffered based upon, resulting from, arising out of, or relating to this Agreement or failure to consummate the transactions contemplated by this Agreement, provided, Sellers’ Representative shall only elect one of the two provided exclusive remedies, and provided further, for the sake of clarity, that the remedy limitations set forth in this provision shall not limit the Parties’ remedies under law and at equity with respect to any other agreement by or among the Parties, including, without limitation, the Non-Disclosure Agreement among the Parties. Upon payment of the Buyer Termination Fee to AB, LLC (on behalf of the Sellers), none of Buyer or any of its Affiliates or any of its or their respective Non-Recourse Parties shall have any further liability or obligation relating to or arising out of this Agreement, the termination of this Agreement, or failure to consummate the transactions contemplated by this Agreement and under no circumstance will the Buyer by required to pay the Buyer Termination Fee on more than one occasion. For clarity, Seller may only pursue the specific remedy set forth in either Section 10.1(h) or Section 12.16 and may not pursuant both remedies.

i.

In the event (i) this Agreement is validly terminated by Buyer pursuant to Section 10.1(e) and (ii) at the time of such termination pursuant to Section 10.1(e), the Sellers’ Representative is not entitled to terminate this Agreement pursuant to Section 10.1(d), Sellers, jointly and severally, shall pay to Buyer a fee of $4,000,000 (the “Seller Termination Fee”) by wire transfer of immediately available funds no later than three (3) Business Days after such termination. Each of the Parties agree that the Seller Termination Fee is not a penalty but is liquidated damages in a reasonable amount that will compensate Buyer in circumstances in which the Seller Termination Fee is payable, which amount would otherwise be impossible to calculate with precision. Buyer’s rights under Section 12.16 and Buyer’s right to terminate this Agreement pursuant to Section 10.1(e) (and receive payment of the Seller Termination Fee) shall be the sole and exclusive remedies (whether at law, in equity, in contract, in tort, or otherwise) of Buyer and any of its Affiliates and Non-Recourse Parties against the Sellers and any of their respective Affiliates and any of its or their respective Non-Recourse Parties for any and all Losses that may be suffered based upon, resulting from, arising out of, or relating to this Agreement or failure to consummate the transactions contemplated by this Agreement; provided, Buyer shall only elect one of the two provided exclusive remedies, and provided further, for the sake of clarity, that the remedy limitations set forth in this provision shall not limit the Parties’ remedies under law and at equity with respect to any other agreement by or among the Parties, including, without limitation, the Non-Disclosure Agreement among the Parties. Upon payment of the Seller Termination Fee to Buyer, none of the Sellers or any of their respective Affiliates or any of their respective Non-Recourse Parties shall have any further liability or obligation relating to or arising out of this Agreement, the termination of this Agreement, or failure to consummate the transactions contemplated by this Agreement and under no circumstance will the Sellers be required to pay the Seller Termination Fee on more than one occasion. For clarity, Buyer may only pursue the specific remedy set forth in either Section 10.1(i) or Section 12.16 and may not pursuant both remedies.

i.	10.2 Effect of Termination

. A Party may only terminate this Agreement in accordance with Section 10.1.  The terminating Party (other than pursuant to Section 10.1(a)) must deliver prompt written notice thereof to the other Parties setting forth in reasonable detail the provision of Section 10.1 pursuant to which this Agreement is being terminated and the facts and circumstances forming the basis for such termination pursuant to such provision. Any proper and valid termination of this Agreement pursuant to Section 10.1 will be effective immediately upon the delivery of written notice by the terminating Party to the other Parties. In the event of termination of this Agreement as provided in Section 10.1 hereof, this Agreement will forthwith become null and void and there will be no liability or obligation hereunder on the part of any of the Buyer, the Acquired Companies or the Sellers, or any of their respective Affiliates, except for the provisions of this Article X and Article XII hereof and all definitions herein necessary to interpret any of the foregoing provisions (all of which will survive any such termination).

li.	XI INDEMNIFICATION
i.	11.1 Survival of the Sellers’ Representations, Warranties and Covenants; Time Limits on Indemnification Obligations

. All representations and warranties of the Sellers contained in, or arising out of, this Agreement shall terminate on the Closing Date and no claim may be brought by any Buyer Indemnified Party thereafter with respect thereto; provided, however, the representations and warranties set forth in Section 3.13 (Intellectual Property) and Section 4.14 (Intellectual Property), and the matters indemnifiable pursuant to Section 11.3(g), shall survive the Closing hereunder for a twelve (12) month period after the Closing Date (the “Specific Surviving Representations”); provided further than the representations and warranties set forth in Section 3.1 (Organization and Qualification), Section 3.2 (Authorization; Enforceability), Section 3.3 (Organizational Documents), Section 3.4 (Capitalization), Section 3.5 (Options), Section 3.6(a) and (c) (No Violation), Section 3.10 (Taxes), Section 3.21 (Assets), Section 3.22 (Brokers) Section 4.3(b) (No Violation), Section 4.13 (Assets), Section 4.15 (Brokers), Section 5.1 (Organization and Qualification), Section 5.2 (Authorization; Enforceability), Section 5.3 (Title to Interests), Section 5.6(a) and (c) (No Violation) and Section 5.8 (Brokers) shall survive the Closing and continue for a period of six (6) years and no claim may be brought by any Buyer Indemnified Party thereafter with respect thereto (collectively, together with the Specific Surviving Representations, the “Fundamental Representations and Warranties”). Any Buyer improvements to the Breckenridge Equity Real Property impacting soil properties (including but not limited to construction and soil movement) will nullify the indemnity in regard to Section 11.3(g). None of the covenants or other agreements contained in this Agreement shall survive the Closing Date other than those which by their terms contemplate performance after the Closing Date, and each such surviving covenant and agreement shall survive the Closing for the period contemplated by its terms. Notwithstanding anything in this Agreement to the contrary, in the event that any breach or alleged breach of any representation or warranty by any Seller results from any action or inaction of any Acquired Company or any Seller that constitutes Fraud, such representation or warranty shall survive the Closing and the consummation of the transactions contemplated hereby and shall continue in full force and effect without any time limitation with respect to such breach or alleged breach. Notwithstanding the foregoing, if a Buyer Indemnified Party provides notice of a claim to an Indemnifying Party under this Agreement prior to the expiration of the applicable survival period set forth in this Article XI, then the applicable representations, warranties, or covenants (as the case may be) shall survive as to such claim until such claim has been finally resolved in accordance with this Agreement.

i.	11.2 Survival of the Buyer’s Representations, Warranties and Covenants; Time Limits on Indemnification Obligations

. All representations and warranties of the Buyer contained in, or arising out of, this Agreement shall survive the Closing hereunder for a period of twelve (12) months after the Closing Date and no claim may be brought by any Seller Indemnified Party thereafter with respect thereto; provided, however, the representations and warranties in Section 6.1 (Organization and Qualification) and Section 6.2 (Authorization; Enforceability)shall survive the Closing and continue for a period of six (6) years and no claim may be brought by any Seller Indemnified Party thereafter with respect thereto. None of the covenants or other agreements contained in this Agreement shall survive the Closing Date other than those which by their terms contemplate performance after the Closing Date, and each such surviving covenant and agreement shall survive the Closing for the period contemplated by its terms. Notwithstanding anything in this Agreement to the contrary, in the event that any breach or alleged breach of any representation or warranty by the Buyer results from any action or inaction of the Buyer that constitutes Fraud, such representation or warranty shall survive the Closing and the consummation of the transactions contemplated hereby and shall continue in full force and effect without any time limitation with respect to such breach or alleged breach. Notwithstanding the foregoing, if a Seller Indemnified Party provides notice of a claim to an Indemnifying Party under this Agreement prior to the expiration of the applicable survival period set forth in this Article XI, then the applicable representations, warranties or covenants (as the case may be) shall survive as to such claim until such claim has been finally resolved in accordance with this Agreement.

i.	11.3 Indemnification by the Sellers

. From and after the Closing, and subject to the terms, conditions and limitations set forth in this Article XI, the Sellers, jointly and severally shall indemnify, defend and hold harmless each of the Buyer Indemnified Parties, from and against, and shall promptly pay or reimburse each Buyer Indemnified Party for, any and all Losses suffered, sustained or incurred by any Buyer Indemnified Party (regardless of whether or not any such Loss relate to any third-party claim) by reason of, resulting from or arising out of:

a.	any inaccuracy in or breach of any representation or warranty contained in Article III, Article IV and Article V;

b.

notwithstanding anything to the contrary in Section 2.2, any amount of any Indebtedness of any Acquired Company that was not taken into account in calculating the Purchase Price Adjustment Amount, if any, pursuant to Section 2.2 or to the extent otherwise not paid in full at the Closing;

c.	any Seller Group Taxes;

d.	any Pre-Closing Taxes;

e.

any breach by any Seller or the Sellers’ Representative of, or failure by any Seller or the Sellers’ Representative to perform, any of its respective covenants, obligations or agreements contained in this Agreement or any Other Agreement to which it is a party;

f.	any Excluded Asset or Excluded Liability; or

g.	any of the matters set forth on Schedule 11.3(g).

i.	11.4 Indemnification by the Buyer and the Parent

. From and after the Closing, and subject to the terms, conditions and limitations set forth in this Article XI, from and after the Closing, the Buyer and the Parent shall, jointly and severally, indemnify, defend and hold harmless the Seller Indemnified Parties from and against, and shall promptly pay or reimburse each Seller Indemnified Party for, any and all Losses suffered, sustained or incurred by any Seller Indemnified Party (regardless of whether or not any such Loss relate to any third-party claim) by reason of, resulting from or arising out of:

a.	any inaccuracy in or breach of any representation or warranty of the Buyer contained in Article VI;

b.	any breach by the Buyer of, or failure by the Buyer to perform, any of its covenants, obligations or agreements contained in this Agreement; or

c.	any Assumed Liability.

i.	11.5 Indemnification Procedure for Third Party Claims

.

a.

If, following the Closing, any Person that is or may be entitled to indemnification under this Agreement (“Indemnified Party”) receives notice of the assertion or commencement of any action, suit, claim, or other legal proceeding made or brought by any Person who is not a party to this Agreement or an Affiliate of a party to this Agreement (a “Third-Party Claim”) against such Indemnified Party with respect to which a Party is or may be required to provide indemnification under this Agreement (an “Indemnifying Party”), the Indemnified Party shall give the Indemnifying Party prompt written notice thereof. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations with respect thereto, except and only to the extent that the Indemnifying Party is actually prejudiced as a result of such failure. Such notice by the Indemnified Party shall describe the Third-Party Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been sustained by the Indemnified Party. The Indemnifying Party shall have the right to participate, at its own cost and expense, in or, by giving written notice to the Indemnified Party and subject to Section 11.5(d), provided that the Indemnifying Party agrees in writing to indemnify the Indemnified Party for any Losses that may arise therefrom (subject to all applicable limitations on indemnity set forth in this Agreement), to assume and control the defense of any Third-Party Claim at the Indemnifying Party’s expense and by the Indemnifying Party’s own counsel, and the Indemnified Party shall reasonably cooperate in good faith in such defense. In the event that the Indemnifying Party assumes the defense of any Third-Party Claim, subject to Section 11.5(b) and (d), (i) it shall have the right to take such action as it deems necessary to avoid, dispute, defend, appeal, or make counterclaims pertaining to any such Third-Party Claim in the name and on behalf of the Indemnified Party and (ii) the Indemnified Party shall have the right, at its own cost and expense, to participate in the defense of any Third -Party Claim with counsel selected by it subject to the Indemnifying Party’s right to control the defense thereof (provided that the Indemnified Party may seek indemnity in accordance with the terms hereof for the reasonable costs of such separate counsel if the Indemnified Party reasonably determines that an actual conflict of interest of the Indemnifying Party’s counsel exists on a material issue with respect to such defense). If the Indemnifying Party elects not to compromise or defend such Third-Party Claim or fails to promptly notify the Indemnified Party in writing of its election to defend as provided in this Agreement, the Indemnified Party may, subject to Section 11.5(b), pay, compromise, settle and defend such Third-Party Claim in its sole discretion. Seller and Buyer shall cooperate with each other in all reasonable respects in connection with the defense of any Third-Party Claim, including making available (subject to the provisions of this Agreement) records relating to such Third-Party Claim and furnishing, without expense (other than reimbursement of actual out-of-pocket expenses) to the defending party, management employees of the non-defending party as may be reasonably necessary for the preparation of the defense of such Third-Party Claim.

b.

Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not, without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed), consent to a settlement, compromise or discharge of, or the entry of any judgment arising from, any Third-Party Claim, unless such settlement, compromise, discharge or entry of any judgment (i) does not involve any finding or admission of any violation of Law or admission of any wrongdoing by the Indemnified Party and (ii) contains, as a condition of any settlement, compromise, discharge, entry of judgment (if applicable), or other resolution, an unconditional release of each Indemnified Party from any and all Liabilities in respect of such Third-Party Claim.

c.

Notwithstanding anything to the contrary contained herein, the Indemnifying Party shall not be entitled to assume or control (including with respect to settlement thereof), and the Indemnified Party shall be entitled to maintain or assume sole control over (including with respect to the settlement thereof) (at the Indemnifying Party’s sole expense), the defense or settlement of any Third-Party Claim if:

i.	such Indemnifying Party has failed or is failing to diligently contest such Third -Party Claim;

ii.

the Indemnified Party (if a Buyer Indemnified Party) reasonably believes that potential Losses relating to such claim could exceed the maximum amount that such Indemnified Party would then be entitled to recover under this Article XI;

iii.

there exists or would, or could reasonably be expected to, exist a conflict of interest that would make it inappropriate in the judgment of the Indemnified Party for the same counsel to represent both the Indemnified Party and the Indemnifying Party in such proceeding;

iv.

such Third-Party Claim involves any criminal or quasi-criminal actions or allegations of any criminal or quasi-criminal conduct, or involves any claims for specific performance, an injunction or any other equitable relief;

v.

the Indemnified Party elects to pursue one or more defenses or counterclaims available to it that are inconsistent with one or more of those that are being pursued by the Indemnifying Party in respect of such Third-Party Claim or any Proceeding relating thereto; or

vi.

such Third-Party Claim relates to a material regulatory matter, material customer or supplier of the Buyer or any Acquired Company or any of their respective Subsidiaries or any Acquired Business or any officer or employee thereof or would otherwise be material to the business of the Buyer or any Acquired Company or any Acquired Business on an ongoing basis.

d.

Any claim by an Indemnified Party on account of a Loss which does not result from a Third-Party Claim (a “Direct Claim”) shall be asserted by the Indemnified Party giving the Indemnifying Party prompt written notice thereof. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party is actually prejudiced as a result of such failure as a result of such failure. Such notice by the Indemnified Party shall describe the Direct Claim in reasonable detail, shall, if available, include copies of all documents related to the matter giving rise to such Direct Claim and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been sustained by the Indemnified Party. The Indemnifying Party shall have 30 days after its receipt of such notice to respond in a writing received by the Indemnified Party to such Direct Claim that the Indemnifying Party disputes its Liability to the Indemnified Party hereunder. If the Indemnifying Party does not notify the Indemnified Party within such 30-day period that the Indemnifying Party disputes its Liability to the Indemnified Party hereunder, such claim specified by the Indemnified Party in such notice shall be conclusively deemed a Liability of the Indemnifying Party hereunder and the Indemnifying Party shall pay the amount of such Liability to the Indemnified Party on demand.

i.	11.6 Limitation as to Certain Qualifiers

. Except with respect to Sections 3.9 and 4.4, for purposes of determining (a) the existence of any inaccuracy in any representation or the breach of any representation or warranty made by the Sellers in this Agreement or any of the Other Agreements and (b) the amount of Losses arising out of or relating to any such inaccuracy or breach, then, with respect to clauses (a) and (b), any and all references to “Material Adverse Effect,” “material,” “materially” or other materiality qualification (or correlative or similar terms or phrases contained in such representation or warranty the inclusion of which would limit or potentially limit a claim by any Indemnified Party hereunder), including as expressed in accounting concepts, shall be disregarded (as if such word(s) or phrase(s), as applicable, were deleted from such representation or warranty).

i.	11.7 Limitation on Indemnification

.

a.

The Sellers shall not be liable hereunder to the Buyer Indemnified Parties pursuant to Section 11.3(a), except to the extent that the Losses incurred by the Buyer Indemnified Parties with respect to all matters for which indemnification is to be provided under Section 11.3(a) exceed $1,000,000 (the “Basket Amount”). If and when such Basket Amount is met, then the Sellers will be liable under Section 11.3(a) for all such Losses in excess of the Basket Amount up to the Cap. The limitations set forth in this Section 11.7(a) shall not apply to Losses by reason of, resulting from or arising out of, any breach of a Fundamental Representation and Warranty.

b.

Subject to Section 11.1, in no event shall the aggregate liability of any Seller under Section 11.3(a) exceed $12,750,000 (other than with respect to a claim for breach of a Fundamental Representation and Warranty, which shall have an aggregate Loss limitation equal to the Purchase Price) (the “Cap”).

c.	Losses and its limitations are set forth in the definition of “Losses”.

d.

Notwithstanding anything to the contrary contained in this Agreement, no Buyer Indemnified Party shall have any right to indemnification for any Losses to the extent such Losses were taken into account in the calculation of the Closing Date Indebtedness, Seller Transaction Expenses, Net Working Capital or Actual Specified Keg Inventory Value and such Losses caused the Purchase Price to be less than it otherwise would have been so as to avoid duplication or “double counting” of the same Losses.

i.	11.8 Insurance and Indemnity Proceeds and Tax Benefit

.

a.

The Indemnified Party shall use its commercially reasonable efforts to recover under third party insurance. Specifically, the amount of Losses for which indemnification shall be available pursuant to this Article XI shall be reduced by (a) any insurance proceeds actually received from a third-party insurer by an Indemnified Party or its Affiliates in connection with the matter giving rise to such Losses (net of the amount of costs and expenses (including reasonable attorneys’ fees, costs and expenses) of recovery or collection thereof and any applicable deductibles, retentions or similar costs or payments or increased premiums) and (b) any indemnity or contribution amounts actually received from third-parties by an Indemnified Party or its Affiliates in connection with the matter giving rise to such Losses (net of any applicable costs and expenses (including reasonable attorneys’ fees) of recovery or collection thereof) (such net recoveries under clauses (a) and (b), “Net Recoveries”). If an Indemnified Party or any of its Affiliates actually receives a Net Recovery with respect to any Losses after an Indemnifying Party has actually made a payment to such Indemnified Party or its Affiliates with respect to such Losses, such Indemnified Party shall promptly pay over to the Indemnifying Party that amount, if any, that such Indemnifying Party would not have been required to pay to such Indemnified Party or its Affiliate if such Net Recovery had been received prior to such payment by the Indemnifying Party, provided that the Indemnified Party shall not be obligated to pay over any such amount in excess of the amount of the indemnity payment hereunder to the Indemnified Party with respect to such claim. Notwithstanding anything to the contrary contained herein, in no event shall any Indemnified Party be required to (i) engage counsel or file suit in connection with any claim under any insurance policies or third-party indemnity, contribution or other similar agreements or (ii) make any claim against any material customer, material supplier or other material business relationship or their respective Affiliates. For the avoidance of doubt, the Indemnified Parties shall be entitled to seek indemnification under this Article II concurrently with seeking any Net Recovery.

b.

Payments by an Indemnifying Party pursuant to Section 11.3, Section 11.4, or Section 11.5 in respect of any Loss shall be reduced by an amount equal to any reduction in cash Taxes by an Acquired Company as a result of such Loss by the Indemnified Party in the tax year in which such Loss was incurred.

i.	11.9 Exclusion of Other Remedies

. The Parties agree that, following the Closing, except as set forth in Section 2.2 (including enforcing the determination of the Independent Accountant), Section 8.1 and Exhibit A in connection with the Sellers’ indemnification obligation related to certain Permitted Liens, the indemnification or reimbursement obligations of the Parties set forth in this Article XI shall be the sole and exclusive remedy of the Parties with respect to any breaches or inaccuracies or alleged breaches or inaccuracies of any representations, warranties, covenants or agreements set forth in this Agreement.

i.	11.10 No Right of Contribution

. Notwithstanding anything to the contrary herein, each Seller hereby agrees, on behalf of itself and its Affiliates, including its equityholders, that such Seller will not make any claim for indemnification against (and hereby irrevocably waives any claim with respect to advancement, indemnification, contribution or other recovery of any kind (in any capacity whatsoever) from) any Acquired Company, the Acquired Businesses or any of their respective Affiliates (whether under this Article XI or the Organizational Documents of any Acquired Company or otherwise) and will not otherwise be entitled to enforce provisions of this Article XI or the Organizational Documents of any Acquired Company, by reason of the fact that any of such Persons was an equityholder, partner, member, director, manager, officer, employee or agent of any Acquired Company or the Acquired Businesses or was serving at the request of any Acquired Company or the Acquired Businesses as a partner, trustee, manager, officer, employee, or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement or otherwise) with respect to any Proceeding brought by any Buyer Indemnified Party against such Seller (whether such Proceeding is pursuant to this Agreement, applicable Law or otherwise) or with respect to any other matter that constitutes a breach by such Person of any representations, warranties, covenants or agreements set forth in this Agreement or any of the other agreements contemplated hereby or any matter for which a Buyer Indemnified Party is entitled to seek indemnification under this Agreement or any of the other agreements contemplated hereby.

i.	11.11 No Waiver

. Notwithstanding anything expressed or implied herein to the contrary, the provisions in this Article XI (including Section 11.7(a), Section 11.7(b), and Section 11.9) do not (a) waive, limit or affect any claims based on or arising out of Fraud (and the limitations on indemnification in this Agreement shall not apply to any such claims), or (b) waive, limit or affect any equitable remedies to which any Party may be entitled as a matter of Law.

i.	11.12 Tax Treatment of Payments

. All indemnification payments made pursuant to this Agreement shall be treated by the Buyer, the Sellers, and their respective Affiliates, to the extent permitted by applicable Law, as an adjustment to the Purchase Price for income Tax purposes.

li.	XII MISCELLANEOUS
i.	12.1 Notices, Consents, etc

. Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) when sent, if sent by e-mail (provided that such sent e-mail is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s e-mail server that such e-mail could not be delivered to such recipient); or (ii) when delivered, if sent by overnight courier service, in each case, properly addressed to the party to receive the same. The addresses and/or e-mail addresses for such notices, consents, waivers, or other communications are as follows:

If to the Sellers and/or to the Sellers’ Representative, to:

Anheuser-Busch, LLC

One Busch Place, 7th Floor

Saint Louis, Missouri
Attention: [***]
E-mail: [***]

with a copy to (which shall not constitute notice):

Spencer Fane, LLP
1 North Brentwood Boulevard

Saint Louis, Missouri
Attention: [***]
E-mail: [***]

If to Parent or the Buyer, to:

Tilray Brands, Inc.

655 Madison Avenue

New York, New York 10065

Attention: [***]

E-mail: [***]

with a copy to (which shall not constitute notice):

Greenberg Traurig, LLP

One Vanderbilt Avenue

New York, New York 10017

Attention: [***]

E-mail: [***]

Greenberg Traurig, LLP

77 West Wacker Drive, Suite 3100

Chicago, IL 60601

Attention: [***]

E-mail: [***]

A Party may change such address and/or e-mail address by delivering written notice thereof to the other Parties at least five (5) days prior to the effectiveness of such change. Written confirmation of receipt provided by an overnight courier service shall be rebuttable evidence of delivery by an overnight courier service in accordance with clause (ii) above. A copy of the e-mail transmission containing the time, date, and recipient e-mail address shall be rebuttable evidence of receipt by e-mail in accordance with clause (i) above.

i.	12.2 Severability

. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

i.	12.3 Successors; Assignment

. This Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties hereto and their respective successors and permitted assigns, but will not be assignable or delegable by any Seller without the prior written consent of the Buyer or by the Buyer without the prior written consent of the Sellers’ Representative; provided, however, nothing in this Agreement shall or is intended to limit the ability of the Buyer to assign its rights or delegate its responsibilities, liabilities and obligations under this Agreement, in whole or in part, without the consent of the Sellers’ Representative or any Seller to (a) any Affiliate of Parent or the Buyer, (b) any direct or indirect purchaser of all or substantially all of the assets of the Acquired Companies or the Purchased Assets, or (c) any lender (or their agent) to Parent, the Buyer and/or any Acquired Company as security for borrowings. Any attempted assignment in violation of this Section 12.3 shall be void ab initio.

i.	12.4 Counterparts; Electronic Signatures

. This Agreement may be executed simultaneously in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement, any and all agreements and instruments executed and delivered in accordance herewith, along with any amendments hereto or thereto, to the extent signed and delivered by means of E-mail, a facsimile machine or other means of electronic transmission, shall be treated in all manner and respects and for all purposes as an original signature, agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

i.	12.5 Expenses

. Except as otherwise expressly contemplated by this Agreement, each Party shall bear its own expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby, provided that the fees, costs and expenses incurred by or on behalf of the Buyer and its Affiliates and their Representatives shall be paid or reimbursed by the Acquired Companies (it being expressly understood and agreed that none of such fees, costs or expenses incurred by or on behalf of the Buyer, any of their Affiliates or any of their Representatives shall constitute Seller Transaction Expenses, Closing Date Indebtedness or otherwise reduce the Purchase Price and in no event shall any Seller be liable for any such expenses of the Buyer or its Affiliates).

i.	12.6 Governing Law

. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation, inducement to enter and/or performance of this Agreement (whether related to breach of contract, tortious conduct or otherwise and whether now existing or hereafter arising) shall be governed by, the internal Laws of the State of Delaware, without giving effect to any Law that would cause the Laws of any jurisdiction other than the State of Delaware to be applied.

i.	12.7 Table of Contents and Headings

. The table of contents and section headings of this Agreement are included for reference purposes only and shall not affect the construction or interpretation of any of the provisions of this Agreement.

i.	12.8 Entire Agreement

. This Agreement, the Recitals, the Schedules and the Exhibits attached hereto and the Other Agreements (once executed), all of which shall be deemed incorporated in this Agreement and made a part hereof, along with that certain Confidentiality Agreement, by and between Tilray Brands, Inc. and Anheuser-Busch, LLC, dated October 15, 2021 (the “Confidentiality Agreement”), constitute the entire agreement of the Parties relating to the subject matter hereof and thereof and supersede all prior and contemporaneous discussions, agreements or understandings between the Parties with respect to such subject matter.

i.	12.9 Amendment; Waiver

. This Agreement shall not be amended, modified, or waived in any manner except by an agreement in writing duly executed and delivered by each of Parent, the Buyer and the Sellers’ Representative. No failure or delay of any Party to exercise any right or remedy given to such Party under this Agreement or otherwise available to such Party, or to insist upon strict compliance by any other Party with his, her or its obligations hereunder, no single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, and no custom or practice of the Parties in variance with the terms hereof, shall constitute a waiver of any Party’s right to demand exact compliance with the terms hereof. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party. Any written waiver shall be limited to those items specifically waived therein and shall not be deemed to waive any future breaches or violations or other non-specified breaches or violations unless, and to the extent, expressly set forth therein.

i.	12.10 Third Parties

. This Agreement shall inure exclusively to the benefit of and be binding upon the Parties, any Releasee with respect to the provisions of Section 7.5, the directors and officers in accordance with Section 8.9, any Person entitled to indemnification under Article XI with respect to the provisions therein, any Non-Recourse Party with respect to the provisions of Section 12.20, and their respective successors, permitted assigns, executors and legal representatives. Except for the directors and officers in accordance with Section 8.9, nothing in this Agreement, express or implied, is intended to confer on any Person (other than the Parties or their respective successors and permitted assigns, any Releasee with respect to the provisions of Section 7.5, any Person entitled to indemnification under Article XI with respect to the provisions therein, and any Non-Recourse Party with respect to the provisions of Section 12.20) any rights, remedies, obligations or Liabilities under or by reason of this Agreement.

i.	12.11 Disclosure Generally

. All Schedules attached hereto are incorporated herein and expressly made a part of this Agreement as though completely set forth herein. All references to this Agreement herein or in any of the Schedules shall be deemed to refer to this entire Agreement, including all Schedules. The information disclosed on any particular Schedule shall be deemed to relate to and to qualify the particular representation or warranty set forth in the corresponding section in the Agreement and any other representation or warranty to the extent the applicability of such disclosure to such other representation and warranty is reasonably apparent on its face.

i.	12.12 Interpretive Matters

. Unless the context otherwise requires, (a) words in the singular or plural include the singular and plural, and pronouns stated in either the masculine, feminine or neuter gender shall include the masculine, feminine and neuter, (b) the term “including” shall mean “including without limitation” (i.e., by way of example and not by way of limitation), (c) all references to statutes and related regulations shall include all amendments of the same and any successor or replacement statutes and regulations, (d) references to “hereof”, “herein”, “hereby” and similar terms shall refer to this entire Agreement (including the Schedules and Exhibits hereto) (e) references to “records” shall refer to all information that is inscribed on a tangible medium or that is stored in an electronic or other medium and is retrievable in perceivable form, (f) “or” is used in the inclusive sense of “and/or,” and (g) whenever this Agreement refers to a number of days, such number shall refer to calendar days, unless such reference is specifically to “Business Days”. For purposes of Article III, Article IV, and Article V, information shall be deemed to have been “delivered” or “made available” to the Buyer only if such information was posted to the electronic data room maintained by Datasite in a manner accessible and reviewable by the Buyer at least two (2) days prior to the date hereof. The Parties agree that any drafts of this Agreement or any Other Agreement prior to the final fully executed drafts shall not be used for purposes of interpreting any provision of this Agreement or any Other Agreement, and each of the Parties agrees that no Party or any other Person shall make any claim, assert any defense or otherwise take any position inconsistent with the foregoing in connection with any dispute or Proceeding among any of the foregoing or for any other purpose.

i.	12.13 Construction

. Each of the Parties acknowledges that it has been represented by independent counsel of its choice throughout all negotiations that have preceded the execution of this Agreement and the Other Agreements and that it has executed the same with consent and upon the advice of said independent counsel. The Parties have participated jointly in the negotiation and drafting of this Agreement and the Other Agreements. In the event an ambiguity or question of intent or interpretation arises, this Agreement and each Other Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise, or rule of strict construction applied, favoring, or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement or any Other Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement or any Other Agreement against the Party that drafted it is of no application and is hereby expressly waived by the Parties hereto. The Recitals are part of this Agreement.

i.	12.14 Submission to Jurisdiction

. EACH PARTY AGREES THAT ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY SHALL BE BROUGHT EXCLUSIVELY IN THE DELAWARE COURT OF CHANCERY IN NEW CASTLE COUNTY, OR IN THE EVENT (BUT ONLY IN THE EVENT) THAT SUCH COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION OVER SUCH PROCEEDING, THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE, AND EACH OF THE PARTIES HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS FOR ITSELF AND WITH RESPECT TO ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, FOR THE PURPOSE OF ANY SUCH PROCEEDING. A FINAL JUDGMENT IN ANY SUCH PROCEEDING MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH PARTY AGREES NOT TO COMMENCE ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY EXCEPT IN THE COURTS DESCRIBED ABOVE (OTHER THAN ACTIONS IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE ANY JUDGMENT, DECREE OR AWARD RENDERED BY ANY SUCH COURT IN DELAWARE AS DESCRIBED ABOVE), IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY SUCH COURT, AND HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM OR DOES NOT HAVE JURISDICTION OVER ANY PARTY. THE AFOREMENTIONED CHOICE OF VENUE IS INTENDED BY THE PARTIES TO BE MANDATORY AND NOT PERMISSIVE IN NATURE, THEREBY PRECLUDING THE POSSIBILITY OF LITIGATION BETWEEN THE PARTIES WITH RESPECT TO OR ARISING OUT OF THIS AGREEMENT, ANY OTHER DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY IN ANY JURISDICTION OTHER THAN THOSE SPECIFIED IN THIS SECTION 12.14. EACH PARTY FURTHER AGREES THAT SERVICE OF SUMMONS AND COMPLAINT OR ANY OTHER PROCESS THAT MIGHT BE SERVED IN ANY ACTION OR PROCEEDING MAY BE MADE ON SUCH PARTY BY SENDING OR DELIVERING A COPY OF THE SUMMONS, COMPLAINT OR OTHER PROCESS TO THE PARTY TO BE SERVED AT THE ADDRESS OF THE PARTY (OR IN THE CASE OF ANY SELLER THE SELLERS’ REPRESENTATIVE’S ADDRESS) AND IN THE MANNER PROVIDED FOR THE GIVING OF NOTICES IN SECTION 12.1. NOTHING IN THIS SECTION, HOWEVER, SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

i.	12.15 Waiver of Jury Trial

. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, STATUTE OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF. EACH PARTY FURTHER WAIVES ANY RIGHT TO SEEK TO CONSOLIDATE ANY PROCEEDING IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER PROCEEDING IN WHICH A JURY TRIAL CANNOT OR HAS NOT BEEN WAIVED. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED OR WARRANTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12.15 AND SECTION 12.14.

i.	12.16 Specific Performance

.

a.

The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the Parties shall be entitled to enforce specifically the provisions of this Agreement, including obtaining an injunction or injunctions to prevent breaches or threatened breaches of this Agreement, in any court designated to resolve disputes concerning this Agreement (or, if such court lacks subject matter jurisdiction, in any appropriate state or federal court), this being in addition to any other remedy to which such Party is entitled at Law or in equity. Each Party further agrees not to assert and waives (a) any defense in any action for specific performance that a remedy at Law would be adequate and (b) any requirement under any Law to post security or provide indemnity as a prerequisite to obtaining equitable relief.

b.

Notwithstanding any requirement to terminate this Agreement prior to receiving payment of the Buyer Termination Fee or Seller Termination Fee, each of the Parties hereto acknowledges and agrees that in no event shall any Party hereto be entitled to receive both (i) a grant of specific performance to cause the consummation of the transactions contemplated by this Agreement and the Other Agreements and (ii) the payment of the Buyer Termination Fee (or any portion thereof) or Seller Termination Fee (or any portion thereof), as applicable.

i.	12.17 Press Releases and Communications

. No Party shall make any public announcement or filing with respect to the transactions provided for herein without the prior written consent of the Buyer and the Sellers’ Representative, unless otherwise required by Law. Any press release or other announcement or notice regarding the transactions contemplated by this Agreement shall be a joint press release mutually agreed to in writing by the Buyer and the Sellers’ Representative. Each Party acknowledges and agrees that the terms of this Agreement (including the Purchase Price), shall be kept confidential and not be divulged to any Person other than those that have a need to know such information in order to complete the transactions contemplated herein, without the Buyer’s and the Sellers’ Representative’s consent.

i.	12.18 Sellers’ Representative

.

a.

Each Seller hereby irrevocably constitutes and appoints AB, LLC as such Seller’s representative, attorney-in-fact and agent, with full power of substitution to do any and all things and execute any and all documents which may be necessary, convenient or appropriate to facilitate the consummation of the transactions contemplated hereby and the exercise of all rights and the performance of all obligations hereunder, including: (i) receiving payments under or pursuant to this Agreement and disbursements thereof to the Sellers, as contemplated by this Agreement; (ii) receiving and forwarding of notices and communications pursuant to this Agreement and accepting service of process; (iii) giving or agreeing to, on behalf of all the Sellers or any Seller, any and all consents, waivers and amendments deemed by the Sellers’ Representative, in its reasonable and good faith discretion, to be necessary or appropriate under this Agreement and the execution or delivery of any documents that may be necessary or appropriate in connection therewith; and (iv) with respect to any indemnification claims and all other matters arising under this Agreement, (A) disputing or refraining from disputing, on behalf of each Seller relative to any amounts to be received by Sellers under this Agreement or any agreements contemplated hereby, or any claim made by the Buyer under this Agreement, (B) negotiating and compromising, on behalf of each Seller, any dispute that may arise under, and exercise or refrain from exercising any remedies available under, this Agreement and (C) executing, on behalf of each Seller, any settlement agreement, release or other document with respect to such dispute or remedy, except in each case with respect to a dispute between any Seller on the one hand and the Sellers’ Representative on the other hand, provided that, in each case, the Sellers’ Representative shall not take any action adverse to any Seller unless such action is also taken proportionately with respect to the others.

b.

Each Seller hereby agrees that: (i) in all matters in which action by the Sellers’ Representative is required or permitted, the Sellers’ Representative is authorized to act on behalf of such Seller, notwithstanding any dispute or disagreement among the Sellers, and any Buyer Indemnified Party shall be entitled to rely on any and all actions taken by the Sellers’ Representative under this Agreement without any liability to, or obligation to inquire of, any Seller, notwithstanding any knowledge on the part of any Buyer Indemnified Party of any such dispute or disagreement; (ii) all decisions, actions, consents and instructions by the Sellers’ Representative shall be binding upon all of the Sellers, and no Seller shall have the right to object to, dissent from, protest or otherwise contest any such decision, action, consent or instruction; (iii) notice to the Sellers’ Representative, delivered in the manner provided in Section 12.1, shall be deemed to be notice to each Seller for the purposes of this Agreement; (iv) the appointment of the Sellers’ Representative is coupled with an interest and shall be irrevocable by such Seller in any manner or for any reason; and (v) in the event that the person or entity serving as the Sellers’ Representative files for bankruptcy protection or otherwise becomes unable to serve as a representative of the Sellers, ABC, LLC, shall be the Sellers’ Representative.

c.

Each Seller hereby acknowledges and agrees that no Buyer Indemnified Party shall have any Liability to any Seller Indemnified Party with respect to, and the Sellers jointly and severally shall indemnify all each Buyer Indemnified Party against, and agree to hold each Buyer Indemnified Party harmless from, any and all Losses incurred by such Buyer Indemnified Parties arising out of any breach of this Section 12.18 by the Sellers’ Representative or by any Seller, or the designation, appointment or actions of the Sellers’ Representative pursuant to the provisions hereof, including with respect to any (i) failure by the Sellers’ Representative to deliver funds received by the Sellers’ Representative on behalf of the Sellers or any other actions taken by the Sellers’ Representative and (ii) reliance by any Buyer Indemnified Party on, and actions taken by any Buyer Indemnified Party in reliance on, the instructions of, notice given by or any other action taken or omitted by the Sellers’ Representative.

i.	12.19 Reserved

.

i.	12.20 No Recourse

. Notwithstanding any provision of this Agreement, the Parties agree on their own behalf and on behalf of their respective Subsidiaries and Affiliates that no Non-Recourse Party of a party to this Agreement shall have any liability relating to this Agreement or any of the transactions contemplated herein except to the extent agreed to in writing by such Non-Recourse Party or in the case of Fraud based on the representations and warranties contained in this Agreement or the Other Agreements. This paragraph shall be enforceable by the applicable Non-Recourse Parties and the same are intended third party beneficiaries of this paragraph.

i.	12.21 Certain Agreements and Acknowledgements

. Each Seller understands, acknowledges and agrees that (i) the representations, warranties, covenants, agreements and undertakings of the Buyer set forth in this Agreement and the Other Agreements are the sole and exclusive representations, warranties, covenants, agreements and undertakings of the Buyer relating to or made in connection with the transactions contemplated by this Agreement and the Other Agreements, (ii) the Buyer does not make, and has not made, any promises, representations, warranties, covenants, agreements or undertakings, express or implied, in connection with the transactions contemplated by this Agreement or the Other Agreements (other than those expressly set forth in this Agreement and the Other Agreements) and no Seller has entered into this Agreement or the Other Agreements to which it is a party or consummated the transactions contemplated hereby and thereby in reliance on, and each Seller hereby expressly disclaims, any promise, representation, warranty, covenant, agreement or undertaking not expressly contained in this Agreement or the Other Agreements, (iii) any cost estimates, projections or other productions, any data, any financial information or any memoranda or presentations are not and shall not be deemed to be or to include representations or warranties, except to the extent otherwise expressly covered by the representations and warranties of the Buyer hereunder, and (iv) no Person has been authorized by the Buyer to make any promises, representations, warranties, covenants, agreements or undertakings relating to the Buyer, Parent or any of their respective Subsidiaries, the businesses of Buyer, Parent or any of their respective its Subsidiaries or otherwise in connection with the transactions contemplated by this Agreement or the Other Agreements (other than those expressly set forth in this Agreement and the Other Agreements) and, if made, none of such representations, warranties, covenants, agreements or undertakings were relied upon by any Seller and all of them are hereby expressly disclaimed.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

PARENT:

TILRAY BRANDS, INC.

By:
Name:
Title:

BUYER:

TILRAY BEVERAGES, LLC

By:
Name:
Title:

ABC:

ANHEUSER-BUSCH COMPANIES, LLC

By:       ______________

Name:  ______________

Title:    ______________

CRAFT USA:

CRAFT USA HOLDINGS, LLC

By:       ______________

Name:  ______________

Title:    ______________

CBA:

CRAFT BREW ALLIANCE, INC.

By:       ______________

Name:  ______________

Title:    ______________

AB, LLC:

ANHEUSER-BUSCH, LLC

By:       ______________

Name:  ______________

Title:    ______________

SELLERS’ REPRESENTATIVE:

ANHEUSER-BUSCH, LLC

By:       ______________

Name:  ______________

Title:    ______________

EXHIBIT A

DEFINITIONS

The following terms have the meanings specified in this Exhibit A:

“Accounting Principles” means the principles expressly set forth on Exhibit G.

“Acquired Businesses” means the business engaged in by the Asset Seller in respect of the CBA Brands and any presently contemplated expansions or extensions thereof (including brewing, processing, and otherwise making and packaging beer, hard seltzer, energy seltzer, hard cider, ready-to-drink and other beverages (collectively, “Beverages”), marketing, producing, selling and delivering Beverages to distributors, and selling Beverages directly to consumers), and/or the provision of related products, services and solutions.

“Acquired Companies” means, collectively, Hi-Ball, Inc., a Delaware corporation, Breckenridge Holdings Company, a Colorado corporation, Breckenridge Wynkoop 2, LLC, a Colorado limited liability company, BBI Acquisition Company, a Colorado corporation, Breckenridge Brewery, LLC, a Colorado limited liability company, Blue Point Brewing Company, Inc., a New York corporation, 10 Barrel Brewing, LLC, an Oregon limited liability company, and 10 Barrel Brewing Idaho, LLC, an Idaho limited liability company, and “Acquired Company” means each of such entities individually.

“Acquisition Proposal” means any offer or proposal for, or indication of interest in, a merger, consolidation, stock exchange, business combination, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving any of the Acquired Companies or any of the Acquired Businesses, any direct or indirect acquisition or purchase of all or a substantial portion of the assets of the Acquired Companies or Acquired Businesses, taken as a whole, or all or substantial part of the Equity Interests of the Acquired Companies or Asset Seller, other than the transactions contemplated by this Agreement.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with such Person. The term “control” means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. The terms “controlled,” “controlling” and “under common control with” have meanings correlative thereto.

“Alcohol Beverage Authorities” means any Governmental Authority responsible for, or involved in, the regulation of the manufacturing, distillation, distribution, sale and/or marketing of alcohol beverages in any justification (including United States Alcohol and Tobacco Tax and Trade Bureau (the “TTB”), as well as any federal, state, local, municipal, provincial, foreign or other Governmental Authority that regulates the manufacturing, distillation, distribution, sale and/or marketing of alcohol beverages).

“Alcohol Laws” means the Laws, regulations, statutes, ordinances, industry circulars, rules, orders, Consents, Permits, writs, injunctions, and judgments enacted, adopted, or promulgated by an Alcohol Beverage Authority in any applicable jurisdiction or jurisdictions in which any Acquired Company or Acquired Business conducts or proposes to conduct business.

“Basis” means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that could reasonably likely form the basis for any specified consequence.

“Business Day” means any day other than a Saturday, Sunday, or other day on which the banks in New York, New York are permitted or required by applicable Law to close.

“Buyer Indemnified Parties” means Parent, the Buyer, the Acquired Companies, and the Buyer’s other Affiliates and each of their respective equity holders, officers, directors, managers, employees, attorneys, accountants, consultants, financial advisors, and other agents.

“Buyer Taxes” means (a) any Taxes imposed on the Buyer or any of its Affiliates for any Taxable period and (b) any Taxes imposed with respect to the Purchased Assets for any Taxable period.

“Calculation Time” means 11:59:59 p.m. (Eastern Time), on the day immediately prior to the Closing Date.

“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act.

“Closing Date Indebtedness” means the Indebtedness of the Acquired Companies and the Asset Seller with respect to the Acquired Businesses as of immediately prior to the Closing.

“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Products” means any and all Acquired Company Products and any Asset Seller Products but excluding any and all products and services that currently are manufactured, distilled, brewed, produced, marketed, offered, sold, licensed, provided or distributed by or on behalf of any Excluded Brand.

“Consent” means any approval, consent, ratification, waiver, Order, notice or other authorization.

“Contract” means any contract, agreement, note, guarantee, mortgage, indenture, lease, deed of trust, license, plan, instrument or other contract or legally binding arrangement or commitment, in any case whether written or oral.

“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions or mutations thereof or related or associated epidemics, pandemic, or disease outbreaks.

“Data Protection Law” means all applicable Laws, regulations, directives or binding guidance, as amended, consolidated, re-enacted or replaced from time to time, contractual obligations, self-regulatory standards and written policies, notices and terms of use of an Acquired Company or an Asset Seller with respect to any Acquired Business that are related to privacy, security, data breach notification, consumer protection, data protection or Processing of Personal Data (including Laws of jurisdictions where Personal Data was collected), including, but not limited to, the Federal Trade Commission Act, The Controlling the Assault of Non-Solicited Pornography And Marketing Act of 2003 (CAN-SPAM Act), California Consumer Privacy Act (CCPA), the Telephone Consumer Protection Act (TCPA), the Telemarketing and Consumer Fraud and Abuse Prevention Act, Children’s Online Privacy Protection Act, the Computer Fraud and Abuse Act, the Gramm Leach Bliley Act, the Electronic Communications Privacy Act, the Fair Credit Reporting Act, the Fair and Accurate Credit Transaction Act, the EU General Data Protection Regulation (GDPR), Federal Data Protection Act of 19 June 1992 (Switzerland), the GDPR as amended and incorporated into UK Law under the UK European Union (Withdrawal) Act 2018 (UK GDPR) and Data Protection Act 2018, and EU or EU Member state Laws, U.S. state data security Laws, U.S. state unfair or deceptive trade practices Laws, U.S. state biometric privacy acts, U.S. state social security number protection Laws, U.S. state data breach notification Laws, the rules, regulations, bylaws, standards, policies, and procedures of payment card associations, including with respect to the processing of payment card information, the Payment Card Industry Data Security Standards and the Payment Application Data Security Standards, and any Laws concerning requirements for website and mobile application privacy policies and practices, data or web scraping, cybersecurity disclosures in public filings, call or electronic monitoring or recording or any outbound communications (including, outbound calling and text messaging, telemarketing, and email marketing).

“Environmental, Health and Safety Requirements” means Laws, Permits and contractual obligations concerning public health and safety, worker health and safety, pollution, or protection or restoration of the environment or natural resources, including those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control or cleanup of any hazardous materials, substances, or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation.

“Equity Interests” means (a) any partnership interests, (b) any membership or limited liability company interests or units, (c) any shares of capital stock, (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distribution of assets of, the issuing entity, (e) any subscriptions, calls, warrants, options, or commitments of any kind or character relating to, or entitling any Person or entity to purchase or otherwise acquire membership or limited liability company interests or units, capital stock, or any other equity securities, (f) any securities convertible into or exercisable or exchangeable for partnership interests, membership or limited liability company interests or units, capital stock, or any other equity securities, or (g) any other interest classified as an equity security of a Person.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Excluded Brands” means all brands and related intellectual property of the Sellers and Seller Affiliates other than the Acquired Company Brands and the CBA Brands.

“Facility” means any real property, leaseholds or other interest in real property related to any of the Acquired Companies or any Acquired Business, all real property owned by the Sellers with respect to the Acquired Businesses or the Acquired Companies or associated with any of the foregoing, and all buildings, structures, fixtures and other improvements thereon (including, the facilities located at 2424 North Interstate Avenue, Portland, OR 97227, 2519 North Mississippi Avenue, Portland, OR 97227, 2428 North Mississippi Avenue, Portland, OR 97227, 921-955 North Russell Street, Portland, OR 97227).

“Fraud” means common law fraud under Delaware law.

“Fundamental Representations and Warranties” is defined in Section 11.1.

“GAAP” means United States generally accepted accounting principles, as in effect from time to time, consistently applied.

“General Enforceability Exceptions” means those exceptions to enforceability due to applicable bankruptcy, insolvency, reorganization, moratorium, or other similar Laws affecting the enforcement of creditors’ rights generally, and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

“Gift Card Liability” means outstanding liabilities for gift cards issued by and for redemption at Acquired Business and Acquired Company brewpubs.

“Governmental Authority” means the United States, any state, provincial, county, municipal, regional, territorial, aboriginal, city, local or foreign government, or any instrumentality, division, subdivision, court, tribunal, arbitrator, commission, bureau, board, official, body, department, agency, or authority of any thereof or any other similar body or organization exercising governmental or quasi-governmental power or authority.

“Indebtedness” means, with respect to any of the Acquired Companies or any of the Acquired Businesses, without duplication, the sum of (i) all obligations with respect to indebtedness for borrowed money, (ii) all obligations evidenced by bonds, notes, debentures, or other similar instruments or debt securities, (iii) all obligations under currency swap, interest rate hedge, or other hedging agreements or arrangements, (iv) all obligations under any drawn letters of credit or under performance bonds, bankers’ acceptances, surety bonds, or similar arrangements designed to ensure a creditor against loss, (v) all obligations for the deferred purchase price of assets, property, or services (excluding trade payables and other current liabilities incurred in the ordinary course of business to the extent included in Net Working Capital), (vi) all obligations with respect to deferred purchase price liabilities related to past acquisitions of any Acquired Company or the Asset Seller with respect to the Acquired Businesses, (vii) all earn out obligations with respect to business acquisitions by any Acquired Company or the Asset Seller with respect to the Acquired Businesses prior to the Closing, (viii) commissions and other discretionary amounts payable to any employees, officers, directors, consultants, advisors, or independent contractors with respect to performance periods ended prior to the Closing Date or in progress as of the Closing Date (with the amount for any performance bonus period in progress as of the Closing Date pro rated based on the number of calendar days that have elapsed such performance period prior to the Closing), (ix) all obligations under (A) severance arrangements related to the termination of any employee on or prior to the Closing Date, (B) all retention bonus and long-term incentive compensation arrangements in effect at the time of the Closing or any time prior thereto, including any that are not earned or payable until after the Closing Date, or (C) deferred compensation arrangement or agreement that are in effect at the time of the Closing or any time prior thereto (but disregarding any such arrangements or agreements implemented at the direction of the Buyer at the time of, or at, the Closing), (x) any amounts payable or to be payable as of the Closing for “withdrawal liability” to a “multiemployer plan” (as such terms are defined under ERISA), (xi) all obligations related to gift cards, loyalty programs and the like, (xii) liabilities arising from cash/book overdrafts (but only to the extent not taken into account in Net Working Capital), (xiii) vendor advances, (xiv) any liability with respect to the factoring and discounting of accounts receivable, (xv) any liability under a conditional sale or other title retention agreement, (xvi) any deferred rent liability, (xvii) an amount equal to all customer deposits and all obligations with respect to deferred revenue determined in accordance with GAAP, (xviii) any “applicable employment taxes” (as defined in Section 2302 of the CARES Act) unpaid as of the Closing Date that would have been due on or before the Closing Date but for Section 2302(a)(1) of the CARES Act and any portion of an employee’s share of Social Security taxes which has been deferred pursuant to IRS Notice 2020-65 for any employee whose employment terminated for any reason prior to the time such deferred Social Security tax has been paid in full as required by IRS Notice 2020-65, (xix) all guarantees by an Acquired Company of any third party in respect of any of the foregoing, (xx) interest, premiums, prepayment penalties or costs, fees and expenses payable as a result of the prepayment of any of the foregoing, (xxi) the aggregate amount, which shall not be less than zero, of all unpaid Taxes with respect to any Pre-Closing Tax Period (which shall be determined (A) in a manner consistent with the past practice of Sellers and the Acquired Companies (as applicable) to the extent such practices are permitted by applicable Law, (B) by taking into account, for the avoidance of doubt, any deductions or credits for any Seller Transaction Expenses or otherwise arising out of or in connection with the transactions contemplated by this Agreement to the extent that such deductions are credits are at least “more likely than not” allocable to the Pre-Closing Tax Period, and (C) without regard to any Tax refunds or overpayments of Tax), (xxii) all accrued but unused vacation, sick pay and other paid time off (as applicable) as of the Closing Date for employees of the Acquired Companies, (xxiii) the employer portion of any Taxes and retirement plan contributions payable with respect to any items of Indebtedness, and (xxiv) all Seller Transaction Expenses, provided, notwithstanding anything to the contrary contained herein, Indebtedness shall not include: (i) items included in the determination of the Net Working Capital, (ii) all obligations under leases that are treated as capital leases under the Acquired Companies’ Balance Sheets, the Acquired Companies’ Latest Balance Sheets, and Acquired Businesses’ Latest Balance Sheet, and (iii) Gift Card Liability.

“Intellectual Property” means all of the following in any jurisdiction throughout the world: (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, designs, shapes, configurations, slogans, trade names, corporate names, Internet domain names, and rights in telephone numbers, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, moral rights and other rights in any work of authorship, compilation or derivative work and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, methods, recipes, formulas, compositions, manufacturing and production processes and techniques, technical and other data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) Software (including Source Code, executable code, data, databases, and related documentation), (g) all advertising and promotional materials, (h) all other proprietary and intellectual property rights, (i) all copies and tangible embodiments of any of the foregoing (in whatever form or medium), (j) the exclusive right to display, perform, reproduce, make, use, sell, distribute, import, export and create derivative works or improvements based on any of the foregoing and (k) all income, royalties, damages and payments related to any of the foregoing (including damages and payments for past, present or future infringements, misappropriations or other conflicts with any intellectual property), and the right to sue and recover for past, present or future infringements, misappropriations or other conflict with any intellectual property.

“Intellectual Property Assets” means, with respect to the Company Products, all of the following: (a) all trademarks, trade dress, logos, marketing slogans, trade names, and Internet domain names and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (b) all copyrightable works, all copyrights, moral rights and other rights in any work of authorship, compilation or derivative work and all applications, registrations, and renewals in connection therewith, (c) all trade secrets, recipes, proprietary and intellectual property rights, and (d) the right to sue and recover for past, present or future infringements and misappropriations thereof.

“Inventory” means (i) all inventory located at the Facility, (ii) all inventory at any Acquired Company facility (including finished products and goods, raw materials, work in process, packaging materials and all other materials or supplies held for use or, to the extent previously purchased, in transit to an Acquired Company facility to be used for the production of finished goods) and finished goods of an Acquired Company held at any A-B, LLC macro brewing facility or in transit to or at (to the extent not purchased by a wholesaler) a distribution center, and (iii) all Shock Top finished goods inventory held at any A-B, LLC macro brewing facility or in transit to or at (to the extent not purchased by a wholesaler) a distribution center. For purposes of calculating the Estimated Purchase Price pursuant to Section 1.6 and the Purchase Price Adjustment Amount, if any, pursuant to Section 2.2, “Inventory” shall not include the Specified Keg Inventory.

“Knowledge of Sellers”, “Sellers’ Knowledge”, “Equity Sellers’ Knowledge”, “Asset Seller’s Knowledge”, or any other similar knowledge qualification, means the actual knowledge of those persons listed on Schedule A-1 of the Disclosure Schedules with respect to the applicable party after due inquiry.

“Law” means the common law of any state, province, territory or other jurisdiction, or any provision of any foreign, federal, state, provincial or local law, statute, code, rule, regulation, Order, certification standard, accreditation standard, Permit, judgment, regulatory code of practice, statutory guidance, injunction, decree or other decision of any court or other tribunal or Governmental Authority (including, for the avoidance of doubt, any Data Protection Law).

“Liability” means any liability or obligation of whatever kind or nature (whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, due or to become due), including any liability for Taxes.

“Lien” means any mortgage, pledge, hypothecation, hypothec, right of others, claim, security interest, encumbrance, lease, sublease, license, occupancy agreement, adverse claim or interest, easement, covenant, encroachment, burden, title defect, title retention agreement, voting trust agreement, proxy, interest, equity, option, lien, preemptive right, right of first offer or refusal, charge or other restrictions or limitations of any nature whatsoever, other than restrictions on the offer and sale of securities under federal, state or provincial securities Laws.

“Loss” or “Losses” means any and all losses, damages, Liabilities, obligations, deficiencies, demands, claims, suits, actions, causes of action, awards, judgments, settlements, assessments, awards, Taxes, fines, penalties, interest, costs, expenses and/or fees, including reasonable attorneys’, accountants’ and other experts’ fees and expenses but shall not include: (i) lost profits, (ii) consequential damages unless resulting from (A) a breach of a Fundamental Representation and Warranty or (B) resulting from or arising out of a matter indemnifiable under Section 11.3(e) and/or Section 11.3(g), in each of (A) and (B), where such Losses are reasonably foreseeable on the date of hereof, and (ii) punitive or exemplary losses, other those punitive or exemplary losses in connection with indemnifying a party from third party claims which seek punitive or exemplary losses provided that, notwithstanding anything expressed or implied herein to the contrary, the provisions in this definition of Loss do not waive, limit or affect any claims based on or arising out of Fraud.

“Material Adverse Effect” means any event, occurrence, fact, condition or change that, individually or in the aggregate, is materially adverse to (a) the business, results of operations, financial condition or assets of the Acquired Companies and Acquired Businesses, taken as a whole, or (b) the ability of Sellers to consummate the transactions contemplated hereby; provided, however, that “Material Adverse Effect” shall not include any event, occurrence, fact, condition or change arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the Sellers or the industries in which the Acquired Companies and Acquired Businesses operate; (iii) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (iv) any action required by this Agreement or any action taken (or omitted to be taken) at the written request of Buyer; (v) any changes in applicable Laws or the enforcement, implementation or interpretation thereof; (vi) the announcement, pendency or completion of the transactions contemplated by this Agreement, including losses or threatened losses of employees, customers, suppliers, distributors or others having relationships with Acquired Companies and Acquired Businesses; (vii) any natural or man-made disaster or acts of God; and (viii) any epidemics, pandemics, disease outbreaks, or other public health emergencies, except, in the case of the foregoing clauses (iii), (v) and (vii), to the extent such event, occurrence, fact, condition or change referred to therein has or would reasonably be expected to have a materially disproportionate impact on the Acquired Companies and the Acquired Businesses, taken as a whole, as compared to other companies in the industries in which the Acquired Companies and Acquired Businesses operate; (ix) any failure by the Acquired Companies or Acquired Businesses to meet any internal or published projections, forecasts or revenue or earnings predictions (provided, any event, occurrence, fact, condition or change underlying such failure may be taken into account if not otherwise excluded under the other subclauses of this definition); or (x) any change in business operations related to Seller’s influencer marketing.

“Net Working Capital” means an amount equal to the excess of (a) all current assets of the Acquired Companies and the Acquired Businesses set forth on Exhibit H over (b) all current liabilities of the Acquired Companies and the Acquired Businesses (excluding Indebtedness (and all items in such definition), Seller Transaction Expenses (and all items in such definition), and any Tax liabilities) set forth on Exhibit H, in each case determined as of the Calculation Time and in accordance with the applicable definitions contained herein and the Accounting Principles consistently applied as were used in the determination of the current assets or current liabilities, as applicable, in the preparation of the Acquired Companies’ Latest Balance Sheet and the Acquired Businesses’ Latest Balance Sheet, and in accordance with the methodology set forth on Exhibit H. The calculation of Net Working Capital shall be in the same format as the illustrative calculation of Net Working Capital attached hereto as Exhibit H.

“Non-Recourse Party” means, with respect to a Party to this Agreement, any of such party’s former, current and future direct or indirect equity holders, controlling Persons, directors, officers, employees, agents, representatives, Affiliates, financing sources, members, managers, general or limited partners or assignees (or any former, current or future equity holder, controlling Person, director, officer, employee, agent, representative, Affiliate, member, manager, general or limited partner, or assignee of any of the foregoing), it being expressly understood that no Person who is a party to this Agreement shall be or constitute a Non-Recourse Party.

“Order” means any order, judgment, ruling, injunction, award, stipulation, assessment, decree, or writ, whether preliminary or final, of any Governmental Authority.

“Organizational Documents” means (a) with respect to a corporation, the certificate or articles of incorporation and bylaws; (b) with respect to a limited liability company, the articles (or certificate) of formation and limited liability company agreement (or operating agreement) or other similar agreement; (c) with respect to any trust, any trust instrument or similar document adopted or in connection with the creation, formation or organization of such trust; (d) with respect to any other entity, any charter or similar document adopted or filed in connection with the creation, formation or organization of such entity; and (e) any amendment to any of the foregoing.

“Other Agreements” means each agreement, document, certificate, and instrument being both executed and delivered pursuant to Article IX.

“Permits” means any licenses, permits, certificates, certifications, privileges, immunities, notifications, exemptions, classifications, registrations, easements, franchises, approvals, authorizations, orders, and other similar rights (or any waivers of the foregoing) issued by any Governmental Authority or private accrediting agency, and all pending applications therefor or renewals thereof.

“Permitted Lien” means (a) Liens for Taxes not delinquent, (b) customary title exceptions, provided that no such item described in this clause (b) materially impairs the current use, occupancy or marketability of title of the property subject thereto, (c) statutory landlord’s, mechanic’s or other similar Liens arising or incurred in the ordinary course of business and for amounts which are not delinquent and which are set forth on the face of the Acquired Companies’ Latest Balance Sheet or the Acquired Businesses’ Latest Balance Sheet (as applicable), or (d) recorded easements, rights of way, zoning ordinances, covenants and other restrictions of record, provided that no such item described in this clause (d) materially impairs the current use, occupancy or marketability of title of the property subject thereto, and (e) those liens set forth on Schedule A-2, provided all Liens set forth on Schedule A-2 that can be satisfied by payment of monies shall be Permitted Liens if Sellers can either: (x) demonstrate to Buyer prior to the Closing the applicable Liens have no application with evidence reasonably acceptable to the Buyer in form and substance or (y) satisfy such Liens, each on or prior the Closing Date, provided further, such failure to satisfy subpart (x) or (y) on or prior to the Closing Date shall result in an obligation of Sellers to indemnify, defend and hold harmless each of the Buyer Indemnified Parties, from and against, and to promptly pay or reimburse each Buyer Indemnified Party for, any and all Losses suffered, sustained or incurred by any Buyer Indemnified Party by reason of, resulting from or arising out of any such Lien, provided further and notwithstanding the foregoing, Buyer may not terminate this Agreement unless such failure creates a Material Adverse Effect.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated association, corporation, limited liability company, entity, or Governmental Authority, in each case including such Person’s successors and permitted assigns (or, in the case of a Governmental Authority, Persons succeeding to the relevant function of such Governmental Authority).

“Personal Data” means any data or information relating to an identified or identifiable natural individual or household, including, but not limited to, name, home address, telephone number, fax number, job titles, employee identification numbers, email address, social security number or other government identification number (including state identification number, tax identification number, driver’s license number, or passport number), geolocation and location information, biometric data, medical or health information, birthdates, financial information (including bank account, credit card and debit card information), cookie identifiers associated with registration information, or any other browser- or device-specific number or identifier not controllable by the end user, and web or mobile browsing or usage information that is linked to the foregoing MAC addresses, IP addresses, unique device identifiers, serial numbers, Unique Identifier Headers (UDIH), serial numbers, account or authentication credentials, passwords, and any other data or information that is otherwise considered personally identifiable information personal information, or a similar term under Data Protection Law.

“Plans” means (a) all employee benefit plans as defined in Section 3(3) of ERISA; (b) all other pension, retirement, group insurance, severance pay, deferred compensation, excess or supplemental benefit, vacation, stock, stock option, equity-based compensation, phantom stock, fringe benefit and incentive plans, Contracts, schemes, programs, funds, commitments, or arrangements of any kind; and (c) all other plans, Contracts, schemes, programs, funds, commitments, or arrangements providing money, services, property, or other benefits, whether written or oral, formal or informal, qualified or nonqualified, funded or unfunded, and including any that have been frozen or terminated, in each case including any related Contract and in each case (i) which are sponsored, maintained or contributed to by any Acquired Company or with respect to which any Acquired Company may otherwise have any Liability or (ii) which pertain to any Representative or individual independent contractor or former Representative or individual independent contractor of any Acquired Company, any Seller with respect to the Acquired Businesses or any of their respective dependents or beneficiaries, and (x) to which any Acquired Company, the Asset Seller or any Affiliate of any Acquired Company or the Asset Seller is or has been a party or by which any of them is or has been bound, (y) which any Acquired Company, the Asset Seller or any Affiliate of any Acquired Company or the Asset Seller sponsors, maintains and/or contributes to, or (z) to which any Acquired Company, the Asset Seller or any Affiliate of any Acquired Company or the Asset Seller may otherwise have any Liability.

“Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and the portion through the end of the Closing Date for any Straddle Period (as determined in accordance with Section 8.1(b)).

“Pre-Closing Taxes” shall mean (a) all Taxes (or the non-payment thereof) of each Acquired Company for any Pre-Closing Tax Period (including, for the avoidance of doubt, any clawback or recapture of any Tax benefit conferred by a Taxing Authority for a Pre-Closing Tax Period resulting from any action or inaction by any of the Sellers or any of the Acquired Companies prior to the Closing or the failure of the Sellers and the Acquired Companies to obtain the consent of any such Taxing Authority with respect to the transactions contemplated by this Agreement but excluding any such clawback or recapture that (i) results solely from any action taken by the Buyer after the Closing, or (ii) directly results from either (A) Buyer communicating to the applicable Governmental Authority that Buyer plans to reduce the workforce at the applicable Blue Point facility in a significant manner or (B) Buyer reduces the workforce at the applicable Blue Point facility below the minimum threshold required to maintain the applicable tax credits and benefits), (b) any and all Taxes of any member of an affiliated, consolidated, combined, or unitary group of which any member of the Acquired Company (or any predecessor of the foregoing) is or was a member on or prior to the Closing Date, including pursuant to Treasury Regulation Section 1.1502-6 (or any analogous or similar state, local, or non-U.S. law or regulation), and (c) any and all Taxes of any Person (other than an Acquired Company) imposed on any Acquired Company as a transferee or successor, by contract or pursuant to any law, rule or regulation, which Taxes relate to an event or transaction occurring before the Closing.

“Proceeding” means any suit, action, cause of action, litigation, hearing, inquiry, examination, demand, proceeding, controversy, complaint, appeal, notice of violation, citation, summons, subpoena, arbitration, mediation, dispute, claim, allegation, investigation, or audit of any nature whether civil, criminal, quasi criminal, indictment, administrative, regulatory, or otherwise and whether at Law or in equity.

“Process”, “Processed” or “Processing” means any operation or set of operations which is performed on Personal Data or on sets of Personal Data, whether or not by automated means, such as the receipt, access, acquisition, collection, recording, organization, compilation, structuring, storage, adaptation or alteration, retrieval, consultation, use, disclosure by transfer, transmission, dissemination or otherwise making available, alignment or combination, restriction, disposal, erasure or destruction of such Personal Data, or sets of Personal Data.

“Purchase Price Adjustment Amount” means the amount by which the Purchase Price as finally determined pursuant to Section 2.2 is greater or less than the Estimated Purchase Price.

“Representative” means, with respect to any Person, any director, officer, principal, attorney, employee, agent, consultant, accountant, financial advisor, or any other Person acting in a representative capacity for such Person.

“Securities Act” means the Securities Act of 1933, as amended.

“Seller Group Taxes” shall mean any and all Taxes payable by or with respect to any affiliated, consolidated, combined, or unitary group of which any Seller, or any Affiliate of any Seller (other than any Acquired Company), is or was a member on or prior to the Closing Date.

“Seller Indemnified Parties” means the Sellers and each of their respective Representatives, successors and permitted assigns.

“Seller Taxes” means (a) any Taxes imposed on the Asset Seller for any Taxable period, (b) any Taxes imposed with respect to the Purchased Assets for any Tax period (or thereof) ending on or prior to the Closing Date, (c) any Taxes imposed on the Buyer or any of its Affiliates as a transferee of, or successor to, the Asset Seller, and (d) any Transfer Taxes.

“Seller Transaction Expenses” means (a) all of the fees, costs and expenses incurred by or on behalf of any Seller, any Acquired Company or the Acquired Businesses in connection with the transactions contemplated by this Agreement or any Other Agreement or any transaction or series of transactions similar to such transactions (including all fees, costs and expenses payable to attorneys, financial advisors, accountants, consultants or other advisors, and all obligations under any engagement letter or other agreement or understanding with any investment banker or broker), (b) all payments by any Seller, any Acquired Company or the Acquired Businesses to obtain any third party consent required under any Contract in connection with the consummation of the transactions contemplated by this Agreement or any Other Agreement, (c) all change in control payments, transaction bonuses, stay bonuses, severance payments or other payments payable to any current or former Representative or independent contractor of any Acquired Company or the Acquired Businesses in connection with the transactions contemplated by this Agreement and (d) the employer portion of payroll Taxes and retirement plan contributions relating to the amounts described in clause (c) and any other taxable compensation resulting from the transactions contemplated by this Agreement (including the vesting of any restricted stock and the exercise or cash-out of any stock options).

“Significant Issue” means, any event, change, development, effect, condition, circumstance, matter, occurrence or state of facts (each, an “Event”) that, individually or in the aggregate with all other Events, results, or could reasonably be likely to result, in Losses or Liabilities in excess of $5,000,000, individually, or $10,000,000 in the aggregate.

“Software” means third-party licensed firmware embedded in and specific to the function of the machinery, equipment, fixtures, trade fixtures, IT equipment, and tools, (including Source Code, executable code, data, databases, user interfaces and related documentation).

“Source Code” means human-readable computer software and code, in a form other than Object Code form or machine-readable form, including related programmer comments and annotations, help text, data and data structures, object-oriented and other code, which may be printed out or displayed in human-readable form; and, for purposes of this Source Code definition, “Object Code” means computer software code, substantially or entirely in binary form, which is intended to be directly executable by a computer after suitable processing and linking, but without the intervening steps of compilation or assembly.

“Straddle Period” means any taxable period that includes the Closing Date and ends after the Closing Date.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association, or other business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof or (b) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof and for this purpose, a Person or Persons owns a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity’s gains or losses or otherwise control the managing director, managing member, general partner or other managing Person of such limited liability company, partnership, association, or other business entity; and the term “Subsidiary” shall include all Subsidiaries of such Subsidiary.

“Target Net Working Capital” means $25,000,000.

“Tax” or “Taxes” means any U.S. federal, state, provincial, local, or foreign taxes, assessments, charges, duties, fees, levies or other governmental charges of any kind whatsoever in the nature of a tax (whether payable directly or by withholding and whether or not requiring the filing of a Tax Return), including any income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital gain, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, unclaimed property, escheat, value-added, goods and services, alternative or add-on minimum, or estimated taxes, and including any interest, penalty, or addition thereto.

“Tax Returns” means any return, declaration, report, claim for refund, or information return or statement or other document relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Taxing Authority” means any Governmental Authority having jurisdiction over the assessment, determination, collection, or other imposition of any Taxes.

“Treasury Regulation” means the regulations of the U.S. Department of the Treasury promulgated under the Code, as such Treasury Regulations may be amended from time to time. Any reference herein to a particular Treasury Regulation means, where appropriate, the corresponding successor provision.

“Wholesalers” means each distributor of the Company Products who distributes the Company Products by appointment pursuant to the Master Distribution Agreement.

“Wholesaler Agreements” means those agreements in place at Closing between Sellers (or its Affiliates) and Wholesalers for the sale and distribution of Company Products.